Exhibit 10.2

Execution Version
Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

AMENDED AND RESTATED ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

between

VENTURE GLOBAL PLAQUEMINES LNG, LLC
as Owner

and

KZJV LLC
as Contractor

Dated as of April 7, 2025

RELATING TO PHASE 2 OF THE LNG EXPORT AND LIQUEFACTION FACILITY
TO BE LOCATED ON THE WEST BANK OF THE MISSISSIPPI RIVER, NEAR RIVER MILE MARKER 55, IN PLAQUEMINES PARISH, LOUISIANA

TABLE OF CONTENTS
Page
2.    AGREEMENT; EXHIBITS; CONFLICTS.    22
2.1    LANGUAGE OF AGREEMENT.    22
2.2    PRECEDENCE OF AGREEMENT.    22
2.3    INTERPRETATION.    23
2.4    NEGOTIATION AND DOCUMENTATION OF THIS AGREEMENT.    24
3.    GENERAL PROVISIONS.    25
3.1    WORK TO BE PERFORMED.    25
3.2    GENERAL OVERSIGHT AND ACCESS.    26
3.3    JOB SITE CONDITIONS.    26
3.4    OWNER NOT RESPONSIBLE FOR ACTS OF CONTRACTOR; CONTRACTOR NOT RESPONSIBLE FOR OWNER SCOPE OF WORK.    27
3.5    EFFECT OF AND TIME FOR OWNER REVIEW OF DOCUMENTS.    27
3.6    CLAIMS UPON FAILURE OF MATERIAL.    28
3.7    RESPONSIBILITIES OF OWNER.    28
3.8    RESPONSIBILITIES OF CONTRACTOR.    30
3.9    SPARE PARTS.    38
3.10    PROCUREMENT.    39
4.    COMMENCEMENT OF THE WORK.    39
4.1    NOTICE TO PROCEED.    39
4.2    LIMITED NOTICES TO PROCEED.    40
5.    PERSONNEL AND QUALIFICATIONS.    40
5.1    GENERAL.    40
5.2    KEY PERSONNEL.    41
6.    PRICE AND PAYMENT.    41
6.1    TARGET PRICE.    41
6.2    NOT USED.    42
6.3    PAYMENT.    42
6.4    ENCUMBRANCES.    45
6.5    DEFICIENT REQUESTS FOR PAYMENT.    46
6.6    OWNER PAYMENT OBLIGATIONS.    46
6.7    FINAL PAYMENT.    46
i

6.8    OWNER’S RIGHT TO WITHHOLD PAYMENT.    47
6.9    RELEASE OF LIABILITY.    48
7.    NOT USED.    48
8.    NOT USED.    48
9.    PERFORMANCE SECURITY.    48
9.1    TYPES OF PERFORMANCE SECURITY.    48
9.2    PERFORMANCE AND PAYMENT BONDS.    48
9.3    CONTRACTOR GUARANTEES.    49
10.    QUALITY CONTROL AND INSPECTION.    50
10.1    QUALITY MANAGEMENT PLAN.    50
10.2    DEFECTS AND DEFICIENCIES.    50
10.3    INSPECTION RIGHTS.    51
10.4    THIRD PARTY INSPECTION.    52
10.5    EFFECT OF WAIVER OF INSPECTION RIGHTS.    52
11.    HEALTH, SAFETY, SECURITY AND ENVIRONMENT    52
11.1    COMPLIANCE.    52
11.2    HSSE PROGRAM.    52
11.3    SAFEGUARDS.    53
11.4    HSSE INCIDENTS.    53
12.    CHANGES IN THE WORK.    54
12.1    GENERAL.    54
12.2    CHANGE ORDER PROCESS.    56
12.3    DISPUTED CHANGES.    57
12.4    CHANGES DUE TO UNKNOWN SUBSURFACE CONDITIONS.    57
12.5    INFORMATION REQUESTS.    58
13.    PROJECT SCHEDULE AND MONTHLY PROGRESS REPORTS.    58
13.1    GENERAL.    58
13.2    PROJECT SCHEDULE.    58
13.3    MONTHLY PROGRESS REPORTS.    59

14.    TRAINING.    59
15.    TESTING.    60
15.1    FACTORY TESTS.    60
15.2    DEMONSTRATION TESTING.    60
15.3    PERFORMANCE TESTING.    60
15.4    CORRECTION OF PERFORMANCE DEFECTS OR DEFICIENCIES.    62
16.    TIME FOR PERFORMANCE AND SCHEDULE.    63
16.1    TIME FOR COMPLETION.    63
16.2    FAILURE TO MITIGATE.    64
16.3    RECOVERY AND ACCELERATION OF WORK.    64
17.    SUSPENSION OR REJECTION OF THE WORK.    65
17.1    GENERAL.    65
17.2    COMPENSATION TO CONTRACTOR FOR SUSPENSION.    65
17.3    REJECTION OF WORK.    66
17.4    CORRECTION OF WORK OR MATERIAL.    66
17.5    FAILURE TO CORRECT MATERIAL.    66
17.6    OTHER MATERIAL OR WORK DAMAGED.    67
18.    LNG PRODUCTION SYSTEM COMPLETION.    67
18.1    LNG PRODUCTION SYSTEM MECHANICAL COMPLETION.    67
18.2    LNG PRODUCTION SYSTEM RFSU.    68
18.3    LNG PRODUCTION SYSTEM SUBSTANTIAL COMPLETION.    69
19.    FACILITY COMPLETION.    69
19.1    FACILITY MECHANICAL COMPLETION.    69
19.2    FACILITY SUBSTANTIAL COMPLETION.    70
19.3    READY FOR SHIP LOADING.    71
19.4    FINAL COMPLETION.    72
19.5    PUNCH LIST ITEMS.    73
20.    WARRANTY FOR DEFECTS.    73
20.1    IN GENERAL.    73
20.2    SPECIFIC WARRANTIES.    74
20.3    NOTICE OF DEFECTS OR DEFICIENCIES.    75
20.4    EXTENSION OF WARRANTY PERIOD.    75

20.5    FAILURE TO REMEDY DEFECTS.    76
20.6    REMOVAL AND OWNERSHIP OF DEFECTIVE WORK.    76
20.7    FURTHER TESTS.    76
20.8    RIGHT OF ACCESS.    76
20.9    SUBCONTRACTOR AND AGENT FOR CONTRACTOR WARRANTIES.    77
20.10    NO IMPLIED WARRANTIES.    77
20.11    REPAIRS AND TESTING BY OWNER.    77
20.12    SURVIVAL OF WARRANTIES.    78
21.    LIABILITY.    78
21.1    TOTAL LIABILITY CAP.    78
21.2    NO CONSEQUENTIAL DAMAGES.    79
21.3    JOINT AND SEVERAL LIABILITY.    79
22.    PERFORMANCE TESTS.    79
22.1    PERFORMANCE TESTS.    79
23.    SUBCONTRACTORS.    80
23.2    CONTRACTOR RESPONSIBLE FOR WORK.    81
23.3    ASSIGNMENT.    81
23.4    AGENT FOR CONTRACTS WORK.    81
24.    LABOR RELATIONS.    82
24.1    GENERAL MANAGEMENT OF EMPLOYEES.    82
24.2    WAGES AND CONDITIONS.    82
24.3    VIOLATIONS.    82
24.4    DISPUTES.    82
24.5    STATUTORY EMPLOYER.    83
24.6    LOCAL LABOR.    83
24.7    COMMUNITY IMPACTS.    83
25.    TITLE AND RISK OF LOSS.    84
25.1    TRANSFER OF TITLE.    84
25.2    RISK OF LOSS.    84
25.3    PROTECTION OF OWNER.    84
26.    INSURANCE.    85
26.1    IN GENERAL.    85
26.2    POLICIES TO BE OBTAINED BY CONTRACTOR.    86
26.3    POLICIES TO BE OBTAINED BY OWNER.    90

27.    CONFIDENTIAL TREATMENT OF PROPRIETARY INFORMATION; RELIANCE ON INFORMATION.    92
27.1    CONFIDENTIAL TREATMENT.    92
27.2    RELIANCE ON INFORMATION.    94
28.    REPRESENTATIONS AND WARRANTIES.    94
28.1    OWNER REPRESENTATIONS AND WARRANTIES.    94
28.2    CONTRACTOR REPRESENTATIONS AND WARRANTIES.    95
29.    INTELLECTUAL PROPERTY AND LICENSES.    97
29.1    OWNERSHIP.    97
29.2    LICENSES.    97
29.3    DATA.    98
30.    INDEMNIFICATION.    98
30.1    CONTRACTOR INDEMNITY.    98
30.2    OWNER INDEMNITY.    100
30.3    ACTIONS BY EMPLOYEES.    100
30.4    NOTICE AND DEFENSE.    101
30.5    REMEDIES NOT EXCLUSIVE.    101
30.6    TAX EFFECT OF INDEMNIFICATION.    101
31.    EVENTS OF DEFAULT; REMEDIES.    102
31.1    CONTRACTOR EVENTS OF DEFAULT.    102
31.2    REMEDIES.    104
31.3    DAMAGES.    105
31.4    OWNER REMEDIES.    105
31.5    OWNER DEFAULT.    105
31.6    OBLIGATIONS UPON TERMINATION.    106
32.    TERMINATION FOR CONVENIENCE.    107
32.1    GENERAL.    107
32.2    CLAIMS FOR PAYMENT FOLLOWING TERMINATION FOR CONVENIENCE.    108
33.    FORCE MAJEURE.    108
33.1    EXTENSION OF TIME FOR FORCE MAJEURE EVENT.    108
33.2    CONTRACTOR’S RESPONSIBILITY.    108
33.3    CONTINUING RESPONSIBILITY OF CONTRACTOR.    109
33.4    PERFORMANCE NOT EXCUSED.    109
v

34.    DUTIES AND TAXES.    109
34.1    ALLOCATION OF RESPONSIBILITIES.    109
34.2    LOUISIANA TAX AND INCENTIVES PROVISIONS.    109
35.    BINDING AGREEMENT; ASSIGNMENT.    110
35.1    BY OWNER.    110
35.2    BY CONTRACTOR.    110
36.    DISPUTES.    110
36.1    DISPUTE RESOLUTION.    110
36.2    CONTINUATION OF WORK DURING DISPUTE.    112
37.    INDEPENDENT CONTRACTOR.    112
37.1    GENERAL.    112
37.2    EMPLOYEES.    112
37.3    RESPONSIBILITY FOR SUBCONTRACTORS, ETC.    113
38.    NOTICES AND COMMUNICATIONS.    113
38.1    REQUIREMENTS.    113
38.2    EFFECTIVE TIME.    114
38.3    TECHNICAL COMMUNICATIONS.    114
39.    FINANCING MATTERS.    114
40.    COMPLIANCE WITH LAWS.    115
40.1    ANTI-CORRUPTION.    115
40.2    RECORDS.    116
40.3    EXPORT CONTROLS.    116
40.4    SUBCONTRACTORS; INDEMNIFICATION.    117
41.    MISCELLANEOUS.    117
41.1    FURTHER ASSURANCES AND EXPENSES.    117
41.2    RECORD RETENTION.    117
41.3    NO WAIVER.    118
41.4    SEVERABILITY.    118
41.5    BINDING ON SUCCESSORS.    118
41.6    GOVERNING LAW.    118
41.7    SET-OFF.    119
41.8    AMENDMENT.    119
41.9    HEADINGS FOR CONVENIENCE ONLY.    119

41.10    NONDISCRIMINATION.    119
41.11    COUNTERPART EXECUTION.    119
41.12    THIRD-PARTY BENEFICIARIES.    119
41.13    SURVIVAL OF OBLIGATIONS.    120
41.14    ENTIRE AGREEMENT.    120
41.15    RELATIONSHIP.    120
41.16    LIMITED RECOURSE.    120

Exhibits:

Exhibit A    Scope of Work; Applicable Codes and Standards
Exhibit B    Compensation
Exhibit B-1    Direct Costs and Non-Reimbursable Costs
Exhibit B-2    [Not Used]
Exhibit B-3    Cover Costs Examples
Exhibit B-4    Payment Procedures
Exhibit C    Contractor Rates
Exhibit D    Schedule Milestones
Exhibit E    Project Schedule
Exhibit F    Contract Forms
        Exhibit F-1     Form of Contractor Certificate for Partial Waiver of Liens
    Exhibit F-2     Form of Subcontractor Certificate for Partial Waiver of Liens
    Exhibit F-3     Form of Contractor Certificate for Final Waiver of Liens
    Exhibit F-4     Form of Subcontractor Certificate for Final Waiver of Liens
    Exhibit F-5     Form of Consent and Agreement
Exhibit F-6     Forms of Contractor Guarantee
    Exhibit F-7     Form of Request for Payment
    Exhibit F-8     Form of Limited Notice to Proceed
Exhibit F-9A    Form of Performance Bond
Exhibit F-9B    Form of Payment Bond
    Exhibit F-10     Form of Change Order
    Exhibit F-11     Form of LNG Production System Mechanical Completion
Certificate
    Exhibit F-12    Form of LNG Production System RFSU Certificate
    Exhibit F-13    Form of Notice to Proceed
    Exhibit F-14     Form of Title Insurance Indemnity Undertaking
    Exhibit F-15    Form of Payment Status Affidavit (Contractor)
    Exhibit F-16    Form of Subcontractor’s Payment Status Affidavit
    Exhibit F-17    [Not Used]
    Exhibit F-18    Form of Certificate of Incentive Performance Milestone
Achievement
Exhibit G    Training Requirements
Exhibit H    Schedule of Major Vendors
Exhibit I    Progress Reporting and Progress Meetings
Exhibit J    Document Control and Information Management
Exhibit K    List of Contractor’s Key Personnel
Exhibit L    Permits, Licenses and Government Approvals
Exhibit M    Relied Upon Information
Exhibit N    Owner Supplied Information
Exhibit O    Schedule of Major Subcontractors
Exhibit P    Mechanical Completion, Commissioning, Start-up and Substantial Completion
Exhibit Q    Owner Personnel
Exhibit R    Demonstration Tests and Performance Tests

Exhibit S    LNG Production System Handover Packages
Exhibit T    Requirements for Simultaneous Operation
Exhibit U    Health, Safety, Security and Environment Requirements
Exhibit V    First Fills and Catalysts
Exhibit W    [Not Used]
Exhibit X    [Not Used]
Exhibit Y    Coordination Procedure
Exhibit Z    [Not Used]
Exhibit AA    Incentive Performance Milestones, Incentive Levels and Eligible Positions

2

THIS AMENDED AND RESTATED ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT (this “Agreement”) is made and entered into as of April __, 2025 (the “Restatement Date”) by and between VENTURE GLOBAL PLAQUEMINES LNG, LLC (“Owner”), a limited liability company duly organized and validly existing under the laws of the State of Delaware domiciled in and with its principal place of business located at 1001 19th Street North, Suite 1500, Arlington, VA 22209, and KZJV LLC, a limited liability company duly organized and validly existing under the laws of the State of Texas with its principal place of business at Corporation Trust Center, 1999 Bryan Street, Suite 900, Dallas, Texas 75201 (the “Contractor”).

W I T N E S E T H
WHEREAS, Owner is developing and intends to own and operate natural gas liquefaction facilities, including two phases, an export terminal and LNG storage facilities located on the west bank of the Mississippi River, near river mile marker 55, in Plaquemines Parish, Louisiana, all as more fully described herein and the Exhibits hereto;
WHEREAS, Owner desires to engage Contractor to perform certain design, engineering, procurement, and construction-related services in respect of the second phase, with a nameplate capacity of six decimal seven (6.7) million metric tonnes per annum of LNG (“Phase 2”), all as more fully described herein and in the Exhibits hereto;
WHEREAS, Contractor has (a) been provided and reviewed the conceptual drawings, the Owner Contracts and the other information relating to the Facility (as hereinafter defined) and all other documents relating to the Facility which Contractor and Owner have deemed necessary in connection with this Agreement, (b) inspected the Job Site (as hereinafter defined) and (c) performed or reviewed such other investigations, studies and analyses, which Contractor has determined to be necessary or prudent, in connection with the performance of the Work (as hereinafter defined);
WHEREAS, Contractor has represented that it is experienced and qualified in providing technical assistance, licensing, engineering, procurement, supply, construction management, construction, Pre-Commissioning (as hereinafter defined), Commissioning (as hereinafter defined) and testing services, and that it possesses the requisite expertise and resources to complete the Work to be performed by it;
WHEREAS, Contractor is performing certain construction management work in respect of site preparation activities pursuant to that certain Construction Management Agreement between Owner and Contractor dated as of September 7, 2022;
WHEREAS, Contractor desires to complete the Work for Owner;
WHEREAS, Contractor and Owner were parties to that certain Engineering, Procurement and Construction Agreement dated as of the Effective Date (the “Original Agreement”); and

WHEREAS, Contractor and Owner desire to amend and restate the Original Agreement in its entirety as set forth in this Agreement, in order to reach a mutual understanding and resolution in connection with impacts to the Project Schedule and the execution of the Work.

NOW, THEREFORE, in consideration of the sums to be paid to Contractor by Owner and of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
1.DEFINITIONS.
For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms when capitalized herein (including the Exhibits) shall have the following meanings:
“Abandonment of the Project” means Contractor’s refusal to perform substantially all home office activities and field construction operations in a manner that manifests the intent by Contractor of not completing the Work under this Agreement.
“Affiliate” means, in relation to any Person, any other Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, such Person; or (b) which directly or indirectly beneficially owns or holds fifty percent (50%) or more of any class of voting stock or other equity interests of such Person, or (c) which has fifty percent (50%) or more of any class of voting stock or other equity interests that is directly or indirectly beneficially owned or held by such Person or (d) who either holds a general partnership interest in such Person or such Person holds a general partnership interest in the other Person. For purposes of this definition, the word “controls” means possession, directly or indirectly of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or otherwise. For the avoidance of doubt, each Contractor Guarantor and each JV Member shall be deemed to be an Affiliate of Contractor under this Agreement.
“Agent For Contractor” means any party to an Agent For Contract (other than Owner).
“Agent For Contracts” means:
(a)     the module fabrication and construction agreement(s) to be entered into between Owner and the relevant Agent For Contractor; and
(b)     the module transportation agreement(s) to be entered into between Owner and the relevant Agent For Contractor; and
(c)    the Site Wide Final Grading Agreement between Owner and WT Byler Co., Inc., dated as of December 10, 2021.

“Agent For Contracts Costs” means the amounts payable by Owner pursuant to and in accordance with the Agent For Contracts, excluding any amounts payable thereunder solely as a result of the Gross Negligence or Willful Misconduct of Senior Supervisory Personnel.
“Agent For Contracts Work” means scope of work and other obligations set forth in the Agent For Contracts.
“Agreement” has the meaning set forth in the introductory paragraph hereof, and shall be deemed to include all Exhibits to this Agreement, as each of the foregoing may be amended, modified and supplemented from time to time pursuant to the terms hereof.
“Anti-Corruption Laws” has the meaning set forth in Section 40.1.2.
“Applicable Codes and Standards” means those certain codes, requirements and standards applicable to the Facility, the Job Site, the Work, Contractor and/or any Subcontractors set forth in Exhibit A or in any applicable Law. In the event of an inconsistency or conflict between any of the Applicable Codes and Standards, the more stringent standard as contemplated therein shall govern Contractor’s performance under this Agreement.
“Applicable Reference Date” means an LNG Production System Substantial Completion Reference Date, the Facility Substantial Completion Reference Date or the Final Completion Reference Date, as applicable. For purposes of clarity, an “Applicable Reference Date” is not to be construed as a deadline for completion of performance, but as a reference to the dates stated.
“BH” means Baker Hughes Energy Services LLC, a Delaware limited liability company.
“BH Testing Delay” has the meaning set forth within the definition of Owner Caused Delay.
“Block” means a grouping of two (2) Liquefaction Trains in a Liquefaction Train System.
“BSCFD” means Billion Standard Cubic Foot per Day.
“Btu” or “British Thermal Unit” means the amount of heat required to raise the temperature of one avoirdupois pound of pure water from fifty-nine degrees (59°) Fahrenheit to sixty degrees (60°) Fahrenheit at a pressure of fourteen point six nine six (14.696) pounds per square inch absolute (psia).
“Business Day” means any Day other than a Saturday, Sunday or a legal holiday in the State of New York (solely for the purpose of a payment obligation) or the State of Louisiana (with respect to all other obligations).
“Carrollton Gage” means the gauge for measuring river level height of the Mississippi River located at Mississippi River mile 102.8 near New Orleans, Louisiana and commonly known as the “Carrollton gauge” or “Carrollton gage.”

“Carrollton Gage Delay” means a Government Authority, including the United States Army Corps of Engineers or any applicable levee district, issues a navigation notice, denies, revokes, suspends or modifies a levee permit or a waiver application in respect to a levee permit, or formally takes any other action that has the effect of preventing or adversely impacting navigation, transport, loading, or unloading activity along an applicable stretch or stretches of the Mississippi River or construction activity within a prescribed distance from the Mississippi River levee or berm toe (e.g., subsurface work within 1,500 feet from the Mississippi River levee centerline), in each case due to the river stage exceeding eleven (+11.0) feet National Geodetic Vertical Datum (NGVD) at the Carrollton Gage, which directly and adversely impacts Contractor’s performance of Work at or near the Job Site.
“Certificate of Incentive Performance Milestone Achievement” means the certificate, in substantially the form set forth as Exhibit F-18, to be provided by Contractor confirming in writing that the particular Incentive Performance Milestone has been achieved and explaining how it was achieved.
“Change in Law” means (a) the enactment or issuance of any new Law or Permit applicable to the Facility, the Job Site and/or the Parties, (b) the amendment, alteration, modification or repeal of any existing Law or Permit applicable to the Facility (including any change to Facility noise or emissions limitations), the Job Site and/or the Parties, (c) any authoritative interpretation of any existing Law or Permit applicable to the Facility, the Job Site and/or the Parties, expressed in writing and issued by a Government Authority that is contrary to the existing official interpretation thereof, or (d) or any change in the Applicable Codes and Standards, which in the case of any of (a), (b), (c) or (d) above is enacted or adopted and is imposed and/or comes into effect after the Effective Date, and that must be complied with in order for the Facility to be constructed or operated lawfully; provided, however, that any change in any Law relating to income, capital, net worth or income withholding taxes shall not constitute a Change in Law for purposes hereof.
“Change Order” means a document issued pursuant to Article 12 which authorizes, as applicable, a change in or to (a) the Work or the requirements set forth in Exhibit A, (b) the Demonstration Tests; (c) the Performance Tests (or protocol therefor) or (d) any right, liability or obligation of a Party or any other provision hereof, and is in the form attached hereto as Exhibit F-10.
“Commissioning” means the commissioning activities performed by Contractor with respect to an LNG Production System after LNG Production System Mechanical Completion and Pre-Commissioning for such LNG Production System has occurred, as set forth in Exhibit P and Owner has accepted a Ready for Commissioning Certificate for such LNG Production System in accordance with Exhibit P. Commissioning includes all of the activities that are required to be completed in order to put the equipment and facilities into operation, to dynamically verify functionality of equipment and to ensure that systems, or facilities forming part of a system, are in accordance with specified requirements to bring that system into operation, including specialist flushing and cleaning, chemical and hydraulic cleaning, drying, oxygen freeing nitrogen and helium testing.

“Confidential Information” has the meaning set forth in Section 27.1.
“Consent and Agreement” has the meaning set forth in Article 39.
“Contractor” has the meaning set forth in the introductory paragraph hereof, and includes legal successors and permitted assigns as may be accepted by Owner, in writing, pursuant to the terms of this Agreement.
“Contractor Confidential Information” has the meaning set forth in Section 27.1.2.
“Contractor Guarantee” means the guarantees issued by each of the Contractor Guarantors in the form of Exhibit F-6.
“Contractor Guarantor” means each of (i) KBR, Inc., a Delaware corporation and (ii) Zachry Holdings, Inc., a Delaware corporation, and “Contractor Guarantors” means both of them, collectively.
“Contractor Indemnitee” means Contractor, the Contractor’s Representative, and all Affiliates, officers, directors, employees and agents thereof.
“Contractor Intellectual Property” means all Intellectual Property that is (a) (i) owned by or licensed to Contractor or Contractor’s Affiliates as of the Effective Date or (ii) acquired during the term of this Agreement other than in connection with the Work, (b) disclosed by Contractor hereunder, and (c) necessary for, or used or held for use by Contractor and/or any Subcontractor in connection with the performance, completion, design, construction, installation, operation, maintenance, repair, replacement, modification, alteration or reconstruction of the Work.
“Contractor’s G&A” means, in respect of each month that Contractor is eligible for reimbursement of Direct Costs or is managing Agent For Contractor Work, Contractor’s general and administrative expenses for such month, which shall be a fixed percentage during the term hereof and equal at all times to (i) [***] of the sum of the amount of Direct Costs (other than Tax Costs) that are reimbursable to Contractor and the Agent For Contracts Costs (other than Tax Costs) in respect of such month plus (ii) [***] of the sum of the amount of Tax Costs that are reimbursable to Contractor in respect of such month, all as specifically defined in Exhibit B.
“Contractor’s Margin” means, in respect of each month that Contractor is eligible for reimbursement of Direct Costs or is managing Agent For Contractor Work, Contractor’s profit margin for such month in respect of such Direct Costs, which shall be equal at all times to the sum of the amount of Direct Costs that are reimbursable to Contractor and the Agent For Contracts Costs in respect of such month multiplied by the Margin Percentage.
“Contractor’s Margin Catch-up Payment” means an amount equal to the positive difference between (a) the aggregate amount of Contractor’s Margin that would have been paid to Contractor as of the day immediately preceding the Restatement Date assuming that Contractor’s Margin had, at all times prior to the Restatement Date, been paid in accordance with the current definition of Contractor’s Margin in this Agreement and (b) the aggregate amount of Contractor’s Margin actually paid to Contractor as of the day immediately preceding the Restatement Date.
“Contractor’s Representative” means Contractor’s employee designated by Contractor pursuant to Section 3.8.32.
“Corrective Work” has the meaning set forth in Section 20.1.3.
“Cover Costs” has the meaning set forth in Section 31.3.
“Critical Path” means the longest duration series of interdependent engineering, procurement, construction, Pre-Commissioning, Commissioning and testing activities described in or prepared in accordance with Exhibit E relating to the Work logically connected end to end using critical path method precedence networking techniques agreed to in writing by Owner and Contractor prior to the Notice to Proceed Date, which determines the total duration of the Project Schedule from the commencement of the Work to Facility Substantial Completion or Applicable Reference Date, if different.
“Day” or “day” means a period of twenty-four (24) consecutive hours from 12:00 midnight (Central time), and shall include Saturdays, Sundays and all holidays except that in the event a time period set forth herein expires on a Day that is not a Business Day, such period shall be deemed to expire on the next Business Day thereafter.
“Defects” or “Deficiencies” means any components, tools, Materials, installation (including the installation and integration of Owner Furnished Equipment and Materials by Contractor or its Subcontractors), construction, workmanship or Work (including any Corrective Work) that, in Owner’s reasonable judgment, (a) do not conform to the terms of this Agreement or any Warranty or (b) are not of uniform good quality, or designs which fail to conform to the Applicable Codes and Standards, Owner Standards and all other requirements of this Agreement, including Exhibit A (to the extent designed by Contractor or its Subcontractors), application, manufacture or workmanship, or that contain improper or inferior workmanship. Defects and Deficiencies shall not be deemed to include breakdown or damage caused by (i) Owner’s, its Affiliates’ or Owner Contractors’ negligence or Willful Misconduct, (ii) Owner’s failure to supply Owner Furnished Equipment and Materials, or failure of the Owner Furnished Equipment and Materials to perform in accordance with the requirements of this Agreement and of the applicable Owner Contract pursuant to which such Owner Furnished Equipment and Materials were purchased by Owner, or Owner’s failure to perform the Owner Scope of Work, (iii) Owner’s failure to operate or maintain an LNG Production System or the Facility in accordance with operations and maintenance manuals provided to Owner by Contractor or an Owner Contractor, (iv) any repair, alteration or modification by third parties (unless such third party was an Agent For Contractor or approved by Contractor or was retained by Owner to perform such repair, alteration or modification in accordance with this Agreement where Contractor failed to initiate correction of Work), (v) normal wear and tear, or (vi) any effects of the elements on, or use outside of the design parameters of, an LNG Production System or the Facility, including distortion, corrosion, abrasion, material changes to the operating conditions (such as temperature, pressure, or changes in material product composition).
“Deliverables” means all Drawings and Specifications, records, manuals, programs, registers and written procedures required pursuant to the terms of this Agreement (including Exhibit Y) to operate and maintain the Work for the Facility and training of the Facility’s operation and maintenance personnel via classroom and hands-on sessions pursuant to the terms hereof, excluding Deliverables provided under the Owner Contracts.
“Demonstration Tests” has the meaning set forth in Exhibit R.
“Direct Costs” means the actual, verifiable and documented costs incurred by Contractor with respect to the performance of the Reimbursable Work based upon the labor rates, unit rates and actual out-of-pocket costs and expenses, in each case, as described in more particular detail in Exhibit B-1 and Exhibit C and that are incurred by Contractor in accordance with this Agreement, excluding any Non-Reimbursable Costs.
“Dispute” has the meaning set forth in Section 36.1.1.
“Dollar” and “$” means the lawful currency of the United States of America.
“Drawings and Specifications” means all specifications, calculations, designs, plans, drawings, engineering and analyses, operation and maintenance manuals, original equipment manufacturer manuals, material safety data sheets, operating instructions, system checklists, start-up procedures, Pre-Commissioning, Commissioning procedures and checklists, System Turnover Packages required to be delivered by Contractor hereunder or required to be delivered by an Agent For Contractor under an Agent For Contract, alignment checklists and all other documents of the Work, including the structure and foundation thereof, either (a) described in or attached to this Agreement or any Agent For Contract or (b) prepared or modified by Contractor or any Subcontractor with respect to the Work or any Agent For Contractor with respect to any Agent For Contracts Work, excluding Drawings and Specifications provided under the Owner Contracts.
“EAR” has the meaning set forth in Section 40.3.1.
“Effective Date” means January 10, 2023.
“Eligible Personnel” means Contractor’s or its Affiliate’s personnel assigned to a eligible position identified on Exhibit AA who: (i) is engaged in the performance of the Work at the Job Site on a full-time basis for a period of at least six (6) consecutive months prior to the completion of the relevant Incentive Performance Milestone; (ii) has an Owner-approved PAAF and remains working on the Job Site through the applicable demobilization date, as mutually agreed upon by Owner and Contractor (such agreement to demobilize shall not be unreasonably withheld by Owner); (iii) is employed in good standing (as determined by Contractor) as of the date on which the relevant Incentive Payment is to be paid; (iv) is identified on Contractor’s performance milestone incentive list, as approved by Owner and updated by Contractor on a monthly basis and (v) is not part of part of Contractor’s commissioning staff.
“Environmental Laws” means any Law relating to the regulation or protection of human health, safety, natural resources or the environment or to the remediation, manufacture, generation, production, installation, use, sale, storage, treatment, transportation, Release, threatened Release, exposure to, or disposal of Hazardous Substances.
“Estimated Monthly Amount” has the meaning set forth in Section 6.3.1.
“Export Controls” has the meaning set forth in Section 40.3.1.
“Facility” means (a) the second phase of Owner’s Plaquemines LNG export terminal and liquefaction project, with a nameplate capacity of six decimal seven (6.7) MTPA of LNG, to be located at the Job Site and more specifically described as the fully operational, complete project (including Materials and Owner Furnished Equipment and Materials incorporated therein) to be designed, engineered, procured, constructed, pre-commissioned, tested, delivered and warranted under this Agreement in order to successfully pass the Performance Tests and meet or exceed the requirements set forth in Exhibit A, and consisting of the Liquefaction Train System, the LNG Storage Tanks, the Pre-Treatment System and the marine terminal and including all Materials necessary to safely and efficiently transport and process Feed Gas through each LNG Production System, load and store LNG in the LNG Storage Tanks, transport LNG to, and load LNG on, an LNG Tanker, and otherwise process, transport, store load and unload LNG and Feed Gas, all as more particularly described in Exhibit A together with the supporting improvements and interconnections related thereto, as specifically addressed in the Exhibits hereto, and (b) the Power Plant.
“Facility Mechanical Completion” means the acceptance by Owner of the Facility after satisfaction of the applicable conditions set forth in Exhibit P and Section 19.1.
“Facility Mechanical Completion Date” means the date on which Facility Mechanical Completion occurs in accordance with Section 19.1.
“Facility Performance Tests” has the meaning set forth in Section 15.3.4.
“Facility Substantial Completion” means the completion of the Facility (excluding, for the avoidance of doubt, the Phase 1 Facility) in accordance with and to the extent set forth in Section 19.2.
“Facility Substantial Completion Date” means the date on which Facility Substantial Completion occurs in accordance with Section 19.2.
“Facility Substantial Completion Reference Date” means the date identified on Exhibit D.
“Feed Gas” means natural gas, in gaseous form, which consists of gas transported by natural gas pipelines in the United States of America.

“Feed Gas Interconnection” means the installation of the Materials to the Pipeline Tie Point(s) and all other activities necessary to effect interconnection of the Facility with the civil, mechanical, electrical and control systems of the Gator Express Pipeline.
“Field Services Agreement” means the Field Services Agreement, dated as of May 2, 2022, by and between Owner and BH.
“Final Completion” means the completion of the Facility in accordance with and to the extent set forth in Section 19.4.
“Final Completion Date” means the date on which Final Completion occurs in accordance with Section 19.4.
“Final Completion Reference Date” means the date that is [***] days after the Facility Substantial Completion Date.
“Final Request for Payment” has the meaning set forth in Section 6.7.
“Financial Closing Date” means the closing date for the Financing by the Lenders, at which time all conditions precedent to the drawing of funds thereunder have been satisfied or waived and the initial funds contemplated by the Financing are disbursed to Owner.
“Financing” has the meaning set forth in Article 39.
“Financing Deliverables” has the meaning set forth in Article 39.
“Force Majeure Event” means any act, event or condition that (a) arises after the Restatement Date and (b) has an impact which will actually, demonstrably and adversely affect a Party’s ability to perform its obligations in accordance with this Agreement (excluding obligations to pay money due) or will actually, demonstrably and adversely affect the Critical Path, in each case, to the extent that such act, event or condition (i) is beyond the reasonable control of the Party relying thereon, (ii) is not the result of any unreasonable acts, omissions or delays of the Party relying thereon (or any Third Party over whom such Party has control, including any Subcontractor), (iii) is not an act, event or condition, the risks or consequences of which such Party has expressly agreed to assume hereunder, or (iv) that could not be avoided by the exercise of reasonable precautions, efforts and measures (including planning, scheduling and rescheduling), whether before, after or during such act, event or condition. “Force Majeure Event” includes the following (if the conditions and requirements described above are satisfied): hurricanes, named tropical storms, floods, storm surge, tsunamis, lightning strike, volcanic eruptions, tornados, or other unusually severe conditions; government decreed official state of emergency or other governmental action of a Government Authority; fire, earthquakes and explosions; epidemics (including the epidemic known as COVID-19); contamination by nuclear, chemical, or biological cause; acts of war (whether declared or undeclared), including acts of war/military conflicts arising between the Russian Federation and Ukraine; civil unrest at or in the immediate proximity of the Job Site; accidents of navigation; sabotage or terrorism; and strikes, work stoppages or other labor actions that are not directed solely at Contractor or any

Subcontractor; and Change in Law. Notwithstanding the foregoing, “Force Majeure Event” does not include (i) strikes, work stoppages (or deteriorations), slowdowns or other labor actions directed solely at Contractor or any Subcontractor or any Agent For Contractor solely involving the employees of Contractor or any Subcontractor or any Agent For Contractor, (ii) weather conditions (other than those expressly defined as Force Majeure Events above) which could reasonably be anticipated by experienced professional design and construction contractors familiar with building comparable facilities on the Gulf Coast of the United States of America, (iii) any Job Site Condition or event arising therefrom, (iv) the occurrence of any manpower, craft labor or Materials shortages (unless otherwise caused by a Force Majeure Event), (v) any failure by Contractor or any Agent For Contractor to obtain and/or maintain any Permit it is required to obtain and/or maintain hereunder, (vi) any delay, default or failure (direct or indirect) in obtaining Materials or of any Subcontractor or any other delay, default or failure (financial or otherwise) of a Subcontractor or Agent For Contractor (unless otherwise caused by a Force Majeure Event), (vii) to the extent arising prior to the Effective Date, any economic sanctions, Tax imposed or other trade measures (including, but not limited to, the revocation of permanent normal trade relations or other actions) taken by any country or intergovernmental or supranational organization in respect to the Russian Federation’s or any other aggressor country’s invasion of Ukraine, any economic sanctions, Tax imposed or other trade measures (including, but not limited to, the revocation of permanent normal trade relations or other actions) taken by any country or intergovernmental or supranational organization in respect to the Russian Federation’s or any other aggressor country’s invasion of Ukraine or (viii) changes in market conditions.
“Gator Express Pipeline” means, collectively, the natural gas pipelines interconnected with the Facility, as more specifically described in Exhibit A.
“Geotechnical Reports” means those reports furnished by Owner to Contractor prior to the execution of this Agreement, as further described in Exhibit M.
“Government Authority” means any agency, authority, department, court, tribunal, ministry, legislative body, commission, instrumentality, public person, statutory or legal entity, person (whether autonomous or not), or other subdivisions of any of the above having a regulatory interest in or jurisdiction over any Party, the Job Site, the performance of the Work, or the Facility (or the construction or operation thereof).
“Government Official” has the meaning set forth in Section 40.1.3.
“Gross Negligence” means any act or failure to act by a Person which (i) seriously and substantially deviates from a diligent course of action, and (ii) was in reckless disregard of or with wanton indifference to, harmful consequences such Person knew, or should have known, such act or failure would have had.
“Hazardous Substances” means any element, compound, mixture, solution, particle or substance:

(a)    which is or may become dangerous, harmful or potentially dangerous or harmful to the health and welfare of life, natural resources or the environment, such as, but not limited to, explosives, petroleum products, radioactive, corrosive, flammable, infectious, carcinogenic, or mutagenic materials, hazardous wastes, toxic substances and related materials, and including any substance or material included within the definitions of “hazardous substances,” “hazardous wastes,” “solid wastes,” “hazardous materials,” “chemical substances,” “hazardous pollutants” or “toxic pollutants” in any Law, including any Law relating to the protection of human health, natural resources or the environment;
(b)    the presence or Release of which requires investigation or remediation under any applicable Law;
(c)    which is listed, defined, regulated or forms the basis for liability under any applicable Law relating to the protection of human health, natural resources or the environment; or
(d)    the presence of which on the Job Site causes or threatens to cause a nuisance upon the Job Site or to the adjacent properties or poses or threatens to pose a hazard to the health or safety of Persons on or about the Job Site or on or about the adjacent properties.
“HSSE” has the meaning set forth in Section 11.2.2.
“HSSE Program” has the meaning set forth in Section 11.2.1.
“ICC” means the International Chamber of Commerce.
“Incentive Level” means, with respect to any Eligible Personnel, the numeric incentive level identified opposite such Eligible Personnel’s position on Exhibit AA.
“Incentive Payment” means, with respect to any Eligible Personnel, the amount payable by Owner on the basis of such Eligible Personnel’s Incentive Level upon the completion of an Incentive Performance Milestone.
“Incentive Performance Milestone” means a milestone identified as an Incentive Performance Milestone on Exhibit AA.
“Incentive Performance Milestone Deadline” means, with respect to any Incentive Performance Milestone, the date identified on Exhibit AA as the incentive performance milestone deadline for such Incentive Performance Milestone.
“Indemnified Liens” has the meaning set forth in Section 6.4.1.
“Independent Engineer” means the engineering firm designated by the Lenders to monitor the progress of the Work and conformity of the Work with Owner Standards and the requirements and specifications contained herein.

“Initial Request for Payment” means the first Request for Payment that is issued simultaneously with the Notice to Proceed.
“Initial Site Access Date” means [***].
“Intellectual Property” means all United States and foreign intellectual property, including all (a) inventions (whether or not patentable or reduced to practice), improvements, patents and industrial designs (including utility models, designs, and industrial property) and patent and industrial design applications, and inventions and patent disclosures, together with all renewals, reissues, reexaminations, provisionals, divisionals, revisions, continuations, continuations-in-part, and extensions thereof; (b) works of authorship (whether or not copyrightable), registered and unregistered copyrights, mask works, database rights, and moral rights, together with all applications therefor and renewals thereof; and (c) trade secrets, confidential or proprietary information (including unpublished patent applications, technical data, customer and suppliers lists, pricing and cost information, and business and marketing plans and proposals), technology, know-how, processes, techniques, protocols, specifications, data, compositions, industrial models, architectures, layouts, designs, drawings, plans, ideas, research and development, formulae, algorithms, models, and methodologies.
“Intellectual Property Claim” means any claim, demand, suit or legal action to the extent arising out of or based on any actual or alleged unauthorized disclosure, use or misappropriation of any Intellectual Property, or any actual or alleged infringement or other violation of any right in, to or under, any Intellectual Property of any other Person that: (a) concerns any Materials, Deliverables, Inventions or other services or information provided by Contractor, any of its Affiliates, or any Subcontractor under this Agreement or by any Agent For Contractor under any Agent For Contract; (b) is based upon or arises out of the performance of the Work by Contractor, any of its Affiliates, or any Subcontractor or Agent For Contractor, including the use of any tools or other implements of construction by Contractor, any of its Affiliates, or any Subcontractor or any Agent For Contractor; (c) is based upon or arises out of the completion, design, construction, installation, operation, maintenance, repair, replacement, expansion, modification, alteration or reconstruction of the Facility (or any portion, subsystem or component thereof) by Contractor or any of its respective Affiliates or Subcontractors under this Agreement or by any Agent For Contractor under any Agent For Contract or their use of any Contractor Intellectual Property in connection therewith; or (d) is based upon or arises out of Owner’s exercise of its rights pursuant to and in accordance with Article 29.
“Inventions” has the meaning set forth in Section 29.1.
“Job Site” means the portion of Owner’s real property interests on which the Facility is to be located, plus the laydown areas, rights-of-way, easements and other property rights affixed, connected or associated therewith and such additional areas as may, from time to time, be designated in writing by Owner for Contractor’s use hereunder, as more fully described in Exhibit A.
“Job Site Conditions” has the meaning set forth in Section 3.3.

“JV Agreement” means that certain Limited Liability Company Agreement for KZJV LLC, entered into between the JV Members on March 16, 2021.
“JV Member” means each of Kellogg Brown & Root LLC, a Delaware limited liability company, and Zachry Industrial, Inc., a Texas corporation, and “JV Members” means both of them, collectively.
“Key Personnel” means the employees of Contractor named in Exhibit K.
“Late Payment Rate” means the lesser of (a) two percent (2%) above the per annum Prime Rate reported daily in The Wall Street Journal, or (b) the maximum rate permitted by Law.
“Law” means (a) any applicable statute, law, common law, rule, regulation, code, ordinance, judgment, decree, writ, order or the like of any Government Authority and the official interpretations thereof or (b) any official requirements or conditions on or with respect to the issuance, maintenance or renewal of any applicable Permit issued by any Government Authority including laws related to Taxes, import or export charges (including any tariffs, levies and duties).
“Lenders” means (a) any Person that does or proposes to provide Financing in respect of the Facility and/or the general business and operations of Owner or its Affiliates (including any refinancing thereof), including any export credit agency, funding agency, bondholder, insurance agency, underwriter, investor, commercial lender or similar institution, together with any agent or trustee for such Person and (b) any provider of any hedging arrangement entered into in connection with the arrangements described in clause (a) above, including an interest rate swap transaction or a forward interest rate swap transaction, in each case, together with any agent or trustee for such provider.
“Limited Notice to Proceed” has the meaning set forth in Section 4.2.1.
“Liquefaction Train” means the Mixed Refrigerant compression package, including the cold box, surge vessel and other equipment producing approximately [***] MTPA of LNG at design outlet pressure and ambient design conditions of [***] degrees Fahrenheit and [***] relative humidity, at sea level, as further described in Exhibit A.
“Liquefaction Train System” means the Mixed Refrigerant compression package, including the cold box, surge vessel and other equipment in a configuration of twelve (12) Liquefaction Trains capable of producing an aggregate of approximately [***] MTPA of LNG at design conditions, as further described in Exhibit A and Exhibit R.
“LNG” means liquefied natural gas meeting the requirements described in Exhibit A.
“LNG Production System” means LPS5 or LPS6, as applicable.

“LNG Production System Handover Package” means, with respect to each of LPS5 or LPS6, the equipment, Materials and Owner Furnished Equipment Materials described in Exhibit S.
“LNG Production System Mechanical Completion” means the acceptance by Owner of an LNG Production System after satisfaction of the applicable conditions set forth in Section 18.1 and Exhibit P.
“LNG Production System Mechanical Completion Certificate” means the certificate provided by Contractor in the form of Exhibit F-11 certifying the satisfaction of each of the requirements required to achieve LNG Production System Mechanical Completion in Section 18.1.
“LNG Production System Mechanical Completion Date” means, with respect to an LNG Production System, the date on which LNG Production System Mechanical Completion of such LNG Production System occurs in accordance with Section 18.1.
“LNG Production System RFSU” means, with respect to an LNG Production System, all of the following conditions are satisfied: (a) Contractor has completed all applicable Work in accordance with this Agreement, including Exhibit P, to ensure that such LNG Production System is ready to receive and utilize Feed Gas, (b) Contractor has achieved LNG Production System Mechanical Completion, and (c) Contractor has delivered to Owner an LNG Production System RFSU Certificate, as required in Section 18.2.
“LNG Production System RFSU Certificate” means the certificate provided by Contractor in the form of Exhibit F-12 in advance of the introduction of Feed Gas for Commissioning.
“LNG Production System Substantial Completion” means the completion of an LNG Production System in accordance with and to the extent set forth in Section 18.3.
“LNG Production System Substantial Completion Date” means, with respect to an LNG Production System, the date on which LNG Production System Substantial Completion of such LNG Production System occurs in accordance with Section 18.3.
“LNG Production System Substantial Completion Reference Date” means the LPS5 Substantial Completion Reference Date or the LPS6 Substantial Completion Reference Date, as applicable.
“LNG Storage Tank” means one (1) of the two (2) cryogenic LNG storage tanks designed and field erected in accordance with this Agreement, as more particularly described in Exhibit A.
“LNG Storage Tank Cooldown” has the meaning set forth in Section 18.2.2.
“LNG Tanker” means an ocean-going vessel suitable for the transportation of LNG which conforms to the specifications set forth in Exhibit A.

“Loading Rate Test” has the meaning set forth in Exhibit R.
“Losses” means any and all losses, liabilities, damages, costs, charges, expenses, fines, interest, awards and penalties, which are the result of or arise from any actions, suits, claims, demands, causes of action, litigation, lawsuits, administrative proceedings or administrative investigations.
“LPS5” means the systems and sub-systems comprising a portion of the Facility and including the first [***] Blocks that are collectively identified as such in Exhibit A.
“LPS5 Substantial Completion Date” means the date on which LNG Production System Substantial Completion is achieved for LPS5.
“LPS5 Substantial Completion Reference Date” means the date so identified on Exhibit D.
“LPS6” means the systems and sub-systems comprising a portion of the Facility and including the final [***] Blocks that are collectively identified as such in Exhibit A.
“LPS6 Substantial Completion Date” means the date on which LNG Production System Substantial Completion is achieved for LPS6.
“LPS6 Substantial Completion Reference Date” means the date so identified on Exhibit D.
“LTS PO” means that certain Purchase Order Contract for the Sale of the Liquefaction Train System, dated as of August 5, 2022, by and between Owner and BH.
“Major Subcontract” means (a) any Subcontract providing services or Materials for the Work having an aggregate value in excess of [***], (b) multiple Subcontracts with the same Subcontractor (including any Subcontractor that is an Affiliate of Contractor) providing services or Materials for the Work having an aggregate value in excess of [***]; provided that, for the purposes of Sections 6.3.3, 6.7, 19.4.1(i) and 23.1.1, “Major Subcontract” means any Subcontract providing services or Materials for the Work having an aggregate value in excess of [***].
“Major Subcontractor” means each Subcontractor that is party to a Major Subcontract.
“Make Good Commencement Date” has the meaning set forth in Section 15.3.4.
“Margin Percentage” means [***].
“Material Change” means any proposed Change Order or other amendment, supplement or modification to this Agreement which, (a) modifies the requirements for successfully passing any Demonstration Tests or Performance Tests or the manner in which any Demonstration Tests, or Performance Tests are performed or the results thereof are measured, (b) diminishes the scope or duration of any Contractor warranty, (c) causes the Work (or any portion thereof) to materially deviate from the requirements set forth in Exhibit A, (d) has an estimated value (in terms of Direct Costs) of more than [***] for an individual change or, when aggregated with all other changes previously effected, has an aggregate estimated value (in terms of Direct Costs) that is more than [***] or (e) otherwise materially diminishes, lessens or waives any liability or obligation of Contractor under this Agreement or any right or benefit of Owner hereunder. The term “Material Change” is a term distinct and separate from references herein to “material adverse change,” and shall in no way be construed or applied to define the word “material” or “materially” when used herein.
“Materials” means those equipment, materials, supplies, apparatus, machinery, parts, tools (including any special tools), components, instruments, appliances, systems, construction and testing-related spare parts and appurtenances thereto (a) required for prudent design, engineering, procurement, construction, installation, Pre-Commissioning, Commissioning, testing, delivery and operation, maintenance and repair of the Work and for the installation, Pre-Commissioning at the Job Site, Commissioning, testing, and operation of the Facility in accordance with Owner Standards and supplied under the terms of this Agreement, (b) described in or required as part of the Work by Exhibit A, excluding, in each case, the Owner Furnished Equipment and Materials.
“Mixed Refrigerant” means a mixture of gases or liquids, including ethylene, propane, i‐pentane, nitrogen and other gases as may be required to operate a Liquefaction Train.
“MMBtu” means one million British Thermal Units.
“MMSCFD” means Million Standard Cubic Foot per Day.
“Month N” means the calendar month during which the Notice to Proceed Date occurs or a subsequent month, as applicable, during which Work is performed.
“Month N+2” has the meaning set forth in Section 6.3.1.
“Monthly Progress Report” has the meaning set forth in Section 13.3.
“MTPA” means million Tonnes of LNG per annum.
“MW” means one (1) megawatt or one million (1,000,000) watts.
“Non-Reimbursable Costs” has the meaning set forth in Exhibit B-1.
“Notice” means a written communication from one Party to another Party required or permitted by this Agreement, conforming to the requirements of Article 38.
“Notice of Contract” has the meaning set forth in Section 3.8.56.
“Notice of Dispute” has the meaning set forth in Section 36.1.1.
“Notice to Proceed” has the meaning set forth in Section 4.1.1.

“Notice to Proceed Date” has the meaning set forth in Section 4.1.1.
“Original Agreement” has the meaning set forth in the recitals.
“Owner” has the meaning set forth in the introductory paragraph hereof, and includes its legal successors and those permitted assigns as may be designated by Owner, in writing, pursuant to the terms of this Agreement.
“Owner Caused Delay” means any delay in the performance and completion of the Work that is directly and demonstrably caused by an act, omission or failure by Owner, Owner Contractors or any party for whom Owner is responsible hereunder, to perform its obligations hereunder, including as a result of: (i) the failure of Owner to obtain a Permit that Owner is required to obtain hereunder; (ii) the failure of the Owner Furnished Equipment and Materials to perform in accordance with the requirements of the Owner Contract(s) pursuant to which such Owner Furnished Equipment and Materials were purchased by Owner; (iii) the failure by Owner to perform the Owner Scope of Work, including the supply of the Owner Furnished Equipment and Materials, on the agreed schedule therefor; (iv) the failure of BH to declare “Ready for Test” (as that term is defined in the LTS PO) in relation to the liquefaction trains comprising any LNG Production System within [***] days of Contractor achieving LNG Production System RFSU in respect of such LNG Production System, as described in Section 18.2.1 (a “BH Testing Delay”); (v) the failure of an Owner Contractor to timely perform its obligations under its respective Owner Contract(s); or (vi) the failure of Owner to approve change orders or claim settlements with Subcontractors and Agent For Contractors in accordance with this Agreement, which failure actually, demonstrably and adversely affects the Critical Path; provided, however, that, notwithstanding the foregoing, “Owner Caused Delay” does not include: (a) any act or omission (except as to item (vi) above) that is permitted under, and is taken or caused in accordance with, the terms of this Agreement; (b) any act or omission of Owner acting under or in accordance with any written instructions from Contractor or the Contractor’s Representative; or (c) any act, omission or failure by Owner, Owner Contractors or any party for whom Owner is responsible that does not affect the Critical Path (except with respect to (iv) above, in which case Contractor is entitled to a day for day extension as described in Section 12.1.1).
“Owner Contractor” means any party to an Owner Contract (other than Owner). For the avoidance of doubt, the term Owner Contractor does not include Agent For Contractors but does include, from and after the date of novation or assignment, Subcontractors whose Subcontracts were novated or assigned to Owner.
“Owner Contracts” means:
(a) the Construction Agreement relating to marine works (Phase 2), dated as of October 10, 2022, between Owner and Weeks-Massman, a Joint Venture;
(b) the LTS PO;
(c) that certain Purchase Order Contract for the Sale of the Power Island System, dated as of February 3, 2022, between Owner and BH;

(d) the LNG Storage Tanks Engineering, Procurement and Construction Agreement (Phase 2), dated as of April 12, 2019, by and between CB&I LLC and Owner;
(e) the Engineering and Procurement Agreement (Phase 2), dated as of April 12, 2019, by and between UOP LLC and Owner;
(f) the Field Services Agreement;
(g) any site works agreement(s) entered into between Owner and the relevant Owner Contractor (which agreement(s) shall be deemed to be Owner Contracts even if otherwise stated to the contrary therein);
(h) the Purchase Order Contract for the Sale of Booster Compression System, dated as of September 30, 2022, by and between BH and Owner;
(i) the Purchase Order Contract for the Sale of BOG (Boil Off Gas) Compression Units, to be entered into by and between Siemens Energy and Owner; and
(j) any contract entered into by Owner after the effective date of the Original Agreement for the performance of any work that has, at any time after the effective date of the Original Agreement, been removed from the Work; and
(k) any Subcontract that has been novated or assigned to Owner and not re-assigned or re-novated to Contractor.
“Owner Designees” means the Independent Engineer, Owner’s Representative, any Affiliate of Owner so designated in writing by Owner and all other consultants, contractors, agents or representatives Owner or its Affiliate employs or appoints in connection with the performance of Owner’s rights and obligations under this Agreement. For the avoidance of doubt, the term Owner Designees does not include any Agent For Contractor.
“Owner Furnished Equipment and Materials” means the equipment, materials or components of the Facility that are to be furnished or procured by Owner or the Owner Contractors under the Owner Contracts as part of the Owner Scope of Work.
“Owner Indemnitees” means Owner, Owner’s Representatives, the Lenders, the Independent Engineer and all Affiliates, officers, directors, employees and agents thereof.
“Owner Protocols” means the written protocols for the Contractor’s operation of the Facility during the period commencing on the LNG Production System Substantial Completion Date for the first LNG Production System to achieve LNG Production System Substantial Completion and ending on the Facility Substantial Completion Date, as described in Exhibit T.
“Owner Scope of Work” means the services and other activities performed by or on behalf of Owner that are specifically identified as the “Owner Scope of Work” in Exhibit A. For the avoidance of doubt, the Owner Scope of Work does not include the Agent For Contracts Work.

“Owner Standards” unless otherwise specified in Exhibit A, means those sound and prudent practices, methods, specifications or standards of design, engineering, construction, performance, safety, workmanship, equipment and components prudently and generally engaged in or observed by the majority of the professional engineering and construction contractors in the LNG and electric power industry in the United States of America for similar types of LNG export and liquefaction facilities and power generation facilities that at a particular time, in the exercise of reasonable judgment, would have been expected to accomplish the desired result in a manner consistent with applicable Laws, Applicable Codes and Standards, Permits, reliability, health and safety, and environmental protection and local conditions, but such standards are not limited to the best or optimum practice or method to the exclusion of all others.  Without limiting the foregoing, the Facility or any portion thereof or any technical specifications shall not be required to meet any specifications less stringent than the specifications set forth herein. Owner Standards are not intended to be limited to the optimum practices, methods, or standards to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices, methods, and standards employed by firms in the engineering and construction industry familiar with building comparable facilities on the Gulf Coast of the United States of America.
“Owner’s Representative” means Owner’s employee or representative designated by Owner pursuant to Section 3.7.3.
“Parties” means Owner and Contractor collectively, and “Party” means Owner or Contractor, individually, as applicable.
“Payment Bond” means the Performance and Payment Bond described in Section 9.2.3.
“Performance Bond” means the Performance and Payment Bond described in Section 9.2.2.
“Performance and Payment Bonds” has the meaning set forth in Section 9.2.1.
“Performance Security” means the security provided by Contractor to Owner in the form of the (a) Performance and Payment Bonds and (b) the Contractor Guarantees.
“Performance Tests” has the meaning set forth in Exhibit R.
“Permit” means any authorization, consent, approval, license, ruling, permit, exemption, filing, variance, order, judgment, decree, publication, condition, notice to, declaration or registration of or with or regulation by or of any Government Authority relating to the acquisition, ownership, occupation, construction, Pre-Commissioning, Commissioning, testing, operation or maintenance of the Facility.
“Permitted Liens” means materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other similar liens filed by a Subcontractor arising in the ordinary course of business for amounts not yet due or for amounts being contested in good faith by appropriate proceedings, so long as, in the case of any such contest, (a) Contractor shall have posted or provided to Owner a letter of credit, bond (in form and substance acceptable to Owner) or other security reasonably satisfactory to Owner and the Independent Engineer in an amount equal to such contested lien and (b) such proceedings in Owner’s reasonable judgment shall not involve any danger of the sale, forfeiture or loss of any part of the Facility, title thereto or any interest therein and shall not interfere with the timely completion, use or disposition of the Facility.
“Person” means an individual, a corporation, a limited liability company, an unincorporated organization, a partnership, a joint venture, an association, a trust or any other entity or organization, including a Government Authority.
“Phase 1 Agreement” means that certain Second Amended and Restated Engineering, Procurement and Construction Agreement, dated as of January 7, 2022, between Owner and Contractor.
“Phase 1 Facility” means the “Facility” (as such term is defined in the Phase 1 Agreement).
“Phase 2” has the meaning set forth in the recitals.
“Pipeline Contractor” means the Person engaged to engineer, procure and construct the Gator Express Pipeline.
“Pipeline Tie Point(s)” means the point(s) where the systems of the Facility are interconnected with the Gator Express Pipeline, as more specifically described in Exhibit A.
“Power Plant” means (i) two (2) [***] gas turbines and associated generators, two (2) [***] steam turbines and associated generators, five (5) HRSG’s [***], two (2) air-cooled condensers and (ii) the associated pumps, piping, valves, instrumentation, electrical systems, and control systems, including any required auxiliary or ancillary equipment, as more specifically described in Exhibit A.
“Pre-Approved Site Work” means the site preparation work so identified in Exhibit A.
“Pre-Commissioning” means the checks, tests and calibrations set forth in Exhibit P and required to be performed as part of the Work prior to performing the Commissioning of an LNG Production System, including all applicable safety related and utility components being placed in service and made operational, completion of all function testing/static commissioning activities that do not involve the introduction of hydrocarbons into systems, such as loop checks, operating control and emergency actuated valves, panel function tests, energizing electrical equipment and running motors without loads, all carried out on a single discipline basis, typically by system/subsystem, and the completion of all ‘A’ and ‘B’ inspection and test records and agreed punch lists.
“Pre-Existing Hazardous Substance” means a Hazardous Substance that existed or was present on, at or under the Job Site on or before the Notice to Proceed Date, excluding any Hazardous Substance Released by Contractor or its Subcontractors on the Job Site after the Initial Site Access Date and prior to the Notice to Proceed Date.

“Pre-Treatment System” means an acid gas treating, dehydration and regeneration system, and heavy hydrocarbon removal system, as further described in Exhibit A.
“Project Schedule” means the schedule for the performance of the Work developed, delivered and maintained in accordance with Exhibits D and E.
“Punch List Items” means those minor items of the Work identified by Owner or Contractor as requiring completion or correction prior to Final Completion, which items do not affect the performance or safe and continuous operation of an LNG Production System or the Facility.
“Qualified Surety” means a U.S. bank, insurance company, or other financial institution which is rated at least “A” by Standard & Poor’s Ratings Group, Inc. (or a comparable rating from another internationally recognized ratings agency).
“Quality Management Plan” has the meaning set forth in Section 10.1.
“Ready for Commissioning Certificate” means the certificate provided to Owner by Contractor, after LNG Production System Mechanical Completion and completion of Pre-Commissioning of an LNG Production System, certifying that such LNG Production System is ready for Commissioning.
“Reimbursable Costs” means Direct Costs that are reimbursable to Contractor, as described in Exhibit B-1.
“Reimbursable Work” means the Work, excluding the Corrective Work.
“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Substances from any source into or upon the indoor or outdoor environment.
“Relied Upon Information” has the meaning set forth in Exhibit M.
“Representatives” means, with respect to a Party, such Party’s Affiliates, directors, officers, and employees.
“Request for Payment” means the Contractor’s monthly submission to Owner of all documentation and materials required by Section 6.3 requesting payment, which request for payment shall be in the form provided in Exhibit F-7.
“Restatement Date” has the meaning set forth in the introductory paragraph hereof.
“Satellite Facility” means each site located in the vicinity of the Job Site that is jointly designated by Owner and Contractor to be utilized by Contractor and/or its Subcontractors for the positioning, storage and/or transshipment of certain equipment and materials necessary for the performance of the Work.

“SDN” has the meaning set forth in Section 40.1.1.
“Senior Supervisory Personnel” means Contractor’s project director, project engineering manager, project construction manager and other Contractor personnel identified in Exhibit K.
“Serial Defect” has the meaning set forth in Section 20.2.6.
“Severe Injury” means an injury or accident that requires, or is reasonably likely to require, a formal admission to a hospital or clinic for care or treatment, excluding treatment solely in an urgent care center.
“Shipping Information” has the meaning set forth in Section 3.10.
“Spare Parts” has the meaning set forth in Section 3.9.1.
“Subcontract” means an agreement (including a purchase order) (a) by Contractor with a Subcontractor for the supply of any equipment or materials or the performance of any portion of the Work or (b) by a Subcontractor with a lower tier of Subcontractor for the supply of any equipment or materials or the performance of any portion of the Work.
“Subcontractor” means any Person (other than Contractor) that performs any portion of the Work, whether hired directly by Contractor, or by a Person hired by Contractor and including every tier of Subcontractor, sub-subcontractors, vendors, suppliers and so forth. For the avoidance of doubt, from and after the date of novation or assignment, the term Subcontractor does not include any Person that entered into a Subcontract that was novated or assigned to Owner.
“Surplus Construction Materials” has the meaning set forth in Section 3.8.15.
“Suspension Notice” means a notice of suspension provided by Owner to Contractor in accordance with Section 17.1.1 or 17.1.2.
“Suspension Period” has the meaning set forth in Section 17.1.1.
“System Turnover Package” means those binders defined by the individual system process and instrument diagrams (P&ID) and electrical single line diagrams in which Contractor compiles all relevant quality assurance and quality control test results which show that the system and its components were installed and tested in full conformance with the design drawings, vendor requirements, Owner Standards and this Agreement.
“Tank Three” means the LNG Storage Tank so identified on the plot plan provided in Exhibit A.
“Tank Four” means the LNG Storage Tank so identified on the plot plan provided in Exhibit A.
“Target Price” has the meaning set forth in Section 6.1.1.

“Tax” means any present or future tax (including any stamp duty, income, payroll, sales, use, value added, consumption or goods and services tax), tariff, levy, impost, duty, charge, fee, deduction or withholding of whatever nature, including any such income tax, payroll tax, value added tax, sales tax, stamp tax, customs duty, import duty, export duty, withholding tax, excise tax, property tax, registration fee or license, water tax, sanitary tax, lighting tax or environmental, energy or fuel tax, which is levied, collected, assessed or imposed by a Government Authority at any time, and any interest, penalty, charge, fee or other amount imposed, collected, withheld, assessed or made on or in respect of any of the above.
“Tax Costs” means any sales tax or sales and use tax levied by any U.S. state or any political subdivision thereof that is incurred by Contractor or any Agent For Contractor in the performance of the Work or the Agent for Contracts Work.
“Third Party” means any party other than an Owner Indemnitee, a Contractor Indemnitee, an Owner Contractors or an Owner Contractors’ subcontractors. For the avoidance of doubt, the term Third Party does not include any Agent For Contractor.
“Tonne” means metric ton and is defined as 2,204.6 lbs.
“Treated Gas” means natural gas that has been treated (through removal of compounds or otherwise) for quality to make it suitable for feed into a Liquefaction Train.
“U.S.” has the meaning set forth in Section 40.3.1.
“UOP” means UOP LLC or any of its Affiliates.
“Warranties” has the meaning set forth in Section 20.2.7.
“Warranty Period” means the period that commences on the relevant LNG Production System Substantial Completion Date and ends on [***] subject to any extension thereof pursuant to Sections 20.2.6 and 20.4.
“Willful Misconduct” means in relation to the Person concerned, a deliberate act or omission not justifiable by any circumstances that is likely to cause foreseeable injury or harm; but shall not include any unintentional act, omission or mistake made by any Person.
“Work” means all acts or actions required to be performed by Contractor and its Subcontractors under this Agreement or by the Agent For Contractors, or necessary for Contractor to complete its obligations hereunder, including the integration and installation of Owner Furnished Equipment and Materials (unless integrated or installed by an Owner Contractor) and the design and engineering (including verification of the integration design for purpose of confirming the Facility Performance Tests requirements and undertaking of a debottlenecking or plant integration constraint study of the Facility for the purpose of maximizing the performance of the Facility, and such other studies, as applicable, described in Exhibit A or as Owner may reasonably request, and implementing the recommendations of such studies), procurement, manufacturing, preservation, packing and transportation, construction, training, erection, testing, Pre-Commissioning, Commissioning, start-up, operation, and guaranteeing of the Facility in accordance with Article 15, whether at the Job Site or elsewhere, until Final Completion and satisfaction of Contractor’s warranty obligations during the Warranty Period, as more fully described in Exhibit A and this Agreement, and such other incidental acts as may be necessary to provide Owner with a fully operational and integrated Facility which successfully passes the Performance Tests, at least meets the Owner Standards and otherwise satisfies the conditions set forth herein. The term “Work” shall also include providing security of the Job Site and construction management services relating to the scheduling and coordination of the work and services performed by the Owner Contractors under the Owner Contracts and the administration of the performance by each Owner Contractor of its obligations of the relevant Owner Contract(s). Notwithstanding the foregoing, the term “Work” shall not include: (i) the supply or performance (except as it relates to installation or integration or as described in the immediately preceding sentence) of the Owner Furnished Equipment and Materials; (ii) the performance of the Owner Scope of Work; or (iii) any other obligation of Owner specifically described herein.
2.AGREEMENT; EXHIBITS; CONFLICTS.
2.1    LANGUAGE OF AGREEMENT.
This Agreement and all documentation to be supplied hereunder (including the operation and maintenance manuals which Contractor provides to Owner pursuant to Section 3.8.6 as well as all warranties provided hereunder) shall be in the English language. All dimensions and properties set forth herein, any Exhibit hereto and any Drawings and Specifications shall be specified in English or U.S. customary units unless otherwise approved by Owner or agreed with Owner as a normal practice with respect to LNG liquefaction facility or power plant design. Words not otherwise defined herein that have well-known and generally accepted technical or trade meanings are used herein in accordance with such recognized meanings in the United States of America.
2.2    PRECEDENCE OF AGREEMENT.
2.2.1    Each Party shall promptly notify the other in writing of any discovered conflict or inconsistency among any of the Exhibits or between any Exhibit and the body of this Agreement. In the event of any conflict between provisions of Sections of this Agreement, Drawings and Specifications and Exhibits, the following order of precedence for construction and interpretation shall apply unless the Parties otherwise agree:
(a)    amendments, addenda or other modifications to this Agreement (including Change Orders) duly signed and issued after the Restatement Date, with those of a later date having precedence over those of an earlier date;
(b)    Sections of this Agreement;
(c)    Exhibit R – Demonstration Tests and Performance Tests;

(d)    Exhibit C – Contractor Rates;
(e)    Exhibit B – Compensation;
(f)    Exhibit D – Form of Project Schedule and Milestones;
(g)    Exhibit A – Scope of Work; Applicable Codes and Standards;
(h)    the remaining Exhibits to this Agreement; and
(i)    Drawings and Specifications.
2.2.2    Subject to Section 2.2.1, in the event of a conflict among or within any of the levels set forth in Section 2.2.1, or between the documents described in Section 2.2.1 and any Agent For Contract, the more stringent provision shall prevail. Notwithstanding the above, the provisions of this Agreement, including all Exhibits, shall be wherever possible construed as complementary rather than conflicting. Silence regarding a matter shall not constitute a conflict with another component of the Agreement that specifically addresses such matter.
2.3    INTERPRETATION.
Unless the context otherwise requires:
2.3.1    Words singular and plural in number will be deemed to include the other and pronouns having a masculine or feminine gender will be deemed to include the other;
2.3.2    In respect of general oversight of the Work, review of any Drawings and Specifications, access to the Job Site and the Work and all other similar rights of Owner, the term Owner shall be deemed to include Owner’s Representative and its designated staff;
2.3.3    Any reference to this Agreement or any other contract or agreement entered into by Owner in respect of the Facility means such agreement and all schedules, exhibits and attachments thereto as may be amended, supplemented or otherwise modified and in effect from time to time, and shall include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms;
2.3.4    The terms “hereof,” “herein,” “hereby,” “hereto”, “hereunder” and similar words refer to this entire Agreement and not any particular Section, subsection or other subdivision of, or Exhibit, appendix or schedule to, this Agreement;
2.3.5    The terms “include” and “including” shall be construed as being at all times followed by the words “without limitation” or “but not limited to” unless the context specifically indicates otherwise;
2.3.6    The words “as more fully described in” or words and phrases of similar meaning are not intended to be, nor should be construed to limit in any way, the obligations of Contractor to provide Owner with a fully operational Facility pursuant to the terms hereof;

2.3.7    References to “Article,” “Section” or “Exhibit” are to this Agreement unless specified otherwise;
2.3.8    References herein to the terms, provisions or requirements of this Agreement shall be deemed to include, with respect to Contractor’s obligations to perform the Work, the terms, provisions and requirements of the Agent For Contracts (excluding payment obligations);
2.3.9    References to Contractor’s personnel include employees of a JV Member or its Affiliate assigned to the performance of the Work;
2.3.10    References to any law, statute, rule, regulation, notification or statutory provision (including Laws and Permits) shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;
2.3.11    References to “jointly and severally” and “joint and several basis” shall, if construed under the laws of the State of Louisiana, be construed to describe a solidary obligation between the obligors to each obligee in solido;
2.3.12    Any reference to “KBR” in Attachment 4 or Attachment 5 of Exhibit A or Exhibit E shall be treated as a reference to “Contractor”;
2.3.13    References to any Person shall be construed as a reference to such Person’s successors and permitted assigns;
2.3.14    The word “or” will have the inclusive meaning represented by the phrase “and/or”; and
2.3.15    Any term or definition used in the Original Agreement which has been modified or deleted pursuant to this Agreement shall be deemed modified or deleted in all Exhibits, and the Exhibits shall be interpreted and construed accordingly.
2.4    NEGOTIATION AND DOCUMENTATION OF THIS AGREEMENT.
Each of the Parties acknowledges and agrees that it has had the opportunity to have its legal counsel review this Agreement and participate in the joint negotiation and documentation of this Agreement, and that it is fully familiar with each of the provisions of this Agreement and the effect thereof. Accordingly, each Party irrevocably waives the benefit of any rule of construction that disfavors the drafting party and any defense related thereto.
3.GENERAL PROVISIONS.
3.1    WORK TO BE PERFORMED.
3.1.1    Owner hereby engages and is relying upon Contractor to perform the Work in accordance with Exhibit A and the other requirements of this Agreement, and Contractor acknowledges such reliance and accepts such engagement. Owner and Contractor agree that Contractor’s obligation under this Agreement is to complete the Work so that the Facility successfully passes the Performance Tests and meets or exceeds the requirements set forth in Exhibit A, Owner Standards and the other provisions of this Agreement, including achieving Facility Mechanical Completion, Facility Substantial Completion, and Final Completion for the purpose designated herein, and to do and furnish everything incidental and necessary in connection therewith.
3.1.2    Prior to the execution of this Agreement, Contractor performed engineering, cost estimating and related services and developed, provided or verified all of the information that forms the scope of Work set forth in Exhibit A for the purpose of verifying that such information is adequate for, and Contractor represents and warrants to Owner that the scope of Work set forth in Exhibit A includes all the necessary obligations, including integration, as applicable, that are required to be performed by Contractor and Owner in order for, the Facility to operate in accordance with the terms of this Agreement and to satisfy the Applicable Codes and Standards, applicable Laws, Owner Standards and Permits and successfully pass the Performance Tests and meet or exceed the requirements set forth in Exhibit A. Items need not be specifically listed herein or in Exhibit A in order to be deemed to be items within the scope of the Work. It is understood that Contractor is better qualified to list exclusions than Owner is to list inclusions. Therefore, except for the supply of Owner Furnished Equipment and Materials and performance of the Owner Scope of Work, any item indicated herein, inferable therefrom, incidental thereto or required in accordance with any Law, Permits or Applicable Codes and Standards is to be considered as part of the Work. In addition, the Work includes all that should be included and all that would be customarily included within the general scope of the Work in order to complete the Facility (excluding the supply of Owner Furnished Equipment and Materials and performance of the Owner Scope of Work) according to the requirements of this Agreement, including Applicable Codes and Standards, applicable Laws, the requirements for the Performance Tests and the Permits. As a result, Contractor hereby waives any and all claims for a Change Order based, in whole or in part, upon an assertion that Contractor’s scope of Work in Exhibit A and as otherwise provided in the Exhibits was insufficient and did not include a certain license, technical assistance, engineering, assembly, construction, service, labor, material, equipment, operation or management beyond the scope of the Work when such license, technical assistance, engineering, assembly, construction, service, labor, material, equipment, operation or management is indicated in Exhibit A, this Agreement or any other Exhibit, the Drawings and Specifications or other instruments of service prepared by Contractor or a Subcontractor in connection with this Agreement reasonably inferable therefrom, incidental thereto, required in accordance with any Applicable Codes and Standards, applicable Law, Permits or otherwise necessary in order to complete the Facility in accordance with and subject to the requirements of this Agreement.
3.1.3    Notwithstanding anything to the contrary contained herein, Contractor shall not be responsible for, and shall have no liability in connection with, any agreed milestone in the Project Schedule, including the LNG Production System Substantial Completion Date, the Facility Substantial Completion Date or the Final Completion Date, not having occurred by the corresponding milestone date or Applicable Reference Date applicable thereto.

3.2    GENERAL OVERSIGHT AND ACCESS.
3.2.1    Owner and the Owner Designees shall at all times have access to the Job Site and the Work wherever it is in preparation and progress and Contractor shall provide reasonable facilities for such access. Owner and the Owner Designees shall comply with the Contractor’s reasonable safety and access procedures. Each of Owner and the Owner Designees may (a) make inquiries of Contractor and visit the Job Site and Contractor’s work facilities and/or (b) maintain staff on the Job Site, in each case, to (i) familiarize itself with the progress and quality of the Work, (ii) determine if the Work is proceeding in accordance with this Agreement and (iii) witness and/or participate in Pre-Commissioning and Commissioning and any tests (including the Performance Tests) and inspections of the Materials and any other component of the Facility.
3.2.2    Subject to the limitations of the immediately following sentence, Owner Contractors and the Pipeline Contractor shall at all times have access to the entire Job Site wherever it is in preparation and progress, and Contractor shall provide reasonable facilities for such access. Owner Contractors and the Pipeline Contractor shall comply with the Contractor’s reasonable safety and access procedures for access to and when present on the Job Site.
3.3    JOB SITE CONDITIONS.
Except as otherwise provided herein, Contractor has had sufficient opportunity to review (a) information provided to it by Owner as set forth in Exhibit M and Exhibit N, (b) each Agent For Contract and (c) the information it has developed on its own (excluding sub-surface testing but including information learned by Contractor as result of activities performed by it under the Phase 1 Agreement), and it is sufficiently informed about the Job Site and surrounding locations, including all visible surface conditions, to the full extent it deems necessary for the performance of the Work and is familiar with and has satisfied itself with respect to (i) the nature and location of the Work and (ii) the general and local conditions with respect to (A) environment, (B) transportation (including to the Job Site and within the Job Site), (C) access, (D) the use, handling, storage and disposal of Hazardous Substances and other wastes brought to the Job Site by Contractor, any Subcontractor or any Agent For Contractor, (E) the use, handling and storage of Materials, (F) the availability and quality of temporary construction electric power, (G) the availability and surface condition of roads, climatic conditions and seasons (except to the extent any such climatic conditions constitutes a Force Majeure Event), (H) physical and environmental surface conditions at the Job Site and the surrounding area as a whole, (I) topography and ground surface conditions, (J) nature and quantity of surface materials to be encountered, (K) location of underground utilities existing prior to the Effective Date as disclosed to Contractor by Owner in writing in Exhibit M or Exhibit N or discovered by Contractor in its performance of the Phase 1 Agreement, (L) construction equipment, and other equipment, supplies and facilities needed prior to and during performance of Contractor’s obligations under this Agreement and (M) the availability and quality of workers, laborers and Subcontractors (the foregoing, collectively, the “Job Site Conditions”). Without prejudice to Article 12 with respect to Change Orders, Contractor expressly waives any claims for any adjustment to the Project Schedule in connection with the Job Site Conditions.

3.4    OWNER NOT RESPONSIBLE FOR ACTS OF CONTRACTOR; CONTRACTOR NOT RESPONSIBLE FOR OWNER SCOPE OF WORK.
3.4.1    Other than with respect to means, methods, sequences, procedures and techniques of construction (for which Contractor shall have sole responsibility), Contractor will comply with reasonable instructions and requests of Owner or Owner’s Representative which are consistent with the Work, the requirements set forth in Exhibit A, and successfully passing the Performance Tests; provided that Contractor will comply with reasonable technical instructions and requests of BH and UOP in connection with the unloading, transport, installation, connection, start-up, commissioning and operation of any Owner Furnished Equipment and Materials supplied by BH and UOP. Owner will not be responsible for construction or manufacturing means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, and Owner will not be responsible for Contractor’s failure to carry out the Work in accordance with this Agreement, but this Section 3.4.1 shall not be deemed to otherwise modify Owner’s obligations with respect to Reimbursable Costs, Contractor’s G&A and Contractor’s Margin otherwise due and payable hereunder. Owner will not be responsible for the acts or omissions of Contractor, any Subcontractor, any Agent For Contractor or any of their agents or employees, or any other Persons performing any of the Work on behalf of Contractor or any Subcontractor or Agent For Contractor. No inspection, or failure to inspect, by Owner, Owner’s Representative or the Independent Engineer shall be a waiver of Contractor’s obligations, or be construed as approval or acceptance of the Work or any part thereof.
3.4.2    Except as set forth in Exhibit A, Contractor will not be responsible for construction or manufacturing means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Owner Scope of Work, and Contractor will not be responsible for Owner’s or any Owner Contractor’s failure to carry out the Owner Scope of Work, the supply or performance of the Owner Furnished Equipment and Materials (except to the extent expressly identified as part of the Work). Contractor will not be responsible for the acts or omissions of Owner, any Owner Contractor, or any of their agents or employees, or any other Persons performing any of the Owner Scope of Work.
3.5    EFFECT OF AND TIME FOR OWNER REVIEW OF DOCUMENTS.
Inspection, review or comment by Owner or the Independent Engineer (or the failure to do so) with respect to any Subcontract, Drawings and Specifications or other documents, or any other Work or services performed by Contractor or any Subcontractor or Agent For Contractor, shall not in any way affect or reduce any of the Contractor’s obligations to complete the Work so that the Facility successfully passes the Performance Tests and meets or exceeds the requirements set forth in Exhibit A, Owner Standards and the other provisions of this Agreement. Contractor shall prepare Drawings and Specifications and submit them to Owner and the Independent Engineer at least thirty (30) days before the date on which the Work described in them is to be performed. Upon the written request of the Owner, Contractor shall provide to the Owner any information reasonably requested in connection with the Drawings and Specifications. Owner may, but is not obligated to, have the Independent Engineer review the Drawings and Specifications submitted by Contractor. Contractor shall discuss and answer any inquiries concerning the Drawings and Specifications with Owner or the Independent Engineer. Owner may reject or amend the Drawings and Specifications that are not in accordance with the requirements set forth in Exhibit A, Owner Standards and the other provisions of this Agreement by sending disapproval that states in reasonable detail the reason(s) for such disapproval or by sending revisions, in each case within fifteen (15) days from receipt of Drawings and Specifications.
3.6    CLAIMS UPON FAILURE OF MATERIAL.
In accepting the Work performed and Materials supplied, assembled or installed by Contractor, Owner assumes no responsibility for injury or claims resulting from (a) failure of such Work and Materials to comply with applicable Laws, Permits, safety requirements, Applicable Codes and Standards and Owner Standards, (b) Contractor’s failure to unload, transport, integrate, install, connect, start-up, commission or operate all Owner Furnished Equipment and Materials in accordance with applicable Laws, Permits, safety requirements, Applicable Codes and Standards, Owner Standards, (provided that the Owner Standards, are consistent with applicable Laws, Permits, safety requirements, and Applicable Codes and Standards), (c) Defects or Deficiencies (other than Owner’s obligation hereunder to pay the Reimbursable Costs, Contractor’s G&A and Contractor’s Margin associated with Defects or Deficiencies) or (d) Corrective Work. Contractor’s performance of the Work shall include the provision of all necessary permanent safety devices in accordance with the terms hereof, Owner Standards and as required by Government Authority or applicable safety codes.
3.7    RESPONSIBILITIES OF OWNER.
Without limiting the requirements of any other provision of this Agreement, Owner shall:
3.7.1    furnish nonexclusive access to the Job Site to Contractor from and after the time of the issuance of the Notice to Proceed or, if expressly authorized in the Limited Notice to Proceed, the time of issuance of the Limited Notice to Proceed;
3.7.2    provide legal rights for ingress to and egress from the Job Site for Contractor and its Subcontractors for the performance of the Work and for the Owner Contractors and the Pipeline Contractor, consistent with Owner’s property rights with respect to the Job Site. During the progress of the Work, it will be necessary for Owner and Owner Contractors to work in or about the Job Site. In accordance with Section 3.2.2, Contractor shall afford such Owner Contractors reasonable access through and across the Job Site so as to not materially adversely interfere with or impede the progress and execution of work performed by such Owner Contractors in or about the Job Site. Contractor shall exercise good faith cooperation with the Owner Contractors and the Pipeline Contractor;
3.7.3    designate a single individual as Owner’s Representative to act as a single point of contact for Contractor, Owner Contractors and the Pipeline Contractor with respect to the prosecution of the Work. Any proposal, inspection, examination, testing, consent, approval or similar act by Owner’s Representative (including absence of disapproval) shall not relieve Contractor from any responsibility, including responsibility for its errors, omissions, discrepancies and non-compliance with the terms of this Agreement. Owner shall have the right to change the Owner’s Representative and/or modify his/her scope of responsibilities upon reasonable notice to Contractor. The Owner’s Representative shall be available at the Job Site and elsewhere, when reasonably required, at all reasonable times for consultation and, if absent, shall designate a suitable alternate to act as Owner’s Representative during such absence;
3.7.4    furnish personnel in accordance with Exhibit G for training, testing, operation and maintenance of the Facility, which personnel shall possess experience and education qualifications which in Owner’s determination are appropriate to permit achievement of the training objective;
3.7.5    with Contractor’s assistance, obtain or cause to be obtained in a timely manner the Permits listed in Exhibit L that are identified as Owner Permits (excluding for the avoidance of doubt the Permits set forth in Exhibit L that are identified as Contractor Permits) and any other Permit required under applicable Law to be obtained by it in connection with the operation of the Facility. Upon receipt of any such Permit, Owner shall promptly provide a copy of such Permit to Contractor. In addition, Owner shall cooperate with Contractor in obtaining any Permit required to be obtained by Contractor in the performance of the Work. Contractor shall provide information reasonably requested by Owner to support Owner’s prosecution of any pending application listed in Exhibit L in respect to the Work and shall perform the Work in compliance with all of the terms and conditions of each of the foregoing Permits. Following Owner’s request, Contractor, on behalf of either Owner or itself, shall timely prepare and file all progress and other reports and any amendments as may be required by or in connection with said Permits and shall otherwise coordinate with any relevant Government Authority as requested by Owner;
3.7.6    obtain, provide and pay for the supply of (i) Feed Gas in accordance with Exhibit A and with the Feed Gas schedule prepared by Contractor in accordance with Section 3.8.11, (ii) [***] MW of electricity from the electrical utility grid, (iii) [***] gallons/day potable water as required for construction activities for the Work, (iv) improvement of the Job Site “fastlands” drainage system and pumping station to provide drainage of the Job Site during construction without standing water and (v) relocation of power and utility lines along Louisiana State Highway 23 in accordance with the Project Schedule;
3.7.7    (a) supply and, except as otherwise required in Exhibit A, deliver or cause to be delivered to the Job Site or a Satellite Facility, as applicable, all of the Owner Furnished Equipment and Materials to be incorporated into the Facility, (b) cause Owner Contractors to correct, repair, or replace all defects and deficiencies in Owner Furnished Equipment and Materials, (c) perform or cause to be performed the Owner Scope of Work, (d) with respect to Owner Furnished Equipment and Materials manufactured outside of the United States, cause such Owner Furnished Equipment and Materials to clear U.S. customs and Owner or Owner Contractor to be designated as the importer of record, in each case, in accordance with the requirements set forth in Exhibit A, applicable Law, Applicable Codes and Standards and the Permits; and (e) provide, or cause to be provided, relevant information and deliverables including, as applicable, system turnover packages from Owner Contractors that are obtainable under the Owner Contracts, as reasonably requested and to the extent not otherwise available to Contractor in the performance of its obligations hereunder;
3.7.8    during the period commencing on the LPS5 Substantial Completion Date and ending upon the Facility Substantial Completion Date, operate and maintain each LNG Production System Handover Package for which it has assumed care, custody and control hereunder in accordance with applicable Law, Permits, and operation and maintenance manuals provided by Contractor and Owner Contractors; and
3.7.9    obtain and maintain the insurance set forth in Section 26.3.
3.8    RESPONSIBILITIES OF CONTRACTOR.
Without limiting the requirements of any other provision of this Agreement, Contractor shall:
3.8.1    prosecute the Work continuously and diligently in accordance with Owner Standards, all applicable Laws, Permits, Applicable Codes and Standards and, subject to Section 3.1.3, in accordance with the Project Schedule, using only qualified and competent personnel, and complete the Work so that the Facility successfully passes the Performance Tests and meets or exceeds the requirements set forth in Exhibit A, Owner Standards and the provisions of this Agreement;
3.8.2    ensure that all labor performing at the Job Site will be properly tooled, fully trained and qualified to safely perform the Work in accordance with applicable Law, Permits and Owner Standards;
3.8.3    perform and furnish the Work, including designing, engineering, procuring, manufacturing, packing and transporting, constructing, warranting, Pre-Commissioning, Commissioning, testing, training and directing of operating and maintenance personnel (including the personnel of Owner or its Affiliate) until Facility Substantial Completion, and guaranteeing performance of the Work in accordance with the terms hereof, so that the Facility (a) meets the requirements of all applicable Permits and applicable Laws, (b) meets the requirements of Owner’s property rights with respect to the Job Site identified in Exhibit N, (c) successfully passes the Performance Tests and meets or exceeds the requirements set forth in Exhibit A, Owner Standards and the provisions of this Agreement, (d) meets the requirements of the Applicable Codes and Standards, (e) is safe and adequate for conditions of loading, conveying, storing, metering, liquefying and delivering Feed Gas and LNG, (f) can be operated in a manner consistent with the staffing levels specified in Exhibit Q, (g) is capable of complying with the Laws (including Environmental Laws) issued by any Government Authority or other applicable entities set forth in Exhibit A and Exhibit L, and (h) comprises Materials which are new, are reasonable to maintain, have proven durability to withstand climatic conditions that could reasonably be expected to be experienced at the Job Site, are designed and manufactured in accordance with the requirements set forth in Exhibit A and are assembled and installed in accordance with manufacturer’s specifications and generally accepted standards for the design, manufacture, quality and assembly of such Materials;

3.8.4    obtain and maintain all Permits (including the Permits set forth in Exhibit L that are identified as Contractor Permits, but excluding the Permits set forth in Exhibit L that are identified as Owner Permits) and authorizations from any Government Authority, and administer all such Permits and authorizations required for (a) the design, engineering and construction of the Facility (or any portion thereof), (b) the procurement, handling, supply, shipment, transportation, installation, erection, direction of procurement and testing of the Materials, (c) the installation or integration of the Owner Furnished Equipment and Materials, and (d) the performance of all the Work. Contractor shall provide prompt assistance, information and documentation (including copies of any drawings and design documents) required or requested by Owner for the Work to enable Owner to obtain or modify, or cause to be obtained or modified, the Permits set forth in Exhibit L that are identified as Owner Permits. Contractor shall give Notice to Owner of all conflicts between the requirements set forth herein including Exhibit A and any Laws or Permits that come to the attention of Contractor or with the exercise of reasonable care should have come to the attention of Contractor. Contractor shall assist Owner in obtaining and maintaining all Permits that Owner must obtain pursuant to the terms hereof, including (i) providing information requested by Owner or requested or required by any Government Authority in the possession of, or reasonably obtainable by, Contractor, and (ii) identifying for Owner any Permits that Owner has not obtained, but which Contractor has reason to believe, after due inquiry, must be obtained by Owner for the Contractor’s performance of the Work and/or Owner’s ownership or operation of the Facility. Contractor will provide Owner a copy of its Louisiana Contractor’s License and Louisiana Engineering Firm Registration prior to commencement of the Work;
3.8.5    take full responsibility for the adequacy, stability, cleanliness and safety of Contractor’s (and Subcontractors’ and Agent For Contractors’) Job Site operations, of Contractor’s (and Subcontractors’ and Agent For Contractors’) methods of construction and of the Work, irrespective of any approval or consent by Owner, Owner’s Representative or the Independent Engineer;
3.8.6    pay the Taxes, insurance and bank charges incurred by Contractor or any Subcontractor arising from the performance of its duties under this Agreement;
3.8.7    have joint responsibility with Owner for coordination with Government Authorities, test laboratories and any other Person necessary to demonstrate the Facility’s compliance with all Permits and Laws;
3.8.8    be responsible for fines and penalties to the extent they constitute Non-Reimbursable Costs;
3.8.9    except as provided in Section 3.7.6 or Exhibit V, obtain all consumables (including construction fuel, construction electricity, water and other utilities and the supply and fill of lubricants, resins, chemicals and the refill and top-off of such lubricants and chemicals following any Performance Tests and other consumables as provided in Exhibit V) necessary for Contractor’s performance of the Work, and Owner’s or its Affiliate’s execution of the Performance Tests, during the period from commencement of the Work through the LNG

Production System Substantial Completion Date for the corresponding LNG Production System Handover Package for which Owner assumes care, custody, and control;
3.8.10    obtain all internet access, telephone and radio usage necessary for Contractor’s performance of the Work and for each Owner Contractor’s performance of its respective services and work during the period from commencement of the Work through the Facility Substantial Completion Date;
3.8.11    determine sufficiently in advance the quantities of Feed Gas, in MMBtu, that will be required for each Day on which Commissioning activities and the Performance Tests in respect of each LNG Production System will be conducted as provided in Exhibit A and Exhibit R;
3.8.12    Contractor shall perform such Work to integrate and tie-in the Facility with the Phase 1 Facility and otherwise perform the obligations set forth in Exhibit A to complete Owner’s 20 MTPA nameplate LNG export facility, comprised of the Facility and the Phase 1 Facility.
3.8.13    without limiting Owner’s obligations under Section 3.7.1, (a) until the earlier of the Facility Substantial Completion Date or termination of this Agreement, be responsible for the management of the Job Site (including (i) any construction routes between the road used to access the Job Site and the Job Site and within the Job Site boundaries, (ii) coordination of Subcontractors’ and Agent For Contractors’ activities and the management of all common areas within the Job Site so as to optimize Contractor’s, Subcontractors’ and Agent For Contractors’ performance, (iii) provide any signs or directions which they may consider necessary for the guidance of its staff, labor and others and (iv) maintain the Job Site at all times free of waste material and rubbish), (b) upon the earlier of Final Completion or termination of this Agreement, clear the Job Site of temporary structures, surplus items (unless Owner requests such surplus items be left at the Job Site), construction equipment and tools, (c) until the earlier of the Facility Substantial Completion Date or termination of this Agreement, provide all reasonable and necessary safeguards, including fencing, signs, security services, fire protection and the like, for the health, safety, security and protection of the Job Site, the Work and the Facility and of all Persons and property related thereto, and (d) until the earlier of the Facility Substantial Completion Date or termination of this Agreement, keep unauthorized Persons off of the Job Site and reconstruct, repair or replace Materials or property of Contractor which may be stolen or damaged by vandalism;
3.8.14    take all reasonable steps to protect the environment and to limit damage and nuisance to people and property resulting from pollution, construction noise and other results of the performance of the Work, and ensure that the Work and any Releases, including construction air emissions, surface discharges and effluent, from its performance of the Work shall be in compliance with all applicable Permits, Applicable Codes and Standards and Laws;
3.8.15    within ninety (90) days following the earlier of (a) Facility Substantial Completion Date or (b) earlier termination of this Agreement as provided herein, (i) assist Owner in preparing an inventory of all Materials (wherever located), special tools, construction aids and all other Contractor or Subcontractor materials, equipment, supplies purchased and used in connection with the Work (the “Surplus Construction Materials”), and (ii) transfer, or cause the transfer, of possession and title to Owner of all Surplus Construction Materials that Owner elects to take possession of by Notice to Contractor;
3.8.16    provide reports, information and data as will be necessary for Owner to maintain segregated accounts of the Work for Owner’s records where required by Law or generally accepted accounting principles in the United States of America. Such segregation will include separate accounting for expenditures with respect to buildings, land improvements, engineering and project management, Materials, Feed Gas Interconnections, Permit costs and Taxes paid by Contractor;
3.8.17    if (a) a Dispute under this Agreement arises in connection with a default or termination of this Agreement, or Owner’s obligation to pay certain Taxes hereunder, (b) a Change Order payment is to be determined on a cost-plus basis (at the then applicable labor rates then set forth in Exhibit C) or (c) the Work is accelerated pursuant to Section 16.3.2, then, in each case, grant to Owner sufficient audit rights with respect to all documentation pertaining thereto. Owner shall have the right to choose an independent certified public accounting firm to act as auditor for such an audit and the reasonable cost of any audit will be borne by the Party whose position is not substantially supported by the results of such audit. Audit data shall not be released by such auditor to Persons other than Contractor, Owner, the Independent Engineer, the Lenders or their respective employees and agents in connection with any such audit and Owner and Contractor shall treat such audit data as confidential, but shall not be precluded from using such audit data in any legal or arbitration proceedings arising under this Agreement in relation with the Dispute or Change Order;
3.8.18    make available to Owner and Owner Contractors at all times during the term hereof sufficient storage areas and personnel at each Satellite Facility for the unloading, handling, preservation, storage, loading and transportation of all Owner Furnished Equipment and Materials delivered to such Satellite Facility by an Owner Contractor, and not take or omit to take, and cause its Affiliates not to take or omit to take, any action with respect to such Satellite Facility that would prevent, impede, delay or otherwise hinder Contractor’s performance of the Work in accordance with this Agreement;
3.8.19    arrange and/or ensure the complete handling of all equipment, machinery, Materials and spare parts required for the Work, including the inspection, expediting, shipping and transport, unloading, receiving, storage and payment of all Taxes incurred in connection therewith, and arrange for proper safe keeping, handling, preservation, storage, maintenance and transportation at, to or from a Satellite Facility or the Job Site, as applicable, for such equipment, machinery, Materials and spare parts;
3.8.20    coordinate customs expediting and clearance services and logistics at the Job Site with a qualified company selected by Owner and perform all administrative formalities in connection therewith, including obtaining all approvals, certificates, documents and licenses which may be pertinent and/or necessary for Contractor’s equipment, machinery, Materials and spare parts required for the Work, all in a timely manner;

3.8.21    transport from each Satellite Facility to the Job Site all Owner Furnished Equipment and Materials delivered to such Satellite Facility in accordance with the Project Schedule;
3.8.22    provide for all temporary construction materials, equipment, supplies and facilities necessary for the performance of the Work;
3.8.23    upon Notice from Owner, replace (a) any Subcontractor who fails to perform its Subcontract obligations and (b) replace any of Contractor’s personnel, and cause any Subcontractor to replace its personnel, performing the Work if (i) Owner believes that such personnel are negligently performing the Work or that such personnel are creating a risk to the health and/or safety of Persons or property or (ii) Owner believes that such personnel are otherwise not performing the Work in accordance with Owner Standards or are creating a risk to the timely completion of the Work in accordance with this Agreement;
3.8.24    provide all special tools, construction/Commissioning spare parts and supplies required for operation of the LNG Production System (excluding all special tools, construction/Commissioning spare parts and supplies provided as part of the Owner Furnished Equipment and Materials) until the LNG Production System Substantial Completion Date, at which time all special tools and other supplies required for the operation of the LNG Production System that are supplied by Contractor shall be transferred to Owner in accordance with Section 3.8.15;
3.8.25    use only the entrance(s) to the Job Site designated by Owner and applicable Permits for ingress and egress of all personnel and vehicles and for the delivery of all Materials;
3.8.26    provide such assistance as is reasonably requested by Owner in dealing with the Lenders, the Independent Engineer or any Government Authority in any and all matters relating to the Work and the Facility; provided that no review, approval or disapproval by the Independent Engineer shall serve to reduce or limit the liability of Contractor hereunder;
3.8.27    cooperate with Owner’s Representative and designee and the Independent Engineer in the review of design materials, the conduct of inspections and Commissioning, and in any other matters hereunder relating to the Work and respond promptly to inquiries from Owner;
3.8.28    provide all operating instructions, procedures, data and manuals, spare parts manuals, integrated and coordinated operation and maintenance manuals and training aids in accordance with the Drawings and Specifications;
3.8.29    train and certify the operating and maintenance personnel in accordance with Exhibit G;
3.8.30    perform the Pre-Commissioning and Commissioning and direct the operation and maintenance personnel (including the personnel of Owner or its Affiliate) during Pre-Commissioning, Commissioning and execution of the Performance Tests in full accordance with the written operating instructions, the operations and maintenance manuals and the safety procedures;
3.8.31    obtain Owner’s prior written approval (which approval may be withheld in Owner’s sole discretion and for any reason) of the text of any announcement, publication, photograph or other type of communication concerning the Work prior to the dissemination or release of same by Contractor or its Subcontractors;
3.8.32    subject to Owner’s prior approval, designate the Contractor’s Representative who will have full responsibility for the prosecution of the Work and full authority under the JV Agreement to act for Contractor in respect of this Agreement and act as a single point of contact with Owner, Owner Contractors and Pipeline Contractor in all matters on behalf of Contractor. Upon the reasonable written request of Owner, Contractor shall promptly replace the Contractor’s Representative. Subject to Section 5.2, Contractor shall not replace the Contractor’s Representative without the prior written consent of Owner, which consent shall not be unreasonably withheld. The Contractor’s Representative shall be available at the Job Site and elsewhere, when reasonably required, at all reasonable times for consultation and, if absent, shall designate a suitable alternate to act as the Contractor’s Representative during such absence;
3.8.33    during the performance of the Work, maintain continuously at the Job Site adequate management, supervisory, administrative, security, safety, quality and technical personnel, to ensure expeditious and competent handling of all matters related to the Work, according to its determination of the staffing required for this purpose and Exhibit Y. Contractor shall designate the Key Personnel as set forth in Exhibit K;
3.8.34    provide such data, reports, certifications, certified copies of organizational documents, resolutions, incumbency certificates, audited financial statements, opinions of counsel and other documents or assistance as may be (a) reasonably requested by Owner, the Lenders or Owner’s title insurance providers with respect to the Financing or otherwise requested by Owner in connection with the performance of this Agreement or (b) requested or required by any Government Authority with respect to any Permits or regulatory filings;
3.8.35    advise Owner of negotiations with Major Subcontractors concerning the availability of improved warranties or guarantees related to major items of Materials to be incorporated into the Facility;
3.8.36    (a) cooperate with and provide information reasonably requested by Owner to support Owner in performing, or causing the performance of, the Owner Scope of Work and the delivery of the Owner Furnished Equipment and Materials to the Job Site or a Satellite Facility, as applicable; (b) receive, transport and unload at the Job Site, or a Satellite Facility or a storage yard designated by Owner for transshipment to the Job Site, all Owner Furnished Equipment and Materials; (c) perform the construction management services relating to the scheduling and coordination of the work and services performed by the Owner Contractors under the Owner Contracts and the administration and reporting to Owner of the performance by each Owner Contractor of its obligations of the relevant Owner Contract(s); and (d) install and integrate the Owner Furnished Equipment and Materials into the Facility;

3.8.37    coordinate and perform the applicable portion of the Work under the oversight and direction of BH personnel that are present at the Job Site or a Satellite Facility pursuant to the Field Services Agreement;
3.8.38    maintain qualified personnel on the Job Site to consult with Owner regarding the operation and maintenance of the Facility (a) during Pre-Commissioning, Commissioning, start-up and testing of each LNG Production System and the Facility, (b) until successful completion of the training program required by Article 14 and (c) in accordance with the Warranty procedures set forth in Article 20 during the Warranty Period (which does not require Contractor to maintain personnel on the Job Site);
3.8.39    comply with the Warranty procedures set forth in Article 20;
3.8.40    in accordance with Article 39, cooperate with Owner in obtaining suitable Financing in accordance with the Lenders’ requirements;
3.8.41    provide complete Deliverables and follow them during the performance of the Work;
3.8.42    prepare and keep up-to-date on a daily basis a complete set of red-lined “as-built” records of the execution of the Work, showing the “as-built” locations, sizes and details of the Work as executed, with cross references to relevant specifications and data sheets, which records shall be kept on the Job Site and shall be made available to Owner upon request;
3.8.43    prepare and submit to Owner “as-built” drawings (in accordance with Exhibit J) of the Work showing the process-related portions of the Work as executed. The “as-built” drawings shall be provided in their native file format, red-lined as the Work proceeds, and shall be submitted at least monthly (and more frequently as requested by Owner) to Owner for its inspection;
3.8.44    submit to Owner, within sixty (60) Days following the Facility Substantial Completion Date or upon termination of this Agreement, five (5) electronic files in a format designated by Owner, one (1) full-size original copy and six (6) printed copies of the relevant final “as-built drawings” (in accordance with Exhibit J) and any further construction documents relating to the Work reasonably requested by Owner, all prepared in accordance with this Agreement;
3.8.45    in accordance with Article 9, submit to Owner the applicable Performance Security;
3.8.46    refrain from bringing, and not permit or allow any Subcontractor, Agent For Contractor or other Person (other than an Owner Contractor acting in accordance with the relevant Owner Contract or the Pipeline Contractor) to bring, any Hazardous Substances on the Job Site and bear all responsibility and liability for such materials brought to the Job Site by Contractor, its Subcontractors or any Agent For Contractors; provided, however, that Contractor, Subcontractors and Agent For Contractors may bring onto the Job Site such Hazardous

Substances as are necessary to perform the Work so long as the same is done in compliance with applicable Laws, Permits, and Applicable Codes and Standards, and Contractor shall remain responsible and liable for all such Hazardous Substances. Contractor shall maintain an updated record and current inventory of all Hazardous Substances brought onto the Job Site or used by Contractor or any Subcontractors or Agent For Contractors in connection with the performance of the Work, which records shall identify types, quantities, location of storage, use and final disposition of such Hazardous Substances, and shall promptly make such file available to Owner at the Job Site upon preparation and any updates. If Contractor, any of its Subcontractors, or any Agent For Contractors cause or permit a Release of any Hazardous Substances brought to the Job Site by Contractor, its Subcontractors or Agent For Contractors on, at, under or from the Job Site, Contractor shall, at its sole cost and expense: (a) immediately notify Owner in writing; (b) comply with all applicable Laws, Permits and Applicable Codes and Standards and take all necessary steps to protect human health and the environment, and shall not exacerbate such condition; and (c) diligently proceed to take all necessary actions to clean up fully any contamination or impacts resulting therefrom. If Contractor, any of its Subcontractors, or any Agent For Contractor encounter a Release of any Hazardous Substances on, at, under or from the Job Site that is not caused or permitted by any of them or any Pre-Existing Hazardous Substances, Contractor shall: (a) immediately notify Owner in writing; (b) comply with all applicable Laws, Permits and Applicable Codes and Standards and take all necessary steps to protect human health and the environment, and shall not exacerbate such condition; and (c) diligently proceed to take all necessary actions to assist Owner’s efforts to clean up fully any contamination or impacts resulting therefrom;
3.8.47    during the performance of the Work, maintain an office at the Job Site, in a temporary or permanent structure that shall be subject to the approval of Owner, which shall serve as the offices for Contractor, Owner and Owner Contractors, and upon completion of the Work, leave such offices, which shall remain the property of Owner, in a clean condition satisfactory to Owner;
3.8.48    cooperate and cause the Subcontractors and Agent For Contractors to cooperate with Owner, Owner Contractors, the Pipeline Contractor and other unrelated contractors who may be working at or near the Job Site in accordance with the Project Schedule in order to assure that neither Contractor nor any of the Subcontractors nor any of the Agent For Contractors unreasonably hinders or increases or makes more difficult the work being done by or on behalf of Owner, the operation of the Facility and other unrelated contractors at or near the Job Site;
3.8.49    use reasonable efforts, and cause the Subcontractors and Agent For Contractors to use their reasonable efforts, to assist Owner in creating, assessing and carrying out programs which shall, during all phases of the Work, minimize the impacts on the host community caused by completion of the Work;
3.8.50    pay all Subcontractors in a timely fashion in accordance with the respective Subcontracts and provide Owner with Notice of any material dispute regarding the Work that is pending or threatened, which Notice shall detail the dispute, the parties involved and identify any Subcontractors that Contractor intends to withhold payment from and the amount to be withheld;

3.8.51    obtain and maintain the insurance set forth in Section 26.2. Contractor shall (a) cooperate with Owner so that Owner may obtain and maintain the insurance set forth in Section 26.3, including providing any information reasonably required by insurance carriers providing such insurance, and (b) comply with the requirements of the insurance policies provided by Owner pursuant to Section 26.3, including providing information necessary to substantiate any claims filed under such policies;
3.8.52    in accordance with Article 23, ensure that all agreements, guarantees, warranties, delivery schedules and performance requirements with Subcontractors comply with the requirements of this Agreement;
3.8.53    in accordance with Article 40, comply with the requirements of the Anti-Corruption Laws and Export Controls;
3.8.54    in accordance with Section 3.9, obtain recommendations for spare parts for the operation and maintenance of the Facility and, if requested by Owner, procure and deliver the Spare Parts to the Job Site;
3.8.55    as applicable comply in all respects with the requirements, prohibitions, and other obligations applicable to a general contractor under Louisiana’s Private Works Act, Louisiana Revised Statute 9:4801, et seq.;
3.8.56    as applicable after the issuance of the Notice to Proceed (or, if required by Law in connection with the performance of the scope under any Limited Notice to Proceed, the Limited Notice to Proceed) properly and timely file written notice of contract (the “Notice of Contract”), together with performance and payment bonds attached, if required, and a “no work” affidavit satisfying the requirements of Louisiana Revised Statute 9:4820.C. for registry with the recorder of mortgages of the parish in which the Work is to be performed. Preparation and filing of the notice of contract and bonds shall comply with Louisiana’s Private Works Act, La. R.S. 9:4801, et seq.;
3.8.57    as applicable upon Final Completion, file a notice of termination for registry with the recorder of mortgages for Plaquemines Parish, referencing the Notice of Contract, and satisfying the requirements of Louisiana Revised Statute 9:4822.E.;
3.8.58    as applicable as a condition precedent to final payment by Owner hereunder, supply to Company a Clear Lien and Privilege Certificate for the Facility from the recorder of mortgages for Plaquemines Parish, which certificate is dated after the expiration of the period during which Subcontractors and suppliers may file valid claims or liens pursuant to Louisiana’s Private Works Act, LA. R.S. 9:4801, et seq.; and
3.8.59    as applicable as a condition precedent to final payment by Owner hereunder, at Owner’s request, Contractor shall file, or concur with the filing of, a request for cancellation of the Notice of Contract pursuant to Louisiana Revised Statute 9:4832.A.

3.9    SPARE PARTS.
3.9.1    Promptly following Contractor’s issuance of a Subcontract or the execution of an Agent For Contract, Contractor shall deliver to Owner a detailed list (that shall include pricing information) of all Subcontractor, Agent For Contractor and Contractor-recommended capital spare parts, other spare parts and special tools necessary for operating and maintaining the Facility (excluding all spare parts and special tools supplied as part of the Owner Furnished Equipment and Materials), including components and systems of the Facility (collectively, “Spare Parts”), following each LNG Production System Substantial Completion Date and the Facility Substantial Completion Date. One hundred eighty (180) Days prior to LPS5 Substantial Completion Date, Owner shall specify in writing which items on the list it wishes Contractor to purchase and whether such items are requested to be delivered to the Job Site prior to LNG Production System Substantial Completion for an LNG Production System, Facility Substantial Completion or Final Completion, as applicable. For those Spare Parts Owner directs Contractor to purchase, Contractor shall purchase such Spare Parts on the best available commercially reasonable terms (including all rebates and discounts). In addition to ordering and purchasing the Spare Parts as provided above, Contractor shall receive, inspect, deliver to storage and take all other reasonable actions for the storage and maintenance of the Spare Parts until the Final Completion Date.
3.9.2    Contractor shall properly store and categorize all spare parts provided pursuant to Section 3.9.1 in order to preserve such spare parts and prevent corrosion, and shall create and maintain a computerized inventory of all such spare parts. Contractor shall submit the inventory control system to Owner for review and such inventory control system shall be approved by Owner prior to its implementation. Contractor shall cause the inventory control system to be transferred to Owner’s computer system at the Facility prior to the LPS5 LNG Production System Substantial Completion Date. Any spare parts purchased by Owner that are present at the Job Site prior to Owner’s assumption of the care, custody and control of the Facility pursuant to Section 18.1.3 and during the Warranty Period may be reasonably used by Contractor following written permission by Owner; provided, however, that Contractor shall be required to replace such spare part with an identical new replacement on an expedited basis.
3.10    PROCUREMENT.
3.10.1    Within [***] Days after the date of issuance of the initial Limited Notice to Proceed, Contractor shall provide Owner with an estimated schedule of the planned air, marine and land shipments for which Contractor is responsible, identifying (a) equipment estimated to be essential to the Critical Path, (b) the equipment and values to be contained in each shipment, and (c) other specific information reasonably required by insurance underwriters (including the vessel and/or vehicle identification, the itinerary and schedule along with scheduled shipping dates from each Satellite Facility or Contractor’s, a Subcontractor’s, an Agent For Contractor’s or their supplier’s warehouse) (collectively, the “Shipping Information”). Thereafter, in order for Owner to secure insurance for each marine, air and land shipment made by Contractor, Contractor shall provide monthly updates to Owner and Owner’s designated cargo insurer of any changes to the Shipping Information. Contractor shall not permit any shipment to be made until such Notice is timely given to Owner. Shipping delays incurred by Contractor or any Subcontractor or Agent For Contractor as the result of delays in securing cargo insurance to the extent due to Contractor’s failure to supply such Notice on a timely basis shall not be the basis for an Owner Caused Delay. Contractor shall ensure that all shipments of cargo by Contractor or any Subcontractors or Agent For Contractors comply with requirements related thereto of such insurance providers.
3.10.2    Each shipment manifest of Contractor and any Subcontractor or Agent For Contractor will be prepared in a format consistent with the reasonable requirements of Owner.
4.COMMENCEMENT OF THE WORK.
4.1    NOTICE TO PROCEED.
4.1.1    Owner may issue to Contractor a Notice in the form attached hereto as Exhibit F-13 (the “Notice to Proceed”) specifying the date for full commencement of the Work (the “Notice to Proceed Date”), which date shall not be prior to either the date that Contractor receives the Notice to Proceed and the advance payment of a mutually agreeable fixed amount that is specified in the Notice to Proceed to be due and payable upon the issuance of the Notice to Proceed. One hundred percent (100%) of such advance payment shall be credited as an offset against Reimbursable Costs, Contractor’s G&A and Contractor’s Margin owed by Owner to Contractor from and after the Notice to Proceed Date, until such advance payment is reduced to zero. Subject to any Limited Notice to Proceed, Contractor shall commence the Work only after the Notice to Proceed Date specified in the Notice to Proceed and thereafter diligently pursue the Work. Contractor shall proceed with the performance of the Work in accordance with the Project Schedule; provided, however, that any failure of Contractor to pursue the Work in accordance with the Project Schedule shall not relieve Contractor of any liability hereunder.
4.1.2    Prior to the issuance of the Notice to Proceed, Owner intends to obtain sufficient funds from one or more Lenders to fulfill its payment obligations under this Agreement. Owner shall not issue the Notice to Proceed, and therefore shall have no payment obligations under this Agreement, unless and until the date on which it has obtained written and binding commitments in respect of such funds.
4.1.3    On or prior to Owner’s issuance of the Notice to Proceed pursuant to this Section 4.1 or within [***] days after the Effective Date, whichever is later, Contractor shall provide the Performance and Payment Bonds to Owner as required pursuant to Article 9.
4.1.4    If prior to [***] (or such other date as the Parties may mutually agree in writing), Owner has not (a) issued the Notice to Proceed pursuant to this Section 4.1 or (b) issued a Change Order to Contractor for an equitable extension of the Project Schedule in accordance with Exhibit D, then either Party shall be permitted to terminate this Agreement by delivery of written notice thereof to the other Party.

4.2    LIMITED NOTICES TO PROCEED.
Prior to the issuance of the Notice to Proceed, Owner shall have the right to issue one or more limited notices to proceed directing Contractor to commence and complete any portion of the Work specified in any such limited notice to proceed and subject to the terms of this Agreement substantially in the form attached hereto as Exhibit F-8 (each, a “Limited Notice to Proceed”), except as otherwise agreed by Owner and Contractor. All activities required to be performed thereunder shall be done in accordance with the requirements for the Work hereunder. Contractor shall not be required to commence performance of the Work described in a Limited Notice to Proceed until it has received payment of a mutually agreeable fixed amount that is specified in the Limited Notice to Proceed to be due and payable upon the issuance of the Limited Notice to Proceed. One hundred percent (100%) of such payment shall be credited as an offset against subsequent Reimbursable Costs, Contractor’s G&A and Contractor’s Margin owed by Owner to Contractor, as applicable. Upon issuance of the Notice to Proceed, all such performance of the Work under a Limited Notice to Proceed shall constitute Work done pursuant to this Agreement.
5.PERSONNEL AND QUALIFICATIONS.
5.1    GENERAL.
5.1.1    Contractor represents to Owner that it, its designers and its design Subcontractors have the experience and capability necessary for the design and performance of the Work. Contractor undertakes that its personnel and design Subcontractors shall be available to attend discussions with Owner and the Independent Engineer at all times at the Job Site or other mutually agreed locations during the performance of the Contractor’s obligations hereunder.
5.1.2    Contractor, all Subcontractors and all personnel used by Contractor and Subcontractors in the performance of the Work shall be qualified by training, licenses or certifications, as required, and experienced to perform their assigned tasks. Contractor shall not use in the performance of the Work any personnel reasonably deemed by Owner to be incompetent, careless, unqualified to perform the work assigned to them, unsafe, creating an unsafe work environment or interfering with the completion of the Work. Notwithstanding the foregoing, Owner shall have no liability and Contractor agrees to release indemnify, defend and hold harmless each Owner Indemnitee from and against any and all Losses, of whatsoever kind or nature, which may directly or indirectly arise or result from Contractor or any Subcontractor terminating the employment of or removing from the Work any such employee who fails to meet the foregoing requirements following a request by Owner to have such employee removed from the Work.
5.1.3    Contractor shall maintain labor relations in such a manner that, so far as reasonably practicable, there is harmony among workers. Contractor and the Subcontractors shall conduct their labor relations in accordance with the recognized prevailing local area practices, applicable Law, Permits, Applicable Codes and Standards and Owner Standards.

5.2    KEY PERSONNEL.
The Contractor’s organizational structure for the performance of the Work is provided in Exhibit K. Prior to the commencement of the Work, the Key Personnel shall hold the positions indicated in Exhibit K. Contractor acknowledges and agrees that the continuity of Key Personnel in connection with the Work is a material requirement of this Agreement and that the replacement of any Key Personnel will be detrimental to Owner and the overall quality of the Work. The Key Personnel will be engaged full-time and exclusively in the prosecution of the Work continuously until their role is completed, unless prior release is approved or directed by Owner; provided however, Key Personnel may be removed by Contractor without Owner’s consent for (a) termination of a Key Personnel’s employment with the Contractor or its Affiliates, or (b)    a Key Personnel dying, retiring, resigning, or becoming seriously ill, or a serious illness or death in the family of a Key Personnel. Revisions to the organizational structure of Key Personnel shall be subject to Owner’s prior approval, and replacement of, or additions to, such Key Personnel shall only be made with persons having qualifications equal to or better than those replaced or added to, and shall be similarly subject to Owner’s prior approval. All requests for the substitution of Key Personnel shall include a detailed explanation and reason for the request and the resumes of professional education and experience for a minimum of two (2) candidates of suitable qualifications and experience. Owner shall respond within ten (10) days of receiving the resumes with its written approval or detailed comments as to why approval is not granted. Should Owner approve of the replacement of a Key Personnel, Contractor shall allow for an overlap of a minimum of two (2) weeks during which both the Key Personnel to be replaced and the Owner-approved new Key Personnel shall work together full time. Owner may if it is concerned with the performance thereof request in writing the removal of, and Contractor shall promptly remove and replace, any Key Personnel. Contractor agrees that, notwithstanding its other business commitments, it will give the Work a priority and commit sufficient resources to the Work that will enable Contractor to perform its obligations under this Agreement.
6.PRICE AND PAYMENT.
6.1    TARGET PRICE.
6.1.1    As of the day immediately preceding the Restatement Date, the “Target Price” was an amount equal to [***].
6.1.2    Prior to the Restatement Date, the Target Price included the estimated costs for the Materials, labor, transportation, services and Intellectual Property rights forming part of the Reimbursable Work and, including the costs of Materials, transportation and storage of Materials and all Taxes other than sales and use taxes, duties and tariffs for which Contractor is responsible hereunder, the cost to Contractor to provide the Performance Security, and Contractor’s estimated cost for repair or replacement of all Defects and Deficiencies and other corrective Work prior to the commencement of the Warranty Period, including as described in Exhibit B. From and after the Restatement Date, the Parties have agreed to no longer observe, track, or make adjustments to, the Target Price, and acknowledge and agree that the Target Price shall have no further effect on the rights, obligations or liabilities of the Parties hereunder.

6.2    NOT USED.
6.3    PAYMENT.
6.3.1    Not later than the 15th day of each Month N, Contractor shall submit to Owner for its approval a Request for Payment (simultaneously sending copies to the Independent Engineer, as Owner may direct), which shall set forth: (a) a reasonable good faith estimate of (i) the Reimbursable Work activities that will be performed during the second month (“Month N+2”) immediately following such Month N and (ii) the Direct Costs and Contractor’s G&A associated with such Reimbursable Work activities (the sum of clauses (i) and (ii) being referred to herein as an “Estimated Monthly Amount”) less, in the case of the Initial Request for Payment, the amount of the advance payment described in Section 4.1.1; (b) except for the Initial Request for Payment, the amount owed to Contractor in respect of the Reimbursable Work performed during the preceding month(s), together with Contractor’s G&A and Contractor’s Margin associated with such Reimbursable Work, that has not been paid to Contractor during such preceding month(s), as applicable; (c) except for the Initial Request for Payment, the amount by which the aggregate amount of Estimated Monthly Amounts paid to Contractor during the preceding month(s) exceeds the actual Direct Costs incurred by Contractor in the performance of the Reimbursable Work during the preceding month(s), calculated as of the last day of the month immediately preceding such month, and the Contractor’s G&A associated with such Direct Costs payable by Owner in respect of such Reimbursable Work; (d) without duplication of amounts described in clauses (a) through (c) above, any other amounts that may be due and owing from Owner to Contractor or from Contractor to Owner pursuant to any other provision of this Agreement, as well as Contractor’s Margin; and (e) all information and documentation required by Section 6.3.3.
6.3.2    Owner shall, with respect to the Initial Request for Payment, make payment of the net amount specified in such Request for Payment within fifteen (15) Business Days of its receipt of such Request for Payment and with respect to each subsequent Request for Payment in accordance with Section 6.6.
6.3.3    Each Request for Payment submitted by Contractor pursuant to Section 6.3.1 will be accompanied by: (a) a certificate of release and waiver of liens (other than Permitted Liens) from Contractor in the form attached hereto as Exhibit F-1; (b) a Payment Status Affidavit from Contractor in the form attached hereto as Exhibit F-15; (c) certificates of release and waiver of liens (other than Permitted Liens) from each Major Subcontractor providing Materials or services described in the Request for Payment in the form attached hereto as Exhibit F-2; (d) a Payment Status Affidavit from each Major Subcontractor in the form attached hereto as Exhibit F-16; (e) a Monthly Progress Report pursuant to Section 13.3; (f) a report of Defects and Deficiencies pursuant to Section 10.2.1; (g) supporting documentation evidencing the Reimbursable Costs and Contractor’s G&A that are defined in Exhibit B; (h) the aggregate accrued amount of the Contractor’s Margin (with supporting calculations) of which payment is requested; and (i) any other information that Owner, the Lenders or the Independent Engineer may reasonably request (provided Contractor is given a reasonable period of time (in any case, not less than ten (10) Days) to satisfy such request prior to Contractor’s submission of a Request for Payment).

Contractor shall itemize Taxes (which are Reimbursable Costs) by category and cost component, including Louisiana state and local sales/use tax and any other sales/use tax that Contractor may be responsible for collecting from Owner (by state and taxing jurisdictions), import duties, and sales tax of other states (by other state). Contractor shall only include Direct Costs in a Request for Payment in accordance with the rates and other provisions set forth in Exhibit B-1 and Exhibit C.
6.3.4    Amounts (a) owed by Owner to Contractor and (b) owed by Contractor to Owner shall, to the extent not paid when due pursuant to the terms hereof, accrue interest at the Late Payment Rate from the date payment thereof was due until the date of payment thereof in full (together with all accrued interest).
6.3.5    In no event shall the payment of any amount by Owner to Contractor constitute an acceptance of any Work, and Owner’s acceptance of the Work shall not relieve Contractor of any of its obligations hereunder.
6.3.6    Notwithstanding anything to the contrary contained herein, failure by Owner to pay any amount in dispute until resolution of such dispute in accordance with this Agreement shall not alleviate, diminish, or modify in any respect Contractor’s obligations to perform hereunder.
6.3.7    Notwithstanding anything to the contrary contained herein, except as expressly set forth in a Limited Notice to Proceed, Contractor shall not be obligated to perform any further Work and Owner shall not be obligated to make any further payment hereunder until after the Financial Closing Date has occurred.
6.3.8    The Contractor’s Margin Catch-up Payment shall be calculated by the Parties within five (5) Business Days following the Restatement Date. Owner shall make payment of the Contractor’s Margin Catch-up Payment in six (6) equal consecutive monthly instalments commencing in the month immediately following the month in which the Restatement Date occurs.
6.3.9    All Non-Reimbursable Costs shall be borne exclusively by Contractor. Contractor shall not include any Non-Reimbursable Costs in a Request for Payment or otherwise seek reimbursement from Owner of any Non-Reimbursable Costs.
6.3.10    Owner shall have the right to audit all documentation pertaining to each Request for Payment on reasonable prior notice to Contractor and during normal business hours in order to confirm the accuracy and completeness of such Request for Payment.
6.4    ENCUMBRANCES.
6.4.1    Contractor covenants and agrees that, with the sole exceptions of (a) an arbitral or Government Authority’s decision in Contractor’s favor and (b) Permitted Liens, no mechanics’ liens, similar liens or any encumbrances whatsoever shall be filed or maintained by Contractor, any Subcontractor, any Agent For Contractor, or worker or other Person acting, directly or indirectly, through or under Contractor or any Subcontractor or Agent For Contractor, against the Job Site, the Facility (or any portion thereof), any Materials or Owner Furnished Equipment and Materials, any land or improvements pertinent thereto, for or on account of any Work done or to be done or Materials furnished or to be furnished hereunder (the foregoing types of liens, regardless of who files them, collectively, the “Indemnified Liens”). Any lien or encumbrance filed by Contractor shall be limited in scope to secure payment by Owner of the amount at issue in any applicable dispute resolution proceeding. Upon Owner’s payment of such amount, Contractor shall immediately, and in any event within seven (7) Days of such payment, effect release (and certify thereto) of any such lien or encumbrance. For the avoidance of doubt, if a dispute resolution proceeding is brought within the applicable statute of limitations, but the outcome of such proceeding is not determined until after the statute of limitations has expired, the Parties agree to waive the statute of limitations in order to effect the outcome of such dispute resolution proceeding.
6.4.2    If Contractor fails to satisfy the obligation set forth in Section 6.4.1 within thirty (30) days, Contractor agrees, to the fullest extent permitted by Law, to indemnify and hold harmless each of the Owner Indemnitees and the Owner’s title insurers against any and all Losses associated with any Indemnified Lien or any lien on an asset of Owner, and Owner shall have the right to (a) consider the amount of the lien or encumbrance as presumptively correct, (b) withhold from any payment to Contractor then due, or thereafter to become due (including the Final Request For Payment), an amount sufficient to completely indemnify Owner Indemnitees against such lien or encumbrance, (c) pay the amount of such lien or encumbrance and pursue recovery actions against Contractor and (d) retain out of the amount withheld an amount sufficient to compensate Owner for its expenses (including actual attorney’s fees) in the matter.
6.4.3    Contractor hereby subordinates any mechanics’ and materialmen’s liens or other claims or encumbrances that may be brought by Contractor against any or all of the Work, the Facility, or the Job Site to any liens granted in favor of the Lenders, whether such lien in favor of the Lenders is created, attached or perfected prior to or after any such liens, claims or encumbrances, and shall use commercially reasonable efforts to require its Subcontractors to similarly subordinate their lien, claim and encumbrance rights. Contractor agrees to comply with reasonable requests of Owner for supporting documentation required by the Lenders in connection with such subordination, including any necessary lien subordination and other agreements and the filing of necessary documentation to effectuate such subordination. Nothing in this Section 6.4.3 shall be construed as a limitation on or waiver by Contractor of any of its rights under applicable Law to file a lien or claim or otherwise encumber the Facility as security for any undisputed payments owed to it by Owner hereunder which are past due; provided that such lien, claim or encumbrance shall be subordinate to any liens granted in favor of the Lenders.
6.5    DEFICIENT REQUESTS FOR PAYMENT.
Should Owner and the Lenders believe any Request for Payment is non-conforming (by being incomplete or inaccurate or by not otherwise satisfying the requirements for a Request for Payment hereunder), Owner shall have the right, in its sole discretion, to (a) request additional information with respect to such non-conforming Request for Payment or (b) reject the non-conforming portion of a Request for Payment, but pay the undisputed portion in accordance with this Agreement. It is understood and agreed by the Parties that any Request for Payment which is non-conforming, to the extent of such non-conformance, shall not constitute a valid and proper Request for Payment, and Owner shall not be obligated to make payment of any disputed amounts related to such non-conformance until Contractor revises the Request for Payment or submits a Request for Payment in proper form.
6.6    OWNER PAYMENT OBLIGATIONS.
Owner shall review each Request for Payment and may make such exceptions in accordance with the terms of this Agreement. Not later than forty-five (45) Days after its receipt of a Request for Payment and supporting documentation in the manner, with such detail and at the time herein required, Owner shall make payment to Contractor in the amount required, less (i) any disputed portion of such Request for Payment, (ii) any undisputed amounts payable by Contractor to Owner hereunder from the immediately preceding billing period and (iii) any other Owner withholding rights explicitly set forth herein. Owner shall make payment of the net amount specified in each Request for Payment submitted in accordance with Section 6.3, less (i) any disputed portion of such Request for Payment, (ii) any undisputed amounts payable by Contractor to Owner hereunder from the immediately preceding billing period and (iii) any other Owner withholding rights explicitly set forth herein, not later than the last Business Day of the month immediately following the month in which such Request for Payment was received by Owner; provided, however, that if Contractor submits such Request for Payment to Owner after the 15th day of the relevant month, the time period within which Owner shall be obligated to make payment hereunder shall be extended by such number of days following such 15th day for which such Request for Payment was not submitted. See Exhibit B-4 for an example of such payment procedures.
6.7    FINAL PAYMENT.
Within thirty (30) days of the Final Completion Date, Contractor shall submit a final Monthly Progress Report and a final request for payment which shall set forth all amounts due and remaining unpaid to it (the “Final Request for Payment”), and upon approval thereof by Owner, Owner shall pay to Contractor the amount due under such Final Request for Payment. Together with the submission of the Final Request for Payment to Owner, Contractor shall: (a) furnish Owner a Clear Lien and Privilege Certificate pursuant to Section 3.8.58; (b) deliver evidence satisfactory to Owner that Contractor has filed a request for cancellation of the Notice of Contract pursuant to Section 3.8.59 and (c) deliver evidence satisfactory to Owner, including a Payment Status Affidavit from Contractor and all Major Subcontractors in the form of Exhibit F-15 and Exhibit F-16, respectively, and a release and waiver of liens from Contractor and all Major Subcontractors in the form of Exhibit F-3 and Exhibit F-4, respectively, that all claims, liens, security interests or encumbrances in the nature of mechanics’, labor or materialmen’s liens or otherwise, arising out of or in connection with the Facility, Job Site or the performance by Contractor, or any Major Subcontractor, of the Work, have been satisfied or discharged.

6.8    OWNER’S RIGHT TO WITHHOLD PAYMENT.
6.8.1    Notwithstanding anything to the contrary contained herein, upon the occurrence and continuance of any of the following events, Owner, upon Notice to Contractor, may withhold or retain such portion (including all) of any payment due to Contractor under this Agreement as reasonably necessary to ensure the performance of the Work or to protect fully Owner’s rights hereunder:
(a)    Contractor is in default under Section 31.1 or has otherwise failed to perform any of its material obligations hereunder, but excluding costs attributable to any such default that are otherwise Direct Costs as provided in Exhibit B-1;
(b)    there exists any outstanding and unpaid payment obligation owing by Contractor;
(c)    provided that Contractor is then obligated to indemnify Owner for liens, (i) Contractor is not able to indemnify Owner to Owner’s satisfaction against any such lien that shall be registered against the Job Site, Facility (or any portion thereof), any Materials, any land or improvements pertinent thereto and such lien shall remain undischarged or (ii) Contractor, Owner or the Lenders shall have received any claims for liens arising in connection with this Agreement which have not been withdrawn, all arising as a result of any acts or omission of Contractor or any Subcontractors or Agent For Contractors;
(d)    Owner is required in accordance with applicable Laws to withhold Taxes payable by Contractor in respect of the Work;
(e)    there is an assessment of any fines or penalties against Owner as a result of Contractor’s failure to comply with applicable Law, Permits or Applicable Codes and Standards;
(f)    Contractor has failed to make payments to Subcontractors as required under their respective Subcontracts, excluding the right of Contractor to withhold payments to Subcontractors as provided under the terms of the applicable Subcontract; or
(g)    Owner has incurred any other Non-Reimbursable Costs or liabilities for which Contractor is responsible hereunder.
6.8.2    Owner’s right to withhold amounts pursuant to this Section 6.8 shall not be deemed to in any way reduce Owner’s rights to withhold amounts due to Contractor under any other Section hereof. If Owner withholds amounts pursuant to this Section 6.8, Owner shall promptly inform Contractor of the reason therefor and once Contractor has corrected the reasons for the withholding, Owner shall pay the said withheld amount with the next Request for Payment submitted by Contractor. Notwithstanding anything to the contrary contained herein, Contractor shall not have any rights of termination or suspension as a result of Owner’s exercise of its rights under this Section 6.8.

6.9    RELEASE OF LIABILITY.
Acceptance by Contractor of payment pursuant to a Final Request for Payment shall constitute a satisfaction and release by Contractor and each of its Subcontractors in favor of Owner, Owner’s Representative, the Lenders, the Independent Engineer and all Affiliates, officers, directors, employees and agents thereof from all claims and liability hereunder with respect to the Work, or for any act or omission of Owner or of any of the above-listed Persons relating to or affecting this Agreement, except for (a) claims which are the subject of a Dispute filed by either Owner or Contractor prior to the date of such payment pursuant to Article 36, (b) Owner’s indemnity obligations hereunder, (c) any payment that may become due to Contractor under the last sentence of Section 6.7, or (d) any other provision hereof that is expressly intended to survive. Subject to acceptance of the Facility by Owner upon the Facility Substantial Completion Date, no payment shall: (i) be deemed a representation that Owner has inspected the Materials or the Work, (ii) constitute or be deemed an acceptance, in whole or in part, of any portion of the Work or (iii) operate to release Contractor from any obligations or liabilities hereunder.
7.NOT USED.
8.NOT USED.
9.PERFORMANCE SECURITY.
9.1    TYPES OF PERFORMANCE SECURITY.
To secure Contractor’s performance of its obligations hereunder, Contractor acknowledges and agrees that Owner shall have the right to hold (a) the Performance and Payment Bonds and (b) the Contractor Guarantees.
9.2    PERFORMANCE AND PAYMENT BONDS.
9.2.1    On or prior to the Notice to Proceed Date or within [***] days after the Effective Date, whichever is later, Contractor shall deliver to Owner a performance bond (in the form of a bank letter of credit that is in form and substance satisfactory to Owner, such form to be included as Exhibit F-9A) and a payment bond (in the form of an insurance surety bond as provided in Exhibit F-9B) issued for the benefit of Owner (the “Performance and Payment Bonds”), in each case issued by a Qualified Surety.
9.2.2    The Performance Bond shall constitute security for all of Contractor’s payment and performance obligations hereunder. The Performance Bond shall have a face amount of [***]. Upon Facility Substantial Completion, the face amount of the Performance Bond shall be reduced to an amount equal to [***]. The Performance Bond will be held by Owner until the expiration of the Warranty Period.
9.2.3    The Payment Bond shall constitute security for the payments made by Owner to Contractor on or after the Notice to Proceed Date. The Payment Bond shall have a face amount equal to [***]. On the LPS5 Substantial Completion Date, the face amount of the Payment Bond shall be decreased to be equal to [***]. On the LPS6 Substantial Completion Date, the face amount of the Payment Bond shall be decreased to be equal to [***]. The Payment Bond will be held by Owner until the Facility Substantial Completion Date.
9.2.4    In the event amounts are due under this Agreement from Contractor to Owner, and such amounts are not paid by Contractor when due, Owner shall have the right, commencing [***] Business Days following Owner’s delivery of written notice thereof to Contractor, to draw amounts under the Performance Security equal to the amount owing by Contractor.
9.2.5    If at any time the surety that has issued the Performance and Payment Bonds is no longer a Qualified Surety, then Contractor shall replace such Performance and Payment Bonds with a replacement instrument complying with the terms hereof from a Qualified Surety within [***] Business Days from receiving notice from Owner.
9.3    CONTRACTOR GUARANTEES.
9.3.1    On the Effective Date, Contractor shall deliver an executed Contractor Guarantee from each Contractor Guarantor. Contractor shall cause each of the Contractor Guarantees to remain in full force and effect until the expiration of the Warranty Period. Contractor acknowledges that Owner shall have the right, in its sole discretion, to issue demands for payment under either or both of the Contractor Guarantees.
9.3.2    As soon as available, but in any event within [***] Days after the end of the first three fiscal quarters of each Contractor Guarantor, Contractor shall deliver to Owner the unaudited and consolidated balance sheet of such Contractor Guarantor, as of the end of such quarter, the related consolidated statements of income, cash flows, and retained earnings and stockholders’ equity for such quarter, all of which shall be certified by the chief financial officer or equivalent officer of such Contractor Guarantor subject to normal year-end audit adjustments. As soon as available, but in any event no later than [***] Days after the end of each fiscal year of each Contractor Guarantor, Contractor or such Contractor Guarantor shall deliver to Owner a copy of the audited consolidated balance sheets at the end of each such year as well as the related consolidated statements of income, retained earnings, and cash flows for such year. All financial statements delivered pursuant to this Section 9.3 shall be complete and correct in all material respects and shall be prepared in accordance with generally accepted accounting principles applied consistently throughout the periods reflected therein. If a Contractor Guarantor makes the foregoing financial statements publicly available on its website or through filings pursuant to applicable securities laws, then the requirements of this Section 9.3 shall be deemed met by such Contractor Guarantor making such financial statements publicly available in accordance with the requirements of applicable securities laws or, otherwise, in accordance with its customary practice.

10.QUALITY CONTROL AND INSPECTION.
10.1     QUALITY MANAGEMENT PLAN.
Within thirty (30) Days after the earlier of the Limited Notice to Proceed or Notice to Proceed, and prior to commencing any aspect of the Work, Contractor shall have submitted for Owner’s review and approval, and Owner shall have approved, as being in accordance with Owner Standards, a formal program for inspecting and testing all aspects of the Work (the “Quality Management Plan”). Owner shall have a period of thirty (30) Days following submittal to it of the Quality Management Plan to approve or comment upon the Quality Management Plan. If Owner approves the Quality Management Plan, or Owner does not approve or provide comments on the Quality Management Plan within such thirty (30) Day period, then Contractor may proceed to implement such Quality Management Plan; provided, however, that Owner may at any time require Contractor to amend the Quality Management Plan if it is not in accordance with the requirements of this Agreement. The individual(s) responsible for implementing the Quality Management Plan shall be identified by Contractor to Owner.
10.2    DEFECTS AND DEFICIENCIES.
10.2.1    Contractor shall perform, or cause to be performed, quality control and inspection activities related to the Work as required by the Contractor’s Quality Management Plan, this Agreement and Owner Standards. Prior to entering any purchase orders for Materials or any Subcontracts, Contractor shall provide Owner the quality control and inspection program for such Subcontractor, and Contractor shall (i) ensure that each such program is substantially the same as the approved Quality Management Plan, and (ii) require each such Subcontractor to provide periodic reports and maintain accurate and ongoing records showing compliance with each such quality control and inspection program. The Quality Management Plan must be adequate to meet the quality control and inspection needs of the Work, and Contractor may not rely upon Owner or any other Person or Government Authority to provide such services. Contractor shall inspect and test the Work, including all design, engineering, installation, Materials, tools and supplies performed or provided. All Defects or Deficiencies identified by such inspection or testing shall be included in the Monthly Progress Report submitted to Owner with the Contractor’s Request for Payment. The Monthly Progress Report shall describe in detail (a) all such Defects or Deficiencies identified, including a failure analysis of the problem, (b) a description of the solutions identified for each such Defect and Deficiency, (c)  all Work that was re-performed or corrected and any related services rendered during the immediately preceding month and (d) all such Defects or Deficiencies not then corrected or re-performed. Contractor shall identify a solution for each such Defect and Deficiency as soon as possible, but in any event not later than seven (7) days after the date that such Defect and Deficiency is identified, and, in the case of known defects or deficiencies in Owner Furnished Equipment and Materials, notify and request a solution from Owner or Owner Contractors.
10.2.2    Contractor shall correct, or cause to be corrected, all Defects and Deficiencies as soon as practicable under the circumstances, and shall correct, or cause to be corrected, (a) any Defects or Deficiencies identified during the design process prior to the date that the procurement process begins, (b) any Defects or Deficiencies identified during the procurement process prior to the date that the shipping of Materials and equipment begins, (c) any Defects or Deficiencies identified during the performance of the Work prior to the start of the Demonstration Tests, (d) any Defects identified during the Demonstration Tests prior to the start of the Performance Tests (excluding Punch List Items) and (e) any Defects or Deficiencies identified during the Performance Tests prior to re-running the Performance Tests (excluding Punch List Items); provided that with respect to clauses (a) through (e) above, Contractor shall have the right, upon prior written notice to Owner, to re-sequence the Work (including not correcting the Defects in the order required by this Section 10.2.2) as necessary to correct such Defects or Deficiencies as efficiently and expeditiously as possible.
10.3    INSPECTION RIGHTS.
Owner and the Owner Designees shall have the right to inspect in accordance with Owner Standards all Work performed in accordance with this Agreement and any item of Materials, service or workmanship to be provided in accordance with this Agreement as and to the extent described in Exhibit A or referred to elsewhere herein, and Contractor shall arrange such inspection, at the request of Owner, at any location that Work is performed or where Materials are fabricated or stored. With respect to tests which Contractor is required to perform hereunder pursuant to Exhibit A or Exhibit R, whether the tests take place at Contractor’s factory, or at the factory of a Subcontractor or Agent For Contractor, or the Job Site, Contractor shall supply all necessary labor, materials, equipment, apparatuses, instruments and competent test personnel who shall be able to take complete charge of the tests, and shall be authorized to represent and make decisions for the proper carrying out of the tests; provided, however, that with respect to any test set forth in Exhibit A or Exhibit R which Owner or the Owner Designees are entitled to witness, Contractor shall not be required to re-perform such test by virtue of Owner’s or the Owner Designees’ failure to observe same if Owner shall have been given at least fifteen (15) Days’ notice thereof (except for routine in process inspections). Owner shall at any time have the right to reject, or to direct Contractor to reject, any such portion of the Work, including any design, engineering, Materials, installation, tools or supplies, which in Owner’s reasonable judgment do not conform to the provisions hereof, including the requirements set forth in Exhibit A and the Drawings and Specifications, or which contain Defects or Deficiencies. Upon such rejection, Contractor shall as soon as practicable under the circumstances, but in no case later than the commencement of the Performance Tests, remedy any such condition identified by Owner as giving rise to such rejection. In the case of discovered defects or deficiencies in Owner Furnished Equipment or Material, Contractor shall promptly notify Owner. Copies of all test certificates, performance curves and data sheets required by Owner shall be supplied by Contractor to Owner’s Representative in reproducible form. Sufficient information is to be given on all test certificates, performance curves and data sheets to enable the Materials to which they refer to be identified.
10.4    THIRD PARTY INSPECTION.
Contractor understands that the Owner Designees or the Lenders, and certain Government Authorities have or shall have the right, from time to time, to observe and inspect the Work and the Facility and to observe all tests of the Work and the Facility. Contractor shall allow such third-party inspectors access to the Work and the Facility and to the Contractor’s technical and design records pertaining thereto, so long as either Owner’s Representative is present or Contractor has obtained the prior written approval of Owner. Owner agrees to protect as confidential anything designated by Contractor as such, whether by notation thereon or separate Notice; provided that in no event shall Owner be liable to Contractor for the failure of any party (other than Owner) to comply with the confidentiality requirements of Contractor.
10.5    EFFECT OF WAIVER OF INSPECTION RIGHTS.
In the event that Owner or the Owner Designees shall waive or fail to exercise their right to test and inspect as herein provided, such waiver or failure shall in no way relieve Contractor of its obligations to perform the Work, or any part of it, in accordance with this Agreement, nor shall such waiver or failure prejudice or affect the rights of Owner or the Owner Designees set forth herein; nor shall any test or inspection by Owner, any Lenders or the Owner Designees or any failure to test or inspect be construed as an approval or acceptance of the Work or any part thereof. However, if any test or inspection is otherwise successful, the failure of any or all of Owner or the Owner Designees to attend such test or inspection shall not alter the successful nature of the test or inspection; provided, however, that Contractor shall promptly provide to Owner detailed information of the test or inspection, including the information specified in Section 10.3.
11.HEALTH, SAFETY, SECURITY AND ENVIRONMENT
11.1    COMPLIANCE.
Contractor shall be a “prime contractor” for all purposes under the Occupational Safety and Health Act of 1970 and shall take all actions necessary or advisable to ensure compliance with OSHA regulations and the health and safety of all persons at the Job Site, or portion thereof, until the earlier of (a) Owner’s issuance of written notice that Owner will assume the role of prime contractor for the Job Site, or such area or areas within the Job Site as specified in such notice, and (b) the termination of this Agreement.
11.2    HSSE PROGRAM.
11.2.1    Within sixty (60) Days after the Effective Date, and prior to commencing any aspect of the Work, Contractor shall have submitted for Owner’s review and approval, and Owner shall have approved, as being in accordance with Owner Standards and Exhibit U, a formal health, safety, security and environment program (the “HSSE Program”). Owner shall have a period of thirty (30) Days following submittal to it of the HSSE Program to approve or comment upon the HSSE Program. If Owner approves the HSSE Program, or Owner does not approve or provide comments on the HSSE Program within such thirty (30) Day period, then Contractor may proceed to implement such HSSE Program; provided, however, that Owner may at any time require Contractor to amend the HSSE Program if it is not in accordance with the requirements of this Agreement, including those set forth in Exhibit U. The individual(s) responsible for implementing the HSSE Program shall be identified by Contractor to Owner. Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Work in accordance with applicable Law, the Contractor’s safety procedures and Owner Standards.
11.2.2    Contractor shall provide sufficient supervision for health, safety, security and environmental protection (“HSSE”) and take all precautions necessary to provide all protection to prevent damage, injury or loss to (a) all employees engaged in connection with the Work and all other Persons who may be affected thereby, (b) all the Work and all Materials to be incorporated therein, whether in storage on or off the Job Site, under the care, custody or control of Contractor or any Subcontractors or Agent For Contractors, (c) other property at the Job Site or adjacent thereto or the access route to the Job Site, including trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction or (d) the environment (except as otherwise permitted under any Permit); provided that Contractor’s obligations in regard to (b), (c) and (d) shall be to comply with applicable Law, Permits, Owner Standards and the HSSE Program.
11.3    SAFEGUARDS.
Contractor shall erect and maintain, as required by existing conditions and progress of the Work, all HSSE-related safeguards, including physical barriers, fences and railings. Contractor shall post danger signs and other warnings against hazards, promulgate safety regulations and notify owners and users of adjacent utilities of any dangerous or hazardous conditions. In accordance with Laws, Permits, Applicable Codes and Standards, and Owner Standards, Contractor shall exercise the utmost care in the use and handling of explosives or other Hazardous Substances or equipment and only competent, trained and experienced employees of Contractor or of any Subcontractor or Agent For Contractor shall be permitted to handle such explosives or other Hazardous Substances or equipment. All warning signs and notices shall be in English, Spanish and such other language as appropriate so that the safety communications will be understood by all personnel.
11.4    HSSE INCIDENTS.
Contractor shall have the following HSSE incident and near miss reporting obligations:
11.4.1    Contractor shall report in writing to Owner (and, to the extent required by any applicable Law, Applicable Codes and Standards or applicable Permit, the appropriate Government Authority) details of any HSSE-related incident that occurs on or in the vicinity of the Job Site as soon as possible after its occurrence, but in any event no later than twenty-four (24) hours after such HSSE-related incident occurs. In the case of any fatality or Severe Injury, Contractor shall immediately (a) notify Owner (and, to the extent required by any applicable Law, Applicable Codes and Standards or Permits, the appropriate Government Authority), (b) stop all Work on or in the vicinity of the Job Site, (c) and schedule a meeting as soon as practical (but no later than twenty-four (24) hours after the occurrence of such fatality or Severe Injury) with Owner to review the incident and, if necessary and/or required by Owner, revise the Contractor’s HSSE precautions and programs. Following any meetings with Owner pursuant to this Section 11.4.1, Contractor shall implement all reasonable revisions to the Contractor’s safety precautions and programs as required by Owner, and upon Notice from Owner, Contractor shall recommence the performance of the Work. Contractor shall initiate incident investigations as soon as practical (but no later than forty-eight (48) hours after the occurrence of such HSSE-related incident). Owner shall be invited to participate in all investigations, and may elect to be an active participant in any investigation and reserves the right to perform a parallel investigation. Contractor shall promptly send Owner copies of all citations issued by a Government Authority against Contractor resulting from or relating to an incident while performing the Work. Contractor shall report any HSSE-related incident and near misses at weekly HSSE meetings for review and discussion. Any delays in, or additional costs incurred in connection with, the Work resulting from the Contractor’s compliance with this Section 11.4.1 shall not form the basis for a Change Order.
11.4.2    In the event of any emergency situation that endangers or could endanger life, property or the environment, Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage or loss and shall, as soon as possible, report any such incidents, including the Contractor’s response and actions with respect thereto, to Owner.
11.4.3    Whenever Owner shall, in its sole discretion, determine that such an emergency situation exists, or is imminent, with respect to any part or all of the Work or other activities on the Job Site, Owner shall have the right to occupy and control the Job Site and, should Owner deem it necessary, to modify any aspect of the Work related to such emergency situation including stopping or altering the Work.
12.CHANGES IN THE WORK.
12.1    GENERAL.
12.1.1    Owner may at any time order changes to the Work. Contractor may propose changes to the Work for Owner’s consideration; provided that Owner shall not be obligated to approve any such change. Contractor shall be entitled to receive a Change Order in accordance with the provisions of Section 12.1.2 with respect to: (a) Force Majeure Events; (b) Owner Caused Delays; (c) Owner-directed or approved changes; (d) an act, omission or failure by Owner (in its capacity as owner under the Phase 1 Agreement) under the Phase 1 Agreement or an act, omission or failure by any party for which Owner (in such capacity) is responsible with respect to the Phase 1 Facility that demonstrably and adversely affects Contractor’s costs and/or ability to perform the Work in accordance with the Project Schedule under this Agreement (except in each case to the extent such affects on Contractor’s costs and/or ability to perform has already been addressed through an executed change order under the Phase 1 Agreement); (e) any failure by an Owner Contractor to perform its material obligations under the relevant Owner Contract that demonstrably and adversely affects Contractor’s costs and/or ability to perform the Work in accordance with the Project Schedule; (f) any error, inaccuracy or omission in or change by Owner to the Relied Upon Information that demonstrably and adversely affects Contractor’s costs and/or ability to perform the Work in accordance with the Project Schedule; (g) as provided elsewhere in this Agreement including in Sections 4.1.4, 12.4 and 16.3.2; (h) Pre-Existing Hazardous Substances which demonstrably and adversely impact Contractor’s costs and/or ability to perform the Work in accordance with the Project Schedule (except to the extent any additional costs or delay is the result of Contractor’s, its Subcontractors’ or Agent For Contractor’s Grossly Negligent act or omission or Willful Misconduct in the handling, storage or transportation of any Pre-Existing Hazardous Substance after discovery by Contractor, a Subcontractor or Agent For Contractor); (i) suspensions in the Work in accordance with Section 17.1.1 or Section 17.1.3, (j) a Carrollton Gage Delay; (k) any soils improvement cement reagent adjustment; and (l) any impact described in clauses (c), (f), (h) or (k) that arises under or relates to “Work” (as that term is defined under the Phase 1 Agreement) under the Phase 1 Agreement (except in each case to the extent such impact has already been addressed through an executed change order under the Phase 1 Agreement); provided that, with respect BH Testing Delay, the Change Order which shall be limited to a day-for-day extension of the applicable LNG Production System Substantial Completion Date or the Facility Substantial Completion Date, as the case may be, equal to the number of days of such BH Testing Delay.
12.1.2    Contractor shall be entitled to receive only one Change Order with respect to the same act or event and shall not be entitled to aggregate the cumulative impact of such act or event or two or more acts or events. Unless a particular activity is demonstrated to adversely impact an LNG Production System Substantial Completion Reference Date or the Facility Substantial Completion Reference Date, no adjustment to such LNG Production System Substantial Completion Reference Date or Facility Substantial Completion Reference Date, as applicable, shall be made, and any adjustments to the Project Schedule made in connection with a Change Order shall take into account any available float for such activity that is affected by a Force Majeure Event, Owner Caused Delay or any other basis for a Change Order, as applicable.
12.1.3    Except for Owner-directed changes under Section 12.3, all changes in the Work shall be authorized by a written Change Order executed by Owner and Contractor. Any such Change Order shall be accompanied by additional and/or revised Drawings and Specifications, as reasonably necessary, and shall be priced as provided in Section 12.2. All such changes shall be performed under and governed by the provisions hereof and the relevant Change Order. Contractor acknowledges and agrees that the Independent Engineer is not an agent of Owner and is not authorized to execute Change Orders on behalf of Owner.
12.1.4    Contractor agrees that any Change Order shall constitute the final and complete compensation and satisfaction for all costs and schedule effects related to (a) the implementation of the stated changes, (b) the cumulative impact of effects resulting from the stated changes on all prior Work and changes in the Work to be performed as scheduled and (c) any costs associated with expediting the Work to mitigate the effect of any change or delay which costs shall be included in the Change Order. Contractor expressly waives any claims for additional compensation, damages or time extension in connection with the stated changes; provided, however, that if a Dispute exists with respect to any Change Order (whether proposed by Contractor or Owner), such Dispute shall be resolved pursuant to the dispute resolution provisions set forth in Article 36.
12.1.5    No Change Order shall be issued in connection with any Defects or Deficiencies on the part of Contractor or any Subcontractor or Agent For Contractor in the performance of the

Work hereunder. No Change Order shall be issued in connection with the performance or completion of the Pre-Approved Site Work.
12.1.6    No Change Order request by Contractor shall be permitted after the Final Request for Payment is submitted. The Parties shall not be bound to any changes to the Work or this Agreement unless expressly set forth in a Change Order that has been signed by both Parties (or solely by Owner under Section 12.3.1) or determined in accordance with the dispute resolution procedures set forth in Article 36.
12.1.7    Contractor shall not comply with any oral changes in the Work received from or on behalf of Owner.
12.1.8    Except as specifically set forth in a Change Order, no Change Order shall modify or affect: (a) the Work or the requirements set forth herein; (b) the Demonstration Tests or the Performance Tests; or (c) any other right, liability or obligation of Contractor hereunder.
12.2    CHANGE ORDER PROCESS.
12.2.1    Contractor shall provide Notice to Owner as soon as practicable, but no later than five (5) Business Days, after the time when Contractor knows of the impact of any Force Majeure Event, Owner Caused Delay or any other basis for a Change Order that will impact the Work. Failure to provide such Notice within ten (10) Business Days after the time when Contractor knows of the impact of any Force Majeure Event shall be deemed to be a waiver of the Contractor’s right to receive a Change Order with respect thereto. Such Notice shall, to the extent practicable, specify the estimated impact on the Project Schedule, the impact upon the various portions of the Work occasioned by reason of such Force Majeure Event, Owner Caused Delay or any other basis for a Change Order, and shall substantiate the foregoing to the satisfaction of Owner. In the event that Contractor does not know or is unable to specify with reasonable certainty the impact upon the Work at the time such Notice is to be delivered, Contractor shall instead provide Owner with a notice of a potential or anticipated impact of any Force Majeure Event, Owner Caused Delay or any other basis for a Change Order that could impact the Work, and shall thereafter provide Owner (and, if requested by Owner, the Independent Engineer) with periodic supplemental Notices during the period that the Force Majeure Event, Owner Caused Delay or any other basis for a Change Order, as applicable, continues, detailing any developments, progress or other relevant information of which Contractor is aware. To the extent Owner (in consultation with the Independent Engineer with respect to a Material Change) agrees with the Contractor’s determination of a Force Majeure Event or Owner Caused Delay or any other basis for a Change Order, as applicable, and the effects thereof, Owner shall notify Contractor of Owner’s acceptance. In the event Owner (in consultation with the Independent Engineer with respect to a Material Change) does not accept the Contractor’s findings, Owner or Contractor shall be permitted to dispute such Change Order in accordance with Article 36, and Contractor shall be paid for any Work performed in respect of such disputed Change Order as provided in Section 12.2.5.
12.2.2    As soon as practicable, and in any event within fifteen (15) Days (or such other period as is mutually agreed by Owner and Contractor) after receipt from Owner of a request for a change or Notice of Owner’s acceptance under Section 12.2.1, Contractor shall submit to Owner a proposal for implementing the change indicating the estimated change to the Project Schedule. If Owner (having consulted with the Independent Engineer in the case of a Material Change) agrees that the Contractor’s proposal should be implemented, Owner (having consulted with the Independent Engineer in the case of a Material Change) shall issue a Change Order incorporating such proposal. Upon receiving such Change Order, Contractor shall diligently perform the change in accordance with the terms thereof.
12.2.3    Contractor’s proposal required pursuant to Section 12.2.2 shall consist of: (a) a detailed material take-off with supporting calculations in accordance with the pricing structure herein, for pricing the change, (b) revisions, if any, to the Drawings and Specifications, (c) a schedule for the work associated with the proposed change, (d) the effect, if any, to the Project Schedule, (e) the effect, if any, of the change on the Work, including the Performance Tests and/or Demonstration Tests (or protocol therefor), (f) changes, if any, to any right, liability or obligation of a Party or any other provision hereof and (g) changes, if applicable, to any Applicable Reference Date.
12.2.4    Contractor’s supporting calculations shall show: (a) the estimated unit quantities, home office and Job Site manpower, Material usage and services to be added and/or deducted by size, type and/or amount provided; (b) the industry estimating reference or other basis used to determine prices, man-hours per unit of installed Materials, rental rates and other similar cost standards; (c) detailed cost breakdown for manpower, engineering and Materials; (d) the Contractor’s Margin; and (e) impacts, if any, to the Critical Path.
12.2.5    Contractor shall not suspend performance of this Agreement during the review and negotiation of any change (regardless of whether such change is proposed by Contractor or Owner), except as may be directed by Owner. Contractor shall commence and perform the changed Work specified in the Change Order issued by Owner under Sections 12.2.2 or 12.3.1, on a cost-reimbursable basis, using Exhibit B-1 and Exhibit C as the basis for such compensation. In the event Owner and Contractor are unable to reach agreement for pricing of a change, or time for performance of changed Work, disagreements regarding such Change Order shall be subject to the dispute resolution procedures set forth in Article 36. Pending resolution of the Dispute, Contractor shall perform the Work as specified in such Change Order and Owner shall continue to pay Contractor all Direct Costs and Contractor’s G&A and Contractor’s Margin applicable thereto associated with such Change Order.
12.3    DISPUTED CHANGES.
12.3.1    If Owner (having consulted with the Independent Engineer in the case of a Material Change) disagrees in any way with any proposal of Contractor under Section 12.2, Owner may issue a Change Order to Contractor changing the Work and/or Project Schedule, which Change Order is executed solely by Owner, and Contractor shall be entitled to payment as set forth in Section 12.2.5 and the impact to the Project Schedule shall be resolved pursuant to the dispute resolution procedures set forth in Article 36.

12.3.2    Any Change Order executed solely by Owner shall be accompanied by the Contractor’s proposal marked to show Owner’s modifications thereto and shall order Contractor to implement the change in accordance with the proposal as modified by Owner.
12.4    CHANGES DUE TO UNKNOWN SUBSURFACE CONDITIONS.
12.4.1    Contractor shall be entitled to receive a Change Order to the extent that it encounters subsurface conditions including geotechnical conditions, archaeological artifacts, fossils, underground utilities or manmade structures which materially differ from, or were not disclosed or provided to Contractor by Owner in Exhibit M or the Geotechnical Reports or which were not identified by Contractor (or were not reasonably inferable or foreseeable) on the basis thereof, that (a) cannot be safely removed by heavy equipment present at the Job Site at no additional cost and without delay to Contractor, (b) are not Job Site Conditions and (c) cause an increase in the cost to complete the Work or cause a delay in Contractor’s performance of any Critical Path activities, to the extent actually and demonstrably caused by the existence of such geotechnical conditions, archaeological artifacts, fossils, underground utilities or manmade structures.
12.4.2    In the event Contractor encounters any conditions listed in Section 12.4.1 at the Job Site, Contractor shall leave such sites untouched and protected by fencing and shall immediately stop any Work affecting the area. Contractor shall notify Owner of any such discovery as soon as practicable, and Contractor shall carry out Owner’s instructions for dealing with the same. Contractor shall prevent its personnel, its Subcontractors’ personnel, the Agent For Contractors’ personnel and any other Persons from removing or damaging any such article or thing.
12.5    INFORMATION REQUESTS.
Owner may request that Contractor provide written information (prior to the issuance of a request for change) regarding the effect of a contemplated change on (a) the Work or the requirements set forth in Exhibit A, (b) the Project Schedule, (c) the Critical Path, (d) any Applicable Reference Date, (e) the Demonstration Tests or Performance Tests or (f) any right, liability or obligation of Contractor hereunder. The purpose of such a request will be to determine whether or not a change will be requested. Contractor shall provide the requested information within fourteen (14) Days after the receipt of said request. Such an information request by Owner is not a Change Order and shall not be construed to authorize Contractor to commence performance of the contemplated change in the Work.
13.PROJECT SCHEDULE AND MONTHLY PROGRESS REPORTS.
13.1    GENERAL.
Contractor shall prosecute the Work in accordance with the Owner Standards and in accordance with or in advance of the Project Schedule.

13.2    PROJECT SCHEDULE.
13.2.1    Contractor shall develop, deliver and maintain the Project Schedule in accordance with Exhibit E. The Project Schedule shall be the reference schedule for the duration of the Work, and shall be in the form of Exhibit D.
13.2.2    Except as provided in Article 12 or otherwise expressly in accordance with Exhibits D and E, Contractor shall not make any alterations to the Project Schedule. During the performance of the Work, Contractor and Owner (including Owner’s Representative or his designee, and any other Persons designated by Owner, and the Contractor’s Key Personnel) shall, at a minimum, conduct meetings as provided in Exhibit E for the purpose of reviewing the progress of the Work, the latest Monthly Progress Report, the Quality Management Plan, the HSSE Program, the Contractor’s, Subcontractors’ and Agent For Contractors’ adherence to the requirements set forth in Exhibit A, the Critical Path and the Project Schedule as well as the status of any claims on the Facility, the Job Site or the Work and claims submitted pursuant to the terms of this Agreement.
13.3    MONTHLY PROGRESS REPORTS.
Contractor shall prepare and submit a monthly report meeting the requirements of Exhibit I (each, a “Monthly Progress Report”) to Owner, Owner’s Representative and the Independent Engineer with each Request for Payment but in no event later than the tenth (10th) day of each month. Submission of Monthly Progress Reports shall continue until Contractor has completed all Work that is known to be outstanding at the time of Final Completion. Monthly Progress Reports shall include information relating to the performance of the Owner Contractors and the other information set forth in Exhibit I. The Parties agree that slippages in the Critical Path caused by Contractor, its Subcontractors or Agent For Contractors may be remedied by recovery plans and acceleration plans in accordance with Section 16.3, consisting of critical services, expediting of critical Material and equipment, the addition of productive construction equipment, additional competent supervision and other similar beneficial resources. It is further agreed that slippages in the Critical Path of the Project Schedule known to Contractor will not be concealed from Owner, the Independent Engineer or the Lenders in the monthly reports.
14.TRAINING.
Contractor shall be responsible for training Owner’s and/or its Affiliate’s regular operating personnel listed in Exhibit Q in accordance with Exhibit G. Training aids shall be provided by Contractor as required to adequately present the subject material. The general topics of the training will encompass reasonable information necessary for efficient and proper operation of each LNG Production System and the Facility, including operation, maintenance and repair. Training will consist of classroom, on-the job operational training and training using simulation software as necessary to comply with the requirements of this Article 14 and the requirements set forth in Exhibit A. Contractor shall design and submit an outline of a training program to Owner within one hundred eighty (180) Days after the Notice to Proceed Date and a detailed training program one hundred eighty (180) Days prior to commencement of training. Owner shall have a period of thirty (30) Days following submittal to it of the training program outline or detailed program to approve or comment upon each submittal. Contractor shall effect changes in response to Owner’s comments and resubmit the training procedures for Owner’s review and approval within fifteen (15) Days of receipt of such comments from Owner, and Owner shall have a further period of fifteen (15) Days following such resubmittal to approve. Contractor shall conduct at least one (1) full course of training prior to the start of any Pre-Commissioning activities. The training documentation and instruction shall be in the English language. All of the Contractor’s training personnel will speak fluent English as reasonably determined by Owner. All training provided by Contractor shall stress strict compliance with the operation and maintenance manuals, operating instructions, system checklists and/or procedures. If any of the Contractor’s training personnel repeatedly allow, encourage or demonstrate any attitudes or work practices that are not in strict compliance with the operation and maintenance manuals, operating instructions, system checklists and/or procedures, such training personnel shall be replaced by Contractor.
15.TESTING.
15.1    FACTORY TESTS.
Contractor shall perform all customary or required factory tests of all of the Materials in accordance with the requirements set forth in Exhibit A or Exhibit R or by Owner Standards. Contractor shall issue a test memorandum to Owner no later than thirty (30) Days prior to the commencement of each factory test, which memorandum shall describe the factory test to be performed, the applicable item of Material being tested, the standards and method of testing, and the testing facility’s capabilities and shall state a proposed test date. Owner’s Representative and the representative of the Independent Engineer shall be permitted to attend and participate in all such factory tests. Contractor shall provide the results of such required factory tests to Owner within ten (10) Days of the completion of each such factory test. Successful completion of such factory test shall be a precondition to shipment of the tested item of Material.
15.2    DEMONSTRATION TESTING.
15.2.1    Contractor shall submit Demonstration Test procedures and a level 3 Demonstration Test schedule at least sixty (60) Days before commencement of the Demonstration Tests in accordance with (and as defined in) Exhibit R. Prior to commencing any Demonstration Tests, Contractor shall submit to Owner a certification that the Facility is free of known Defects and Deficiencies and ready for performance of the Demonstration Tests in accordance with Exhibit R. Owner shall be given at least ten (10) Business Days’ prior Notice by Contractor of the commencement of any Demonstration Tests so that Owner can schedule its and/or its Affiliate’s personnel to witness such Demonstration Tests.
15.3    PERFORMANCE TESTING.
15.3.1    Unless Owner otherwise consents in writing (which consent may be withheld in Owner’s sole discretion and for any reason), Contractor must complete all Demonstration Tests, as applicable, and remedy all Defects or Deficiencies, which have been identified by such Demonstration Tests, prior to the start of any Performance Tests.

15.3.2    Owner or its Affiliate will cause qualified and experienced personnel to be available to Contractor for use in executing the Performance Tests and any rerun thereof in compliance with this Agreement and Exhibit R. Contractor shall direct and remain responsible for the actions or omissions of the operation and maintenance personnel (including the personnel of Owner or its Affiliate) during the Performance Tests. In addition, Contractor shall provide the services necessary at the Job Site for the installation, start-up and performance of the Commissioning of each LNG Production System and the Facility and the running or rerunning of the Performance Tests in accordance with the requirements of the Performance Tests and the provisions hereof. The Contractor’s Representative shall have full authority to represent Contractor and to acknowledge Defects or Deficiencies in the Facility, direct the proper conduct of remedial actions relating to the performance of the Facility and the execution of the Performance Tests.
15.3.3    Contractor shall provide preliminary Notice to Owner and the Independent Engineer not less than ninety (90) Days prior to the date that Contractor expects the relevant Work and/or Owner Furnished Equipment and Materials to be ready for the Performance Tests. Contractor shall provide an additional Notice to Owner and the Independent Engineer not less than five (5) Business Days prior to the date that Contractor will perform the Performance Tests. The Performance Tests for an LNG Production System or the Facility, as applicable, shall be executed as soon as practicable after LNG Production System Mechanical Completion of such LNG Production System or Facility Mechanical Completion, as applicable, and completion of the Demonstration Tests, as applicable, for such LNG Production System or the Facility; provided that, at Owner’s direction, Contractor shall take into account the interim operations of the Facility by Owner and Owner’s contractual commitments to purchasers of LNG to be produced and loaded at the Facility in scheduling Performance Tests. For the avoidance of doubt, the Parties agree that LNG Production System Mechanical Completion of an LNG Production System or Facility Mechanical Completion, as applicable, will precede the start of the performance of the Demonstration Tests, as applicable, for such LNG Production System or the Facility and that the Demonstration Tests, as applicable, for an LNG Production System or the Facility will precede the start of the Performance Tests for such LNG Production System or the Facility. It is further agreed that Defects or Deficiencies affecting the safe, proper or reliable operation of an LNG Production System which are discovered prior to achieving LNG Production System Mechanical Completion of an LNG Production System or Facility Mechanical Completion, as applicable, will be remedied before starting the Demonstration Tests, as applicable, for such LNG Production System or the Facility and any such Defects discovered during the performance of the Demonstration Tests, as applicable, for such LNG Production System or the Facility will be remedied prior to the performance of the Performance Tests for such LNG Production System or the Facility. Defects or Deficiencies discovered during any Performance Tests may, in the sole, reasonable judgment of Owner, require remedy and a subsequent Performance Test; provided, that, if the immediately prior Performance Test was successfully passed, then any subsequent Performance Test shall not prevent Contractor’s achievement of LNG Production System Substantial Completion of an LNG Production System or Facility Substantial Completion, as applicable. Notices by Contractor certifying that each of the aforementioned stages have been completed in full compliance with this Agreement must be accepted by Owner in writing.

15.3.4     Contractor shall be responsible to perform all Work necessary, including to correct any Defects and Deficiencies, for (i) “LPS4” (as such term is defined in the Phase 1 Agreement) as described in Exhibit R and (ii) the Facility to successfully pass the Performance Tests described in Exhibit R (including the 72-hour Facility System Reliability Test) (the “Facility Performance Tests”). If: (a) Contractor performs the Facility Performance Tests in accordance with this Agreement and the Facility fails to successfully pass all of the Facility Performance Tests [***] times, or (b) Contractor performs the Facility Performance Tests in accordance with this Agreement and the Facility fails to successfully pass all of the Facility Performance Tests within [***] days after the LPS6 Substantial Completion Date (the earlier to occur of such events, the “Make Good Commencement Date”), then from and after the Make Good Commencement Date Contractor shall be obligated hereunder to perform all Work necessary to successfully pass all of the Facility Performance Tests as soon as reasonably practicable following the Make Good Commencement Date, subject to any Owner Caused Delay impacting its performance after the Make Good Commencement Date, at its sole cost and expense. Notwithstanding anything contained herein to the contrary, Owner shall have no obligation to pay any Direct Costs, Contractor’s G&A or Contractor’s Margin incurred by Contractor after the Make Good Commencement Date in connection with such Work (excluding, for the avoidance of doubt, any Work that is necessary solely to facilitate the performance by an Owner Contractor of its warranty or make good obligations to Owner in respect of the Owner Furnished Equipment and Materials from and after the Make Good Commencement Date). Without limiting the foregoing, Contractor acknowledges and agrees that its obligation to perform all Work necessary to successfully pass all of the Facility Performance Tests is an absolute, unconditional, “must meet” obligation and is not subject to any limitation on liability or reduction. Upon successfully passing the Facility Performance Tests, Contractor shall be entitled to payment of its Direct Costs and Contractor’s G&A and Contractor’s Margin applicable thereto in connection with any Reimbursable Work performed after the Facility Substantial Completion Date.
15.3.5    During the Warranty Period, Owner may, or may require Contractor to, conduct a test of any item of Material, component or system that has required modification, repair or replacement under warranty. Such test shall include, where necessary or appropriate, additional Demonstration Tests or Performance Tests (as described in Exhibit R), in each case, having a scope and duration reasonably necessary to demonstrate the absence of any adverse effect.
15.3.6    If the completed Work, or any section thereof, fails to pass a test required hereunder, Owner may require such failed tests to be repeated under the same terms and conditions.
15.4    CORRECTION OF PERFORMANCE DEFECTS OR DEFICIENCIES.
15.4.1    At any time prior to LNG Production System Substantial Completion of an LNG Production System or Facility Substantial Completion, as applicable, Contractor shall advise Owner in writing of any (a) Defects or Deficiencies in or (b) defects or deficiencies in the Owner Furnished Equipment and Materials forming part of, such LNG Production System or the Facility, as applicable, that were discovered at any time or that occurred during the Performance

Tests for such LNG Production System or the Facility. Contractor shall promptly commence and complete corrective measures to remedy such Defects or Deficiencies; provided, however, that, without prejudice to Contractor’s express obligations related to the Owner Furnished Equipment and Materials as set forth in the definition of “Work” such as integration and installation of Owner Furnished Equipment and Materials, Contractor has no obligation to correct defects or deficiencies in the Owner Furnished Equipment and Materials forming part of such LNG Production System or the Facility. All portions of the Work that contain Defects or Deficiencies not so corrected shall be repaired or removed from the Job Site if necessary. If Contractor fails to initiate correction of Work having such Defects or Deficiencies within seven (7) Days after discovery of such Defects or Deficiencies, Owner may correct such Work. If Contractor does not, within ten (10) Days of Notice from Owner, remove or repair Work (or initiate removal thereof) which has Defects or Deficiencies, Owner may, in its discretion, remove, repair, store, sell or dispose of such Work. Contractor shall promptly provide Notice to Owner in writing that such corrective measures have been completed and shall specify in such Notice the date on which the LNG Production System or the Facility will be ready for the Performance Tests to be rerun. Contractor’s obligation to correct Defects or Deficiencies includes uncovering, recovering, correcting and removing Work that contains Defects or Deficiencies, as well as modifying, removing, disassembling, uncovering, rebuilding, re-engineering, replacing or covering or otherwise handling all other Work affected by such Defects or Deficiencies or the correction thereof.
15.4.2    In preparation for the effort to remedy such Defects or Deficiencies discovered after LNG Production System Substantial Completion of an LNG Production System or Facility Substantial Completion, as applicable, Owner shall provide personnel and Contractor shall supervise and direct such personnel in the disconnection of the Work from all piping and the cleaning, freeing of liquids, solids, explosives and combustibles, toxic and asphyxiant gases and otherwise making safe for performance of the repair work. Contractor shall promptly provide Notice to Owner in writing that such corrective measures have been completed and shall specify in such Notice the date on which the LNG Production System or the Facility will be ready for the Performance Tests to be rerun. If Contractor fails to initiate correction of Work having such Defects or Deficiencies within seven (7) Days after discovery of such Defects or Deficiencies, Owner may correct such Work. If Contractor does not, within ten (10) Days of Notice from Owner, repair or remove Work (or initiate removal thereof) which has Defects or Deficiencies, Owner may, in its discretion, remove, repair, store, sell or dispose of such Work.
16.TIME FOR PERFORMANCE AND SCHEDULE.
16.1    TIME FOR COMPLETION.
Contractor shall pursue completion of (a) each LNG Production System Substantial Completion Date, (b) the Facility Substantial Completion Date and (c) the Final Completion Date. No delay of an Applicable Reference Date shall prejudice any right Owner may have under this Agreement to terminate this Agreement pursuant to the terms of Article 32. Owner’s requirement of correction of any Defect or Deficiency shall not under any circumstances be construed as interference with the Contractor’s performance of the Work. Contractor agrees to use commercially reasonable efforts to exhaust every reasonable repair and replacement alternative in order for the Facility to meet the requirements set forth in this Agreement, including Exhibit A.
16.2    FAILURE TO MITIGATE.
If, after an event that has caused Contractor to suspend or delay performance of the Work, Contractor has failed to take such action as Contractor could lawfully and reasonably initiate to remove or relieve either the cause thereof or its direct or indirect effects without incurring material Non-Reimbursable Costs, Owner may, in its sole discretion and after Notice to Contractor, initiate such reasonable measures as will be designed to remove or relieve such event or its direct or indirect effects and thereafter require Contractor to resume full or partial performance of the Work. No action by Owner pursuant to this Section 16.2 shall relieve or excuse Contractor of any of its obligations under this Agreement or constitute the basis for a Change Order.
16.3    RECOVERY AND ACCELERATION OF WORK.
16.3.1    In addition to Contractor’s own recovery plans, if Owner reasonably believes that Contractor will not achieve an Applicable Reference Date, then Owner may provide a Notice to Contractor requiring Contractor to propose an additional recovery plan and implement it. Contractor shall be required to present a detailed recovery plan for Owner’s review and concurrence within five (5) Business Days of its receipt of the Notice described in the immediately preceding sentence, which such recovery plan shall include at a minimum the methods of expediting the Work, the additional equipment and tools to be provided and the increased manpower, technology, work shifts and supervision anticipated. Owner may suggest additional resources be added to the recovery plan but such suggestions shall in no way be deemed to limit or otherwise reduce the Contractor’s obligations and liabilities hereunder or Owner’s rights hereunder. If Owner directs Contractor to implement a recovery plan, then Contractor shall implement the recovery plan as provided in this Section 16.3.1.
16.3.2    Notwithstanding anything contained herein to the contrary, Owner shall have the right to direct that the Work be accelerated by means of reasonable overtime, additional crews or additional shifts, notwithstanding that the progress of the Work was in accordance with the established Project Schedule. Contractor shall promptly provide to Owner for its approval a plan for such acceleration, including its recommendations for the most effective and economical acceleration, together with such information as Owner shall reasonably require to substantiate the basis of the incremental cost. Prior to the Contractor’s commencement of the accelerated Work, Owner and Contractor shall mutually agree upon the plan for acceleration and the Contractor’s acceleration cost estimate, to be set forth in a Change Order. In addition to Owner’s acceleration rights, Contractor is entitled to request an acceleration plan to be approved by Owner. Should Owner approve such plan, Owner and Contractor shall mutually agree upon the plan for acceleration and the Contractor’s acceleration cost estimate, to be set forth in a Change Order.

16.4    PERFORMANCE INCENTIVES.
16.4.1    In consideration for Contractor’s safe and timely completion of the Work, Owner will, subject to Section 16.4.5, pay to Contractor, not later than [***] days following the date of achievement of an Incentive Performance Milestone and Request for Payment, an amount in respect of such Incentive Performance Milestone equal to the sum of one (1) Incentive Payment for each and every Eligible Personnel; provided that Contractor has achieved such Incentive Performance Milestone on or prior to the applicable Incentive Performance Milestone Deadline. Contractor shall not be entitled to payment in respect of any Incentive Payment unless and until the achievement of the relevant Incentive Performance Milestone is confirmed by a Certificate of Incentive Performance Milestone Achievement to be provided by Contractor together with the relevant Request for Payment.
16.4.2    If Contractor achieves an Incentive Performance Milestone after the relevant Incentive Performance Milestone Deadline, no Incentive Payment shall be due and payable by Owner in respect of such Incentive Performance Milestone. For the avoidance of doubt and solely for the purposes set forth herein, the Incentive Performance Milestone Deadlines defined herein are not subject to adjustment for any reason, including Owner Caused Delay and Force Majeure.
16.4.3    Contractor shall invoice Owner for any Incentive Payment due and payable hereunder by submitting to Owner, together with the applicable Request for Payment, [***], and a certificate by an authorized representative of Contractor that certifies the invoice is in compliance with this Section 16.4. No Incentive Payment due and payable under this Agreement shall be considered a “Direct Cost” or included in the calculation of Contractor’s G&A or Contractor’s Margin.
16.4.4    If an Eligible Personnel in respect of whom an Incentive Payment has been made by Owner ceases to be an Eligible Personnel prior to the approved maturity date for such Eligible Personnel, all Incentive Payments paid in respect of such Eligible Personnel shall be credited to Owner in Contractor’s next following Request for Payment.
16.4.5    Owner shall be permitted, without cause and for any reason, to cancel all future, unearned Incentive Payments and Incentive Performance Milestones at any time without liability to Owner by written notice to Contractor. In such event, Owner shall pay to Contractor any accrued and unpaid Incentive Payments outstanding at the time of such cancellation.
16.4.6    Contractor shall have sole responsibility for the disbursement of Incentive Payments to its Eligible Personnel and for the payment of all applicable Taxes in connection therewith. Contractor shall have sole responsibility for ensuring that the Incentive Payments are disbursed in accordance with all applicable labor and employment laws and regulations, and agrees to release, indemnify, defend and hold harmless each Owner Indemnitee from and against any and all Losses, of whatsoever kind or nature, which may directly or indirectly arise or result from Contractor's failure to adhere to the requirements herein. Nothing in this Section 16.4 amends or modifies any obligation of Contractor under Article 24.

17.SUSPENSION OR REJECTION OF THE WORK.
17.1    GENERAL.
17.1.1    Owner may at any time or from time to time, and for any reason, suspend performance of the Work or any portion thereof by giving a Suspension Notice to Contractor. Such suspension shall continue for the period (the “Suspension Period”) specified by Owner in the Suspension Notice. At any time after the effective date of the suspension, Owner may require Contractor to resume performance of the Work. In the event a Suspension Notice is issued by Owner under this Section 17.1.1, Contractor shall take such action as is necessary to protect, store and secure the Work, or part thereof, against any deterioration, loss or damage, and if Owner notifies Contractor of the anticipated length of such suspension, Contractor shall use reasonable efforts to delay the performance of any Work to be performed by any Subcontractor or Agent For Contractor.
17.1.2    If Owner reasonably believes that Contractor is (i) in violation of applicable Laws or any Permit and such violation has a material impact on the Facility, (ii) performing Work which has Defects or Deficiencies, is failing to correct Work which has Defects or Deficiencies in a timely manner as practicable, is failing to take the proper precautions at any time when dangerous conditions exist or (iii) otherwise in material breach of this Agreement, then Owner may, by Notice to Contractor, order Contractor to suspend performance of the Work affected by any such failure under this Section 17.1.2 by giving a Suspension Notice to Contractor. Such suspension shall continue for the Suspension Period specified in the Suspension Notice, subject to the following sentence. Upon receipt of such Suspension Notice, Contractor shall (A) suspend performance of the Work to the extent set forth in such Suspension Notice and shall not resume such Work unless and until Contractor and Owner, acting reasonably, have agreed on those actions to be taken by Contractor to eliminate or cure the cause of such Suspension Notice, and (B) take such action as is necessary to protect, store and secure the Work, or part thereof, against any deterioration, loss or damage, and if Owner notifies Contractor of the anticipated length of such suspension, Contractor shall use reasonable efforts to delay the performance of any Work to be performed by any Subcontractor or Agent For Contractor. Upon resumption of the Work, Contractor shall take all actions as and when required by such agreement with Owner.
17.1.3    Contractor may, upon prior Notice to Owner, suspend the Work in the event Owner fails to make payment of any reasonably undisputed payment to the Contractor specified in such Notice within thirty (30) days of the date such payment is due, and any such suspension shall entitle Contractor to an adjustment in the Applicable Reference Dates, to the extent Contractor incurs Direct Costs as a direct result of such suspension.
17.2    COMPENSATION TO CONTRACTOR FOR SUSPENSION.
17.2.1    In the event of a suspension by Owner pursuant to Section 17.1.1, Owner shall issue a Change Order to (a) compensate Contractor for the additional Direct Costs, Contractor’s G&A and the Contractor’s Margin attributable solely to a suspension of items of Work that are documented by Contractor to the satisfaction of Owner and the Independent Engineer; and (b)

adjust the Project Schedule for any delay in the Contractor’s performance of any Critical Path activities, which, in each case, was actually and demonstrably caused by such suspension.
17.2.2    All claims by Contractor for compensation under this Section 17.2 must be made monthly during the Suspension Period and within forty-five (45) Days after the end of the Suspension Period, or Contractor shall be deemed to have waived its rights for compensation with respect thereto. Amounts payable by Owner under this Article 17 shall be paid to Contractor in accordance with Article 6.
17.3    REJECTION OF WORK.
Owner shall have the right to inspect Materials or the Work at Contractor’s workshop and at any Subcontractor’s or Agent For Contractor’s workshop, the Job Site, or at such other places as otherwise may be appropriate, and, prior to LNG Production System Substantial Completion of an LNG Production System or Facility Substantial Completion, as applicable and subject to Contractor’s warranty obligations thereafter, to reject items of Materials or any portion of the Work that has Defects or Deficiencies. Owner shall specify in writing to Contractor the portion of the Materials or portion of Work that it proposes to reject and, prior to actual rejection, Contractor shall have a right to remedy any such Defects or Deficiencies to Owner’s satisfaction. Owner shall have the right to utilize any rejected portion of the Materials or the Work until such time as replacement Material is incorporated into the Facility. These rights shall not be deemed to limit Owner’s rights under Section 15.4.
17.4    CORRECTION OF WORK OR MATERIAL.
Contractor shall promptly correct all Materials or Work rejected by Owner as having Defects or Deficiencies observed before commencement of the Warranty Period of the applicable LNG Production System or any extension thereof, and whether or not fabricated, installed or completed. All portions of the Material or Work that contain Defects or Deficiencies not so corrected shall be repaired or removed from the Job Site if necessary, by Owner in accordance with Section 17.5. Contractor is responsible for removing Material or any portion of the Work that contain Defects or Deficiencies, as well as modifying, removing, disassembling, uncovering, rebuilding, replacing or covering or otherwise handling all other Material or Work affected by such Defects or Deficiencies or the correction thereof. These obligations shall not be deemed to limit Contractor’s obligations under Section 15.4. No action by Owner pursuant to this Section 17.4 shall relieve or excuse Contractor of any of its obligations under this Agreement or constitute the basis for a Change Order.
17.5    FAILURE TO CORRECT MATERIAL.
If Contractor fails to initiate correction of Materials or Work having Defects or Deficiencies in accordance with Section 17.4 within five (5) Days of Notice from Owner, Owner may correct such Materials or Work without relieving Contractor of any of its warranty obligations hereunder.

17.6    OTHER MATERIAL OR WORK DAMAGED.
Owner shall bear the full cost of making good all Materials or any part of the Facility destroyed or damaged by reasonable removal either by Owner as provided in Section 17.5 or by Contractor.
18.LNG PRODUCTION SYSTEM COMPLETION.
18.1    LNG PRODUCTION SYSTEM MECHANICAL COMPLETION.
18.1.1    Upon satisfaction of the conditions set forth in this Section 18.1 for an LNG Production System, Contractor shall give Notice to Owner that LNG Production System Mechanical Completion for such LNG Production System has occurred, which shall only be when all of the following items set forth in this Section 18.1 have occurred:
(a)    Contractor has certified to Owner that the Work for such LNG Production System has been designed and constructed and is ready for operation or operating in accordance with the requirements set forth in Exhibit A, applicable Laws and Permits and Owner Standards, and have performed all of its obligations under this Agreement then to be performed in relation to such LNG Production System, and the Work is free of all known Defects and Deficiencies (other than the Punch List Items);
(b)    Owner has received required operations, maintenance and spare parts manuals and instruction books necessary to operate such LNG Production System in a safe, efficient and effective manner, and Contractor has completed the training program required by Article 14;
(c)    Contractor has prepared and submitted for Owner’s approval, and Owner has approved, a safety transition plan for the Facility consistent with the requirements set forth in the HSSE Program;
(d)    Contractor has performed all other provisions hereof and delivered all items required hereby to achieve LNG Production System Mechanical Completion of such LNG Production System in a manner reasonably satisfactory to Owner; and
(e)    Contractor has delivered to Owner the LNG Production System Mechanical Completion Certificate.
18.1.2    At such time as Owner and the Independent Engineer have confirmed that each of the matters set forth in Section 18.1.1 has been completed with respect to an LNG Production System, Owner shall sign the LNG Production System Mechanical Completion Certificate for such LNG Production System, which shall be dated the date the final item set forth in Section 18.1.1 occurs with respect to such LNG Production System, as determined by Owner.
18.1.3    Notwithstanding anything to the contrary contained herein, Contractor shall retain care, custody, and control of an LNG Production System Handover Package until the corresponding LNG Production System Substantial Completion Date.

18.2    LNG PRODUCTION SYSTEM RFSU.
18.2.1    Without limitation of any scheduling requirement contained herein, Contractor shall give Owner at least one hundred eighty (180) Days’ prior Notice to the date on which Contractor expects to achieve LNG Production System RFSU for each LNG Production System. Not less than ninety (90) Days and not more than one hundred twenty (120) Days after each such Notice, Contractor shall give Owner a second Notice specifying the seven (7) Day period during which Contractor expects to achieve LNG Production System RFSU for the applicable LNG Production System. At such time as each LNG Production System achieves LNG Production System RFSU, Contractor shall certify to Owner in the form of an LNG Production System RFSU Certificate that all requirements under this Agreement for LNG Production System RFSU with respect to the applicable LNG Production System have been satisfied. Each LNG Production System RFSU Certificate shall be accompanied by other supporting documentation as may be required under this Agreement to establish, to Owner’s reasonable satisfaction, that the requirements for LNG Production System RFSU have been met, including that Owner has received from Contractor all final Permits relating to such LNG Production System and required to be obtained by Contractor and, if final Permits are not available, all temporary Permits to enable Owner to operate such LNG Production System uninterrupted until such time as such final Permits are obtained. Owner shall by Notice to Contractor confirm whether it accepts or rejects each LNG Production System RFSU Certificate within twenty-four (24) hours following Owner’s receipt thereof. Acceptance of LNG Production System RFSU with respect to an LNG Production System shall be evidenced by Owner’s signature on the applicable LNG Production System RFSU Certificate. The date of LNG Production System RFSU shall be based upon, and the date of Owner’s acceptance of LNG Production System RFSU shall be deemed to have occurred on, the date listed on the applicable LNG Production System RFSU Certificate; provided that all requirements under this Agreement for LNG Production System RFSU were achieved on such date listed on the applicable LNG Production System RFSU Certificate. If Owner does not agree that LNG Production System RFSU has occurred with respect to a particular LNG Production System, then Owner shall state the basis for its rejection in reasonable detail in such Notice. If the Parties do not mutually agree on when and if LNG Production System RFSU with respect to an LNG Production System has occurred, the Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within two (2) Business Days of the delivery by Owner of its Notice to Contractor, the Parties shall resolve such Dispute in accordance with Article 36. Owner’s acceptance of LNG Production System RFSU with respect to an LNG Production System shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of this Agreement.
18.2.2    After Owner has accepted the System Turnover Packages, LNG Production System Mechanical Completion has occurred, and the start-up and Pre-Commissioning test reports have been provided to Owner for one (1) or more LNG Production Systems and Contractor has resolved Owner and the Contractor’s lists of Defects or Deficiencies for such LNG Production System(s) (other than the Punch List Items), if any, Contractor shall schedule the cooldown of Tank Three or Tank Four, as applicable (each an “LNG Storage Tank Cooldown”). Contractor shall provide Owner with Notice at least one hundred eighty (180)

Days’ prior to the date on which Contractor expects LNG Storage Tank Cooldown to occur and shall specify in such Notice the amount of Feed Gas required for LNG Storage Tank Cooldown. Not less than ninety (90) Days and not more than one hundred twenty (120) Days after such Notice, Contractor shall give Owner a second Notice specifying the seven (7) Day period during which Contractor expects LNG Storage Tank Cooldown to occur and confirming the amount of Feed Gas required for LNG Storage Tank Cooldown.
18.3    LNG PRODUCTION SYSTEM SUBSTANTIAL COMPLETION.
18.3.1    Upon compliance with all other conditions set forth in this Section 18.3, Contractor shall give Notice to Owner that LNG Production System Substantial Completion of an LNG Production System has occurred, which shall only be when all of the following items set forth in this Section 18.3 have occurred, unless Owner agrees in writing to waive any such requirements:
(a)    all of the conditions for LNG Production System Mechanical Completion of such LNG Production System set forth in Section 18.1 have been met, and Owner has received and accepted the LNG Production System RFSU Certificate for such LNG Production System in accordance with Section 18.2;
(b)    Owner has received the relevant System Turnover Packages demonstrating that Contractor has successfully completed all of the Pre-Commissioning and Commissioning of such LNG Production System;
(c)    such LNG Production System is ready for normal, continuous and safe operation with the complement of personnel contemplated in Exhibit Q, and Contractor has corrected all Defects and Deficiencies (other than the Punch List Items);
(d)    the Performance Tests for such LNG Production System have been satisfactorily completed in accordance with Exhibit R; and
(e)    Contractor has delivered to Owner a certificate certifying the satisfaction of each of the foregoing items in this Section 18.3.1.
18.3.2    At such time as Owner and the Independent Engineer have confirmed that each of the matters set forth in Section 18.3.1 has been completed with respect to an LNG Production System, Owner shall issue to Contractor a certificate stating the LNG Production System Substantial Completion Date for such LNG Production System, which date shall be the date that Contractor delivered to Owner a certificate certifying the satisfaction of each of the items in Section 18.3.1.

19.FACILITY COMPLETION.
19.1    FACILITY MECHANICAL COMPLETION.
19.1.1    Upon satisfaction of the conditions set forth in this Section 19.1, Contractor shall give Notice to Owner that Facility Mechanical Completion has occurred, which shall only be when all of the following items set forth in this Section 19.1 have occurred:
(a)    all the conditions for LNG Production System Mechanical Completion for all the LNG Production Systems set forth in Section 18.1 have been met, and Owner has received and accepted the LNG Production System RFSU Certificate for all of the LNG Production Systems in accordance with Section 18.2;
(b)    Contractor has certified to Owner that the Facility has been designed (to the extent included in the Work), integrated and constructed and is ready for operation or operating in accordance with the requirements set forth in Exhibit A, applicable Laws and Permits and Owner Standards, and has performed all of its obligations under this Agreement then to be performed, and the Work is free of all Defects and Deficiencies (other than the Punch List Items);
(c)    Owner has received from Contractor all final Permits required to be obtained by Contractor and, if final Permits are not available, all temporary Permits to enable Owner to operate the Facility uninterrupted until such time as such final Permits are obtained;
(d)    Contractor has performed all other provisions hereof and delivered all items required hereby to achieve Facility Mechanical Completion in a manner reasonably satisfactory to Owner; and
(e)    Contractor has delivered to Owner a certificate certifying the satisfaction of each of the foregoing items in this Section 19.1.1.
19.1.2    At such time as Owner and the Independent Engineer have confirmed that each of the foregoing matters have been completed, Owner shall issue to Contractor a certificate stating the Facility Mechanical Completion Date. Facility Mechanical Completion shall be deemed to occur on the date the final item set forth in Section 19.1.1 occurs, as determined by Owner, and not the date such certification is received.
19.2    FACILITY SUBSTANTIAL COMPLETION.
19.2.1    Upon compliance with all other conditions set forth in this Section 19.2.1, Contractor shall give Notice to Owner that Facility Substantial Completion has occurred, which shall only be when all of the following items set forth in this Section 19.2.1 have occurred:
(a)    all of the conditions for Facility Mechanical Completion set forth in Section 19.1 have been met, and Owner has received and accepted the LNG Production System RFSU Certificate for each LNG Production System in accordance with Section 18.2;

(b)    all of the conditions for LNG Production System Substantial Completion set forth in Section 18.3 have been met for all of the LNG Production Systems;
(c)    Contractor has made available to Owner at the Job Site all special tools and Spare Parts in accordance with Section 3.9.1 (any reorders to be a Punch List Items in accordance with Section 19.5);
(d)    Contractor has successfully completed all of the Demonstration Tests for the Facility, as verified by reports delivered by Contractor to Owner;
(e)    Owner has received the System Turnover Packages demonstrating that Contractor has successfully completed all of the Commissioning for the Facility;
(f)    the Facility is ready for normal, continuous and safe operation with the complement of personnel contemplated in Exhibit Q, and Contractor has corrected all Defects and Deficiencies (other than the Punch List Items);
(g)    Contractor has completed the training program required by Article 14;
(h)    Contractor has performed all other provisions hereof required for normal, continuous and safe operation and delivered all items required hereby (except any Punch List Items or other obligations of Contractor not intended to be fully performed at Facility Substantial Completion) required by this Agreement;
(i)    the Performance Tests for the Facility have been satisfactorily completed in accordance with Exhibit R;
(j)    Contractor has paid all amounts to Owner then due and payable hereunder, or Owner has elected to set-off such amounts against any payment that may be owed by Owner to Contractor;
(k)    Contractor has provided Owner a complete list of the Punch List Items;
(l)    Contractor has prepared, and submitted to Owner’s Representative the operation and maintenance manuals, operating instructions, system checklists and/or procedures required to be provided by Contractor under Exhibit J in the English language in sufficient detail for Owner to operate, maintain, dismantle, reassemble, adjust and repair the Facility; and
(m)    Contractor has delivered to Owner a certificate certifying the satisfaction of each of the foregoing items in this Section 19.2.1.
19.2.2    The Facility shall be fully taken over by Owner at such time as Owner and the Independent Engineer have confirmed that each of the matters set forth in Section 19.2.1 has been completed and Owner issues to Contractor a certificate stating the Facility Substantial Completion Date which shall be the date the final item set forth in Section 19.2.1 occurs with respect to the Facility, as determined by Owner, and not the date the certification is received.

19.2.3    For the avoidance of doubt, the foregoing conditions to Facility Substantial Completion are independent of Contractor’s obligations under the Phase 1 Agreement.

19.3    READY FOR SHIP LOADING.
Without limiting the foregoing or any other scheduling requirements contained herein, Contractor shall provide Owner (a) at least one hundred eighty (180) Days’ prior Notice of the day on which Contractor expects to be ready for Owner or its Affiliate to perform the Loading Rate Test, and (b) a second Notice specifying the date on which Contractor expects to be ready for the Loading Rate Test, which second Notice shall be given no later than sixty (60) Days prior to such date. Owner shall cause an LNG Tanker to be available, after the date in such second Notice; provided that Owner is not required to schedule such LNG Tanker until (a) there is sufficient LNG in storage in the LNG Storage Tanks to perform the Loading Rate Test and (b) Owner has the ability and an economic reason to export such LNG; provided, further, that if Owner’s decision not to schedule an LNG Tanker adversely impacts commissioning or testing activities, then Contractor shall be entitled to a Change Order for such decision if and to the extent it meets the requirements for an Owner Caused Delay. Owner shall give Contractor fourteen (14) Days prior written notice of a five (5) Day period in which the LNG Tanker will be available for the Loading Rate Test. Contractor shall assist Owner in identifying prospective LNG Tanker operators to conduct assurance and vetting of the marine terminal, and shall provide reasonable access to the Job Site to such operators and to other LNG Tanker operators who are anticipated to use the Facility to conduct such assurance and vetting activities.

19.4    FINAL COMPLETION.
19.4.1    Final Completion of the Facility shall occur no later than the Final Completion Reference Date. In order to achieve Final Completion, Contractor must have:
(a)    met all the conditions for Facility Substantial Completion set forth in Section19.2;
(b)    completed a Facility final clean-up including removal from the Job Site of all construction debris, bulk construction materials, storage trailers, temporary facilities, scaffolding, temporary protection and other impediments that would interfere with the normal operation and maintenance of the Facility, and Contractor has delivered the Facility in a clean condition satisfactory to Owner in accordance with the procedures set forth in Exhibit A;
(c)    completed all Punch List Items, which Punch List Items shall be promptly completed upon receipt of such Material(s) or other event(s) and corrected all Defects and Deficiencies identified by Owner during the Performance Tests which Owner has decided do not require completion and re-running of the Performance Tests, and Owner must have accepted such corrections in writing;
(d)    delivered to Owner all electronic files in the format designated by Owner, all Drawings and Specifications (including red-lined “as-built” drawings of such LNG

Production System), test data and other technical information relating to such LNG Production System and required hereunder for Owner to operate and maintain such LNG Production System;
(e)    delivered to Owner all as-built operations, maintenance and spare parts manuals and instruction books required to be delivered by Contractor that are necessary to operate the Facility in a safe, efficient and effective manner, and Contractor has completed the training program required by Article 14;
(f)    delivered to Owner all electronic files in the format designated by Owner, all Drawings and Specifications (except final “as-built” drawings of the Facility, but including red-lined “as-built” drawings of the Facility), test data and other technical information required hereunder for Owner to operate and maintain the Facility;
(g)    delivered to Owner final “as-built” drawings for the Facility as required by Section 3.8.43 and meeting the requirements of Exhibit J;
(h)    removed all the Contractor’s, Subcontractors’, and Agent For Contractors’ personnel, supplies, equipment, waste materials, rubbish and temporary facilities from the Job Site (unless otherwise requested by Owner);
(i)    delivered evidence satisfactory to Owner, including a Payment Status Affidavit from Contractor and all Major Subcontractors in the form of Exhibit F-15 and Exhibit F-16, respectively, and a final and unconditional release and waiver of liens from Contractor and all Major Subcontractors in the form of Exhibit F-3 and Exhibit F-4, respectively, that all claims, liens, security interests or encumbrances in the nature of mechanics’, labor or materialmen’s liens (if applicable) arising out of or in connection with the Job Site, Facility (or any portion thereof), any Materials, any land or improvements pertinent thereto or the performance by Contractor or any Major Subcontractor of the Work have been satisfied or discharged;
(j)    performed all other provisions hereof and delivered all items required hereby (except any warranty or other obligation of Contractor not intended to be fully performed at Final Completion) in a manner satisfactory to Owner;
(k)    paid all undisputed amounts to Owner then due and payable hereunder; and
(l)    delivered to Owner a certificate certifying the satisfaction of each of the foregoing items in this Section 19.4.1.
19.4.2    At such time as Owner and the Independent Engineer have confirmed that each of the matters set forth in Section 19.4.1 has been completed, Owner shall issue a Final Completion certificate. Notwithstanding the foregoing, nothing contained in this Section 19.4 shall relieve Contractor from performing any obligations remaining under this Agreement after Final Completion, including any of its warranty obligations hereunder.

19.5    PUNCH LIST ITEMS.
Notwithstanding anything to the contrary contained herein, at Owner’s sole discretion, Owner may approve the completion of Punch List Items after Final Completion. If Contractor does not promptly complete any remaining Punch List Item, Owner shall have the right to complete such item. Notwithstanding anything to the contrary contained herein, however, if the completion of any Punch List Items requires that an LNG Production System or the Facility be shut down or its output curtailed, Owner shall have the option of completing such Punch List Items itself.
20.WARRANTY FOR DEFECTS.
20.1    IN GENERAL.
20.1.1    As further described herein, Contractor shall repair or replace all Defects and Deficiencies prior to the commencement of the Warranty Period. Upon commencement of the Warranty Period, Contractor shall be required to perform all Corrective Work (defined below).
20.1.2    During the Warranty Period, Contractor shall, as soon as practicable, complete any Work that is outstanding at Final Completion and shall be responsible for performing Corrective Work which may appear or occur during the Warranty Period or any extension thereof.
20.1.3    During the Warranty Period and subject to Section 20.1.4, Contractor shall make good the Defects or Deficiencies in the Work promptly and on an expedited basis whether by repair, replacement or otherwise (the “Corrective Work”). In the event Contractor utilizes spare parts owned by Owner in the course of performing the Corrective Work or Work as provided in Section 20.1.4, Contractor shall supply Owner with new spare parts equivalent in quality and quantity to all such spare parts used by Contractor as soon as possible following the utilization of such spare parts.
20.1.4    If Contractor is obligated to repair, replace or renew a Serial Defect, Contractor shall undertake a technical analysis of the problem and correct the “root cause” unless Contractor can demonstrate to Owner’s satisfaction that there is not a risk of the reoccurrence of such problem. Contractor’s obligations under this Article 20 shall not be impaired or otherwise adversely affected by any actual or possible legal obligation or duty of any Subcontractor or Agent For Contractor, in each case, to Contractor or Owner concerning any Defect or Deficiency. No such correction or cure, as the case may be, shall be considered complete until Owner shall have reviewed and approved such remedial work in accordance with this Agreement.
20.1.5     Contractor shall have no obligation hereunder to correct Defects and Deficiencies in the Work relating to site preparation activities in the area described in Exhibit A.

20.2    SPECIFIC WARRANTIES.
In particular, Contractor warrants to Owner that:
20.2.1    Contractor shall perform the Work in full compliance with the terms and conditions set forth herein;
20.2.2    the Materials and the Work shall be designed, manufactured, engineered, constructed, completed, pre-commissioned, commissioned, tested and delivered in accordance with this Agreement;
20.2.3    the Materials and the Work shall be designed, manufactured, engineered, constructed, completed, tested and delivered, in a workmanlike manner and in accordance with this Agreement, Owner Standards, all Permits and approvals of Government Authorities, Applicable Codes and Standards and all applicable Laws;
20.2.4    the Work, including all Materials and each component thereof (a) shall conform to the specifications and descriptions set forth herein, (b) shall be new, complete, and of suitable grade for the intended function and use in accordance with this Agreement, (c) shall be free from defects (including latent defects) in design, material and workmanship, and (d) shall meet the requirements set forth in Exhibit A and the Agent For Contracts;
20.2.5    the Materials, or any component of Materials, shall be composed and made of only proven technology, of a type in commercial operation at the Effective Date; provided that Owner’s agreement for Contractor to use any Materials not in compliance with this Section 20.2.5 shall not relieve Contractor of any of its obligations under this Agreement;
20.2.6    if, prior to the expiration of the Warranty Period, two (2) or more of the same components of the Work experience a Defect of an identical or nearly identical nature that causes or could reasonably be expected to cause an outage or derating of the Facility (herein, a “Serial Defect”), then Contractor shall examine the cause of the Serial Defect and (i) undertake technical analysis of the underlying problem in order to determine (A) the root cause of such Serial Defect and (B) the repairs or replacements that may be required to avoid future occurrences of such Serial Defect, (ii) prepare and provide to Owner a written report setting forth the results of such analysis, (iii) promptly redesign if necessary and repair or replace any Materials, as necessary, and (iv) extend the Warranty Period for that portion of the Work that Contractor redesigned, repaired or replaced for an additional period of [***] months. Such warranty extension for Serial Defects is in lieu of and not in addition to the extension of the Warranty Period contemplated in Section 20.4.2.
20.2.7    Contractor shall, at all times during the Warranty Period, maintain sufficient personnel at Contractor’s offices to respond promptly to Owner’s request for diagnostic or warranty work. At any time during the Warranty Period, Contractor shall promptly and on an expedited basis perform such tests, inspections or other diagnostic services as may be reasonably requested by Owner. In the event that such diagnostic services reveal any Work not conforming to the Contractor’s Warranties, any and all such Work shall be corrected immediately as

Corrective Work (the warranties set forth in Sections 20.2.1 to 20.2.7 inclusive are referred to collectively as the “Warranties”). The Warranties shall not include work performed under the Owner Contracts; and
20.2.8    Contractor shall, in the course of correcting any Defects or Deficiencies, do so (a) in good faith coordination with Owner’s schedule of operations so as to minimize any adverse effect on the operations of the Facility and (b) in accordance with the Warranty procedures set forth in this Article 20.
20.3    NOTICE OF DEFECTS OR DEFICIENCIES.
If any Defects, Deficiencies or resulting damage to the Work appear or arise from notifications by manufacturers of Material, Owner shall promptly notify Contractor of such Defects, Deficiency or damage, and Contractor shall perform the necessary repairs or replacements in accordance with its Warranty obligations. Owner shall be entitled to determine the existence of any Defects, Deficiencies or damage.
20.4    EXTENSION OF WARRANTY PERIOD.
20.4.1    The provisions of this Article 20 shall apply to all replacements or repairs carried out by Contractor as if the replacements and repairs had been taken over on the date they were completed. All Corrective Work shall be performed subject to the same terms and conditions under this Agreement as the original Work is required to be performed. Any change to parts or Materials that would alter the requirements of this Agreement or any Agent For Contract may be made only with prior written approval of Owner.
20.4.2    The Warranty Period for the Work or portion thereof that Contractor has replaced or repaired shall be extended by a period of [***] months from the date the replacement or repair is completed (and for successive periods of [***] months in the event of any Defect or Deficiency associated with any such replacement or repair), but in no event shall the Warranty Period extend beyond [***].
20.5    FAILURE TO REMEDY DEFECTS.
If Contractor fails to commence any Corrective Work within a reasonable period of time not to exceed five (5) Days after receipt of Owner’s written notice to Contractor identifying and describing with reasonable specificity that portion of Work that has a Defect or Deficiency, or does not complete such Corrective Work on an expedited basis, Owner may, in its sole discretion and in addition to any other remedies that it has under this Agreement, proceed to do the Work and, subject to Section 16.2, notify Contractor of its intention to do so.
20.6    REMOVAL AND OWNERSHIP OF DEFECTIVE WORK.
If the Defects, Deficiencies or resultant damage is such that it cannot be remedied expeditiously on the Job Site, Contractor may, with the prior written consent of Owner’s

Representative or Owner, remove from the Job Site for the purposes of repair or replacement of any part of the Work which is defective, deficient or damaged.
20.7    FURTHER TESTS.
If the repair or replacement of any equipment or components of Work is such that it may affect the operation of the Work or any part thereof, then Owner may require that tests of such equipment or components or any affected part of the Work thereof be conducted by Contractor and repeated to the extent reasonably necessary. Such requirement shall be made by Notice within thirty (30) Days after the Defect or Deficiency is remedied. Such tests shall verify that the equipment or component or any affected part of the Work thereof, as the case may be, is at the same level of performance as existed prior to the need for repair or replacement.
20.8    RIGHT OF ACCESS.
Until the expiration of the Warranty Period, but only to the extent required to perform its obligations hereunder, Contractor shall have the right of reasonable access to all parts of the Work and to records of the working and performance of the Work, except as may be inconsistent with any reasonable security or safety restrictions of the Owner. Such right of access shall be undertaken so as to minimize interference with the operation of the Facility. Access shall be granted to any duly authorized representative of Contractor whose name has been communicated in writing to Owner and who agrees to be bound by Owner Protocols and the confidentiality provisions of this Agreement in connection with such access. The Parties shall schedule corrections, repairs or replacements as necessary so as to minimize disruptions to the operation of the Facility.
20.9    SUBCONTRACTOR AND AGENT FOR CONTRACTOR WARRANTIES.
20.9.1    Contractor shall, for the protection of Contractor and Owner, use reasonable efforts to obtain from the Subcontractors such guarantees and warranties with respect to Work performed that are equal to or exceed those set forth in this Article 20 as applicable to their respective scopes of work and shall be made available and in the name of Owner and assignable to the Lenders to the full extent of the terms thereof. Subject to Section 23.1.4, Contractor shall enforce all Subcontractor and Agent For Contractor warranties in accordance with their terms so as to minimize the amount of Work Contractor may be required to perform to correct any Defect or Deficiency in the Subcontractors’ or Agent For Contractors’ work. Owner shall be an express third-party beneficiary of all such guarantees and warranties. To the extent available, Owner shall have the right to require Contractor to secure additional warranty or extended guarantee protection pursuant to a Change Order. Upon the earlier of the date of Final Completion or termination of this Agreement, Contractor shall deliver to Owner copies of all relevant contracts providing for such guarantees and warranties.
20.9.2    Upon the earlier of Final Completion or termination of this Agreement, Contractor shall assign to Owner all warranties received by it from Subcontractors that are not otherwise issued in Owner’s name. Such assignment of warranties to Owner must also allow Owner to further assign such warranties. However, in the event that Owner makes any warranty claim against Contractor with respect to any portion of the Work supplied in whole or in part by any Subcontractor, and Contractor fulfills its obligations with respect to such claim by Owner, Contractor shall be entitled to enforce for its own benefit any warranty given by such Subcontractor with respect to such portion of the Work.
20.10    NO IMPLIED WARRANTIES.
EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE 20 (INCLUDING THE “WARRANTIES”), CONTRACTOR DOES NOT MAKE ANY OTHER WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE). OWNER’S EXCLUSIVE REMEDIES AND CONTRACTOR’S ONLY OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH DEFECTIVE WORK (PATENT, LATENT OR OTHERWISE), WHETHER BASED IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE, ARE SET FORTH IN THIS ARTICLE 20. ALL SUCH OTHER WARRANTIES, CONDITIONS AND REPRESENTATIONS ARE HEREBY DISCLAIMED. THE FOREGOING IS NOT INTENDED TO DISCLAIM ANY OTHER OBLIGATIONS OF CONTRACTOR WHICH ARE UNRELATED TO DEFECTS OR DEFICIENCIES IN THE WORK AS EXPRESSLY SET FORTH HEREIN.
20.11    REPAIRS AND TESTING BY OWNER.
20.11.1    During the Warranty Period, without prior notice to Contractor Owner, by itself or through its Affiliate, shall be permitted to (a) make repairs or replacements on the Materials or the Facility and (b) adjust or test the Materials or the Facility as outlined in the operations and maintenance manuals provided by Contractor or any Subcontractor or Agent For Contractor.
20.11.2    In the event of an emergency and if, in the judgment of Owner, the delay that would result from giving prior notice to Contractor could cause serious loss or damage which could be prevented by immediate action, any action (including correction of Defects) may be taken by Owner or a third party chosen by Owner, without giving prior notice to Contractor. In the event such action is taken by Owner, Contractor shall be promptly notified after Corrective Work is implemented, and shall assist whenever and wherever possible in making the necessary corrections. All such warranties obtained shall be in addition to, and shall not alter, the warranties of Contractor. Upon Owner’s request, Contractor shall use all reasonable efforts to force Subcontractors or Agent For Contractors to honor warranties including filing suit to enforce same.
20.12    SURVIVAL OF WARRANTIES.
Prior to the end of the Warranty Period, the provisions of this Article 20 shall survive the expiration or earlier termination of this Agreement. The Warranties made herein shall be for the benefit of Owner and its successors and permitted assigns and the respective successors and permitted assigns of any of them, and are fully transferable and assignable. Owner may assign its rights to the Warranties during the Warranty Period to any Affiliate, Lender, or any Person acquiring a substantial ownership interest in the Facility without the consent of Contractor.
21.LIABILITY.
21.1    TOTAL LIABILITY CAP.
Notwithstanding anything to the contrary contained herein, Contractor’s cumulative aggregate liability hereunder, whether in contract, warranty (including in respect of Corrective Work), tort, (including negligence whether sole or concurrent), strict liability, products liability, professional liability, indemnity, contribution, statute, at law, in equity, or any other cause of action, shall not exceed an amount equal to [***]; provided that, notwithstanding the foregoing, the limitation of liability set forth in this Section 21.1 shall not: (a) apply in the event of Abandonment of the Project by Contractor; (b) apply to Contractor’s indemnification obligations under this Agreement with respect to: (i) any claims brought by Third Parties (for purposes of this Section 21.1 “Third Parties” shall include Owner’s and its Affiliate’s employees) for bodily injury, death or property damage as described in Section 30.1.2(b); or (ii) costs and expenses incurred by Contractor to fulfill those express indemnity obligations set forth in Sections 5.1.2, 6.4.2, 30.1.1, 30.1.2, 30.1.3 and 40.4.2; (c) apply to Contractor’s obligation to deliver to Owner full legal title to and ownership of all or any portion of the Work as required under this Agreement; (d) include the payment of insurance proceeds under any Project-specific insurance policy obtained by Contractor; (e) include any amount in respect of any Non-Reimbursable Cost; (f) apply in the event of the Gross Negligence or Willful Misconduct of Senior Supervisory Personnel; or (g) apply to limit Contractor’s costs incurred to achieve the “make good” obligations under Section 15.3.4.
21.2    NO CONSEQUENTIAL DAMAGES.
Notwithstanding anything to the contrary contained herein, except with respect to (a) any claims for bodily injury, death or physical damage to property of Third Parties for which Contractor owes an indemnity obligation as described in Section 30.1.2(b) (notwithstanding Section 30.1.2(b), with respect to bodily injuries, “Third Parties” shall exclude Owner’s employees for purposes of this Section 21.2), (b) any damages resulting from the Gross Negligence or Willful Misconduct of Senior Supervisory Personnel, and (c) any damages resulting from Contractor’s breach of Article 27, Contractor, its agents and Affiliates (including the Contractor Guarantors), workers, Subcontractors and suppliers and the employees of each shall not be liable for, and Owner hereby waives, any incidental, indirect, punitive or consequential damages, loss of or default under business contracts, lost revenues or for loss of profit, product, revenue, contract or use arising out of or in connection with the performance of the Work or this Agreement whether or not any such liability is claimed in contract, statute, equity, tort or otherwise and shall apply irrespective of negligence. In addition, except with respect to (a) Third Party claims for which Owner has agreed to indemnify Contractor in accordance with Section 30.2, and (b) Owner’s breach of its confidentiality obligations under Article 27, Owner shall have no liability for, and Contractor hereby waives, releases, defends, indemnifies and holds harmless any incidental, indirect, punitive or consequential damages (which includes loss of or default under business contracts, lost revenues or lost profits but excluding those amounts payable by Owner to Contractor in the event of a termination for default pursuant to Section 31.5 or for convenience pursuant to Article 32) arising out of or in connection with this Agreement.
21.3    JOINT AND SEVERAL LIABILITY.
The Parties acknowledge and agree that each Contractor Guarantor shall be jointly and severally liable to Owner for each and every obligation and liability of Contractor under this Agreement, including any liabilities arising out of or relating to fault, default, non-performance or inadequate performance of Contractor, to the extent provided in each Contractor Guarantee. Without limiting the generality of the foregoing, Owner shall be entitled to make any claim for any damages or liability arising under this Agreement against any or all of the Contractor and the Contractor Guarantors.
22.PERFORMANCE TESTS.
22.1    PERFORMANCE TESTS.
22.1.1    The Performance Tests are described in Exhibit R.
22.1.2    In the event that the Work fails to achieve any of the requirements provided in this Agreement required to achieve LNG Production System Substantial Completion or Facility Substantial Completion, as evidenced by the Performance Test results, then LNG Production System Substantial Completion of such LNG Production System or Facility Substantial Completion, as applicable, shall not occur.
23.SUBCONTRACTORS.
23.1.1    Attached as Exhibit H and Exhibit O is a list of names of potential Major Subcontractors. Contractor may submit to Owner the names and qualifications and recommendations of additional Major Subcontractors that it desires to include in Exhibit H or Exhibit O. Any additions or changes to Exhibit H or Exhibit O shall be decided solely by Owner within a reasonable time following the submission of all necessary supporting documentation by Contractor. At the request of Owner, the Lenders or Owner’s title insurance providers, Contractor shall provide an affidavit of all Major Subcontractors, in a form acceptable to Owner, the Lenders or Owner’s title insurance providers, as applicable. All Major Subcontractors will be selected from Exhibit H or Exhibit O as supplemented from time to time in accordance with this Section 23.1.1. Contractor shall not enter into Major Subcontracts with any Person not listed in Exhibit H or Exhibit O without the prior written approval of Owner. Contractor shall issue all Subcontracts in accordance with the terms of this Agreement. Approval by Owner of any Subcontractor or its receipt or review of any Subcontract shall not (a) relieve Contractor of any of its obligations under this Agreement or (b) constitute any acceptance of the Work undertaken by such Person. No Subcontract shall bind or purport to bind Owner.
23.1.2    Contractor shall include in each Major Subcontract a provision requiring each such Major Subcontractor to comply with and perform for the benefit of Owner all requirements and obligations of Contractor to Owner under this Agreement, to the extent such requirements and obligations are applicable to the performance of the work under the respective Major Subcontract. At a minimum, all Subcontracts shall require the Subcontractors to comply with applicable Laws, Applicable Codes and Standards and Permits, shall provide that Owner has the right of inspection as provided hereunder and require such Subcontractors to (a) be subject to the labor obligations hereunder as well as the safety and security provisions of this Agreement, (b) provide guarantees and warranties with respect to its portion of the Work commensurate with such Major Subcontractor’s work, (c) provide certificates of insurance as set forth herein, (d) grant a license to Owner pursuant to Section 29.2.3, (e) include a termination for convenience provision with terms consistent with the terms set forth herein, and (f) be subject to the confidentiality provisions consistent with the terms set forth herein. Contractor shall use its reasonable efforts to minimize or eliminate cancellation charges or fees in each Subcontract. Additionally, Contractor shall include in each Major Subcontract relating to any Materials or other component of the Facility a requirement that, until the end of the Warranty Period, the Subcontractor shall (i) notify Contractor and Owner in the event Subcontractor intends to discontinue supplying any functional spare parts and (ii) permit Owner to order any quantity of any such parts at the prices prevailing prior to such discontinuance of supply. All Subcontracts must specify that the contractual relationship with the Subcontractor is exclusive to Contractor and that the Subcontractor waives any and all rights to demand any payment directly from Owner.
23.1.3    In addition to the requirements set forth above, Contractor shall include in each Subcontract the following language to make Owner an express third party beneficiary of such Subcontract:
“The parties hereto agree and acknowledge that the services/work/equipment to be provided hereunder by [Subcontractor] will be incorporated into the LNG facility and related facilities being developed by [Owner]. As such, the parties expressly agree that Owner is a third party beneficiary of this [Agreement] entitled, in its own name or in the name of [Contractor], to enforce this [Agreement] against [Subcontractor].”
23.1.4    Contractor shall notify Owner of and coordinate with Owner in connection with the administration of any claim (actual or threatened in writing) arising under any Subcontract or Agent For Contract, and shall request Owner’s approval (such approval not to be unreasonably withheld or delayed) (a) of any external attorney and claims consultant to be appointed by Contractor in connection with such claim and (b) prior to commencing any litigation with respect to such claim. Litigation between Contractor and a Subcontractor or Agent For Contractor shall be jointly managed by Contractor and Owner. Contractor shall not settle any claim arising under a Subcontract or Agent For Contract without Owner’s prior approval.
23.2    CONTRACTOR RESPONSIBLE FOR WORK.
Contractor is responsible for each of the various parts of the Work, so that all items thereof conform in all respects to the requirements of this Agreement, regardless of any failure of any Subcontractor to perform, any disagreement between any Subcontractors, or any disagreement between any Subcontractors, on the one hand, and Contractor or Owner. Contractor shall furnish such information relative to its Subcontractors, including copies of unpriced (and with respect to the Reimbursable Work, all priced) Subcontracts as Owner may reasonably request. Without the express written consent of Owner, nothing contained herein or in any Subcontract awarded by Contractor shall create any contractual relationship between Owner and any Subcontractor. Contractor shall require that all Subcontractors release and waive (to the extent permitted by applicable Law) any and all rights against Owner and the Lenders for recovery of payment of any moneys for compensation for the portion of the Work performed by them.
23.3    ASSIGNMENT.
23.3.1    Subject to Section 23.3.2, Contractor hereby assigns to Owner (and Owner’s permitted assigns) all its interest in any Subcontracts (or any portion thereof to the extent such Subcontracts also relate to other projects of Contractor) now existing or hereafter entered into by Contractor for performance of any part of the Work, which assignment will be effective upon acceptance by Owner in writing and only as to those Subcontracts which Owner designates in said writing.
23.3.2    Owner shall not have the right to exercise any right to assignment of any Subcontract pursuant to Section 23.3.1 unless and until (a) any obligation by any Subcontractor under any Subcontract extends beyond the expiration of this Agreement, including the Warranty Period, (b) Owner has elected to terminate this Agreement in accordance with the terms hereof or (c) with respect to the Work, Contractor has failed to perform any of its material obligations or correct Defects and Deficiencies under this Agreement to which such Subcontract relates.
23.3.3    Each Subcontract entered into by Contractor with respect to the Work shall contain a provision permitting its assignment to Owner or the Lenders upon Owner’s written request (following the occurrence of any of the events described in Section 23.3.2).
23.4    AGENT FOR CONTRACTS WORK.
Owner has agreed to enter into the Agent For Contracts for the performance of the Agent For Contracts Work and to make timely payment when due of amounts owing under the Agent For Contracts directly to the Agent For Contractors. Owner and Contractor acknowledge and agree that Contractor shall have responsibility, and shall be expressly authorized in the Agent For Contracts, to manage and administer the Agent For Contracts and the Agent For Contracts Work thereunder as part of and with the rights and responsibilities of the Work. Except for Owner’s responsibility to make timely payment when due of amounts owing under the Agent For Contracts directly to the Agent For Contractors, Contractor shall be responsible for the performance or nonperformance for any reason of any Agent For Contractor for any other purposes hereunder as to the Work, including with respect to Defects and Deficiencies.

24.LABOR RELATIONS.
24.1    GENERAL MANAGEMENT OF EMPLOYEES.
Contractor shall exercise its management rights in performing the Work, either specifically detailed in, or not expressly limited by, applicable collective bargaining agreement(s). Subject to Section 5.2, such management rights shall be deemed to include the rights to: hire, discharge, promote and transfer employees; to select and remove foremen or other persons at other levels of supervision; to establish and enforce reasonable standards of productivity; to introduce, to the extent feasible, labor-saving equipment and materials; to determine the number of craftsmen necessary to perform a task, job or other work required with respect to the Facility; and to establish, maintain and enforce rules and regulations conducive to efficient and productive operations.
24.2    WAGES AND CONDITIONS.
Contractor shall make its own arrangements for the engagement of all staff and labor, local or otherwise, and for their payment, housing, feeding and transport. Contractor shall pay rates of wages, and observe conditions of labor, not materially different than those established for the trade or industry where the work is carried out, and shall comply with all Laws relating to wages, hours, working conditions and other employer/employee-related matters pertaining to its employees. In addition, Contractor shall certify to the reasonable satisfaction of Owner that all social benefit payments related to the wages of all workers employed directly or indirectly by it and its Subcontractors have been timely paid in full.
24.3    VIOLATIONS.
Contractor shall promptly notify Owner of any violations, and the actions to be taken or planned to resolve the violations, of collective bargaining agreements and jurisdictional disputes in connection with the Work including the filing of appropriate processes with any court or administrative agency having jurisdiction to settle, enjoin or award damages resulting from such violations of collective bargaining agreements or jurisdictional disputes.
24.4    DISPUTES.
Contractor shall undertake promptly all reasonable efforts to prevent or resolve any strikes or other labor disputes among its employees or the employees of Subcontractors or Agent For Contractors. If a strike or other labor dispute occurs, Contractor shall take all reasonable actions to minimize any resulting disruption of the progress of the Work. Contractor shall advise Owner promptly, in writing, of any actual, anticipated or threatened labor dispute that might affect the performance of the Work by Contractor or by any Subcontractors or Agent For Contractors and will keep Owner informed on a daily basis of the status of the dispute resolution. Notwithstanding the foregoing, the settlement of strikes, walkouts, lockouts or other labor disputes shall be at the sole discretion of the Party having the difficulty. Nothing in this Article 24 shall be deemed to amend the definition of “Force Majeure Event.”

24.5    STATUTORY EMPLOYER.
Notwithstanding anything to the contrary contained herein, in all cases where Contractor’s employees (meaning Contractor’s direct, borrowed, special or statutory employees) are covered by the Louisiana Worker’s Compensation Act, La. R.S. 23:1021 et seq., Owner and Contractor agree that Owner shall be and hereby is designated as the statutory employer of Contractor’s direct, borrowed, special and statutory employees, pursuant to La. R.S. 23:1061(A)(3). Owner and Contractor further agree that the Work is an integral part of and essential to Owner’s ability to generate its goods, products and services. This provision is included for the sole purpose of establishing a statutory employer relationship to gain the benefits expressed in La. R.S. 23:1061, and is not intended to create an employer/employee relationship for any other purpose. Nothing contained in this Section 24.5 shall be construed to establish any relationship or status that is inconsistent with Article 37. In the event that Owner is required to pay worker’s compensation benefits to Contractor’s direct, borrowed, special or statutory employees, whether as a statutory employer pursuant to La. R.S. 23:1061 or as a special employer pursuant to La. R.S. 23:1031(C), Owner shall be entitled to reimbursement from Contractor for any such benefit payments. Neither Contractor nor its underwriters shall be entitled to seek contribution from Owner for any worker’s compensation benefits payments made on behalf of any of Contractor’s direct, borrowed, special or statutory employees for purposes of La. R.S. 23:1031(C).
24.6    LOCAL LABOR.
Contractor shall use commercially reasonable efforts to attract and retain local labor personnel for the Work and to utilize local Subcontractors whenever possible and cost effective. Contractor agrees to use good faith efforts to award Subcontracts to Subcontractors based in the State of Louisiana and to hire personnel to perform the Work that live in the State of Louisiana.

24.7    COMMUNITY IMPACTS.
Contractor shall use reasonable efforts to assist Owner in creating, assessing and carrying out programs which shall, during all phases of the Work, minimize the impacts upon the host community caused by the construction of the Facility. Such programs shall include sequencing of the Work so as to reasonably minimize the impacts of noise and dust at and around the Job Site.

25.TITLE AND RISK OF LOSS.
25.1    TRANSFER OF TITLE.
25.1.1    Contractor warrants and guarantees to Owner good and legal title to the Materials and the Work, and shall deliver and convey ownership of the Materials and the Work free and clear of any and all liens, claims, security interest and other encumbrances, when title thereto passes to Owner. Title to all or any portion of the Materials shall pass to Owner upon the earliest of the following:

(a)    the occurrence of any event by which, under applicable Laws, title passes from Contractor or Subcontractors or Agent For Contractors providing such Materials;
(b)    the date that such Materials are delivered to a shipper for shipment (whether by ship, air, rail, truck or otherwise and whether directly or indirectly) to the Job Site;
(c)    the date that such Materials are delivered to the Job Site; and
(d)    the date of termination of this Agreement, to the extent that Contractor has title.
25.1.2    It is expressly understood and agreed, however, that (a) the passage of title shall not release Contractor from the Contractor’s responsibility to perform fully its obligations hereunder, and (b) in no event shall title to the Owner Furnished Equipment and Materials pass from Owner to Contractor, and Owner shall, at all times, retain title and ownership of the Owner Furnished Equipment and Materials.
25.2    RISK OF LOSS.
Notwithstanding passage of title as provided in Section 25.1, Contractor shall bear risk of loss of or damage to the Work and Materials in respect of which Owner has not assumed care, custody and control hereunder until the Facility Substantial Completion Date, but only to the extent (i) of any insurance proceeds actually received by Contractor from claims made under Owner’s Construction and Erection All Risk Insurance Policy or other Owner insurance policies; or (ii) that such loss or damage results from the Gross Negligence or Willful Misconduct of Senior Supervisory Personnel.

25.3    PROTECTION OF OWNER.
For the purpose of protecting Owner’s interest in all Materials and Owner Furnished Equipment and Materials delivered to the Job Site with respect to which title has passed to Owner but which remain in the possession of another party, Contractor shall take or cause to be taken all steps necessary under the Laws of the appropriate jurisdiction(s) to protect Owner’s title and to protect Owner against claims by other parties with respect thereto.
26.INSURANCE.
26.1    IN GENERAL.
26.1.1    Contractor and Owner shall procure and maintain the insurance enumerated in this Article 26 as being applicable to it. The provisions of this Article 26 do not modify or change or abrogate any responsibility of Owner or Contractor or any Subcontractor or Agent For Contractor stated elsewhere herein. Neither Owner nor Contractor assumes responsibility for the solvency of any insurer or the failure of any insurer to settle any claim. Contractor shall remain responsible for uninsured losses and deductible amounts under the policies to be provided by Contractor and, with respect to losses arising due to Contractor’s or its Subcontractor’s Gross Negligence or Willful Misconduct of Senior Supervisory Personnel, the policies to be provided by Owner until the Facility Substantial Completion Date, and Owner shall become responsible for such losses and deductibles occurring thereafter.
26.1.2    Contractor shall provide the insurance set forth in Section 26.2 with properly licensed insurance carriers and evidence thereof in a form reasonably satisfactory to Owner and the Lenders’ insurance advisors, which insurance carriers shall be (a) rated A- or higher (with a financial size category of at least FSC VII) by A.M. Best’s Key Rating Guide, (b) rated A or higher by Standard and Poor’s or (c) satisfactory to Owner and the Lenders’ insurance advisor, in their sole discretion. Owner shall provide the insurance set forth in Section 26.3 with properly licensed insurance carriers and evidence thereof and that are reinsured with reinsurers that are (i) rated A- or higher (with a financial size category of at least FSC VII) by A.M. Best’s Key Rating Guide or (ii) rated A or higher by Standard and Poor’s. Subject to Section 26.3.1 the Notice to Proceed and any Limited Notice to Proceed shall not be effective until each of Owner and Contractor has provided to each other such satisfactory evidence of insurance. Each Party shall promptly provide written notification to the other Party if it becomes aware of any material change in, non-renewal or cancellation of insurance coverage that such Party is required to maintain hereunder.
26.1.3    All the liability policies (except workers’ compensation, employer’s liability and professional liability) of insurance shall be endorsed to provide a severability of interests or cross liability clause to the benefit of each additional insured.
26.1.4    All Contractor policies of insurance required under this Article 26 shall provide that such insurance shall not be canceled or not renewed without requiring Contractor to give at least [***] Days’ prior Notice to Owner and the Lenders, except with respect to non-payment of premium, in which case such Notice period shall be [***] Days. In addition, all Owner policies of insurance required under this Article 26 shall provide that such insurance shall not be canceled or not renewed without requiring Owner to give at least [***] Days’prior Notice to Contractor and the Lenders, except with respect to non-payment of premium, in which case such Notice period shall be [***] Days.
26.1.5    If any loss or damage to the Work (on or off the Job Site) is sustained, Contractor shall, at the request of Owner, act on behalf of itself and Owner for the purpose of adjusting the amount of the loss with the insurer. Contractor shall (a) replace or repair any such loss or damage and complete the Work in accordance with this Agreement and (b) take such action as may be reasonable and necessary to mitigate the amount of any such loss. Owner and, at the request of Owner, Contractor shall use commercially reasonable efforts for the benefit of the Parties to pursue all claims for loss or damage to property under the policies required to be provided by Owner pursuant to Section 26.3 that exceed the deductible amounts of such policies. As soon as practicable following a loss event, Contractor, Owner and the assigned loss adjuster shall meet to review the loss or damage and determine the course of action required to remedy the loss or damage. To the extent possible, Contractor and Owner shall determine with the loss adjuster the extent of loss or damage and the level of insurance coverage applicable to such loss or damage. Contractor shall cooperate with and provide the loss adjuster information relevant to the loss or damage, the schedule impact estimates of remediation, and any other reasonable information sought by insurers concerning the loss event. Contractor shall keep Owner reasonably informed of the status of claims negotiations with the insurer for which Contractor is, at the request of Owner, responsible under the Construction and Erection All Risk insurance required to be obtained by Owner pursuant to Section 26.3.1. For the avoidance of doubt, Owner shall remain the sole authority on any decisions related to claims handling, coordination and acceptance of payment on all Owner-procured insurance policies. Advance payments under the applicable insurance policy may be requested of insurers in order to facilitate cash flow and in no event shall Contractor be relieved of its obligation to repair and replace the loss or damage if such advance is not made.
26.1.6    Subject to the requirements and limitations set forth in Sections 26.1.5, (a) Contractor shall include with each Request for Payment any amounts payable by Owner pursuant to this Section 26.1.6 and (b) provided that Contractor comply with all requirements for payment set forth herein, Owner shall pay such amounts in accordance with the terms of this Agreement.
26.2    POLICIES TO BE OBTAINED BY CONTRACTOR.
26.2.1    Except for the Construction and Erection All Risk insurance required to be provided by Owner pursuant to Section 26.3.1(a) and Commercial General Liability insurance required to be provided by Owner pursuant to Section 26.3.1(b), Contractor shall obtain and maintain in full force and effect, and shall require, as applicable, Subcontractors to procure and maintain in full force and effect, the following insurance:
(a)    General liability insurance written on ISO occurrence form CG 00 01 04/13 covering all activities of Contractor other than the Work at the Job Site, and shall include Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer as additional insureds on a primary and noncontributory basis to the extent of the indemnity obligations assumed by Contractor under this Agreement. Such insurance shall be written in an amount of [***] per occurrence and [***] annual aggregate including a [***] aggregate limit for products and completed operations. Such insurance shall be endorsed to include coverage for products and completed operations for ten (10) years after the Facility Substantial Completion Date or the statute of repose, whichever is less. Such insurance shall contain a waiver of subrogation in favor of Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer to the extent of the indemnity obligations assumed by Contractor under this Agreement;
(b)    Workers Compensation, and if applicable, United Longshore and Harbor Workers Compensation Act insurance and Jones Act coverage, or similar insurance in the form prescribed by relevant laws and insuring against work related losses and claims arising in connection with the performance of the Work by Contractor. Such insurance shall contain a waiver of subrogation in favor of Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer to the extent of the indemnity obligations assumed under this Agreement by Contractor;
(c)    Employer’s Liability with limits available under a primary or excess policy equal to the equivalent of [***] per accident/occurrence or such higher limit as may be required by Laws. Such insurance shall contain a waiver of subrogation in favor of Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer to the extent of the indemnity obligations assumed under this Agreement by Contractor;
(d)    Automobile Liability Insurance applicable to all owned, non-owned, hired and leased automotive equipment used in the performance of the Work, including contractual liability, with limits of [***] per accident/occurrence combined single limit including Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer as additional insureds on a primary and noncontributory basis to the extent of the indemnity obligations assumed under this Agreement by Contractor. Such insurance shall contain a waiver of subrogation in favor of Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer to the extent of the indemnity obligations assumed under this Agreement by Contractor;
(e)    Umbrella/Excess Liability Insurance providing coverage over the underlying insurance required in Sections 26.2.1(a), 26.2.1(c), and 26.2.1(d) with limits of [***] per occurrence and in the annual aggregate. Such insurance shall include Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer as additional insureds on a primary and noncontributory basis, and include a waiver of subrogation in favor of such additional insureds to the extent of the indemnity obligations assumed by Contractor under this Agreement;
(f)    Contractor shall maintain or require to be maintained Professional Liability Insurance, on account of any errors or omissions of Contractor and Subcontractors involved in Work contracted hereunder with liability limits of insurance of [***] per claim and [***] in the aggregate during construction and for a five (5) year period after Final Completion;
(g)    Contractor shall either (i) maintain or require to be maintained project specific Pollution Liability Insurance, for any event caused or exacerbated by actions or inactions of Contractor and Subcontractors involved in Work contracted hereunder with liability limits of insurance of at least [***] per occurrence and [***] in the annual aggregate during construction and include Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer as additional insureds on a primary and non-contributory basis, and include a waiver of subrogation in favor of such additional insureds, or (ii) provide Owner and the Lenders with such security as is deemed sufficient by such parties to cover any such errors and omissions; and
(h)    For all vessels owned, operated, chartered, or brokered by or for Contractor or any of the Subcontractors in connection with the Work, Contractor shall carry or require the owner or operator of such vessels to carry watercraft insurance, as follows: (i) Hull Insurance for full fair value; (ii) Protection and Indemnity Insurance under Form SP-23 (Revised 1/56), or most recent version, to cover liabilities arising out of the ownership, operation and use of any vessel with liability limits of insurance of [***] per occurrence, including (y) pollution and environmental liability insurance upon such vessels for damages, cleanup and restoration costs, in amount no less than those limits required by applicable Law and coverage for crew and personnel on such vessels, with no exclusion for activities arising from the use of remote operated vehicles and submarines and diving operations (if these operations are to be performed under this Agreement), and (z) including collision and tower’s liability, cargo legal liability (to the extent applicable), and coverage for liabilities for the removal of wreck or debris as compulsory under statute or as requested by applicable Government Authorities. Insurers shall waive any right to limit liability to the value of the vessel, but only with respect to Owner indemnified parties, whichever is applicable, and the phrase “as owner of vessel named herein” and all similar phrases purporting to limit the insurer’s liability to that of an owner shall be deleted. The coverage in clause (y) regarding pollution and environmental liability insurance for damages, cleanup and restoration costs (in amount no less than those limits required by applicable Law) may be provided under a marine pollution liability policy; provided that such policy provides the same coverage and limits that would be provided under the protection and indemnity insurance. Should the Work necessitate the use of remotely operated vehicles or dredging, this protection and indemnity insurance shall include a specialist operation endorsement; and (iii) Charterer’s Legal Liability Insurance to cover liabilities arising out of operation and use of any time or voyage chartered vessel including coverage for contractual liability for those liabilities assumed by Contractor herein with liability limits of insurance of [***] per occurrence. The insurance listed in clauses (y) and (z) above shall provide that seaworthiness of vessels used to perform Work hereunder is accepted by insurers (or that insurers shall waive in favor of Owner indemnified parties, the vessel owner’s and/or Contractor’s warranty of seaworthiness).
26.2.2    Each policy described under this Section 26.2 shall contain terms and conditions reasonably acceptable to Owner and the Lenders and shall be issued by insurers reasonably acceptable to Owner, and Contractor shall forward to Owner certificates evidencing the coverage is in effect.
26.2.3    Contractor shall be responsible for additional costs associated with modifying any inadequate coverage, terms and conditions to meet the requirements of this Section 26.2. Contractor shall comply with all the conditions and requirements provided for in its insurance policies and to the extent Contractor has been notified in writing of such conditions and requirements the policies required to be maintained by Owner pursuant to Section 26.3.

Contractor shall make no material adverse alteration to the terms of any insurance required herein without the prior written approval of Owner and the Independent Engineer. If an insurer makes (or purports to make) any such alteration, Contractor shall notify Owner immediately.
26.2.4    Contractor shall require all insurers under Contractor’s insurance policies to provide Owner and such other interested Persons as may be designated by Owner with certificates of insurance, in form and substance reasonably acceptable to Owner, evidencing and describing the insurance policies and endorsements maintained hereunder prior to commencement of the Work, or upon issuance of such policies, if earlier, and prior to each issuance anniversary date throughout the term of this Agreement. The certificates of insurance shall evidence and describe the insurance policies and endorsements. Notwithstanding anything to the contrary contained herein, evidence of such coverage shall be provided to Owner as a condition precedent to the commencement of the Work.
26.2.5    In respect of all of the Contractor’s insurance policies, Contractor shall, on or before the Notice to Proceed Date and as may be requested by Owner from time to time, produce the Contractor’s certificates of insurance, and required endorsements. If policies have been secured on a project specific basis, Contractor shall provide the actual policy upon written request by Owner.
26.2.6    Before permitting any of its Subcontractors to perform any Work at the Job Site, Contractor shall obtain a certificate of insurance from each such Subcontractor evidencing that such Subcontractor has obtained the insurance required of Subcontractors by Contractor, such insurance at a minimum to include Workers Compensation, and if applicable, United Longshore and Harbor Workers Compensation Act insurance and Jones Act coverage, general liability, employer’s liability and umbrella/excess liability insurance and, with respect to Subcontractors that charter a vessel for the purpose of their work, the insurance described in Section 26.2.1(h). Policies provided by Subcontractors shall be in amounts and upon conditions as are customarily and normally provided for work similar to the Work. Contractor shall use reasonable efforts to cause all Major Subcontractors to include in their respective insurance policies a waiver of any right of subrogation of the insurers thereunder against Owner, the Lenders, the Independent Engineer and Contractor, and any right of the insurers to set off or counterclaim, offset or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Person insured under such policy.
26.2.7    If Contractor shall fail to obtain and keep in force insurance required pursuant to this Section 26.2, Owner may, without limiting any other remedy it may have, obtain and keep in force any such insurance and pay such premium or premiums as may be necessary for that purpose and recover from Contractor whether by way of deduction, offset or otherwise the cost of obtaining and maintaining such insurance.
26.2.8    Except as directed by Owner, Contractor shall be responsible for managing and administering all of Contractor’s insurance policies, including the payment of all deductibles pursuant to Section 26.1.1 and self-insured retention amounts, the filing of all claims and the taking of all necessary and proper steps to collect any proceeds on behalf of the relevant insured Person. Contractor shall at all times keep Owner informed of the filing and progress of any claim arising out of or relating to the Work. If Contractor shall fail to perform these responsibilities, upon reasonable written notice Owner may take such action as it determines appropriate under the circumstances. In the event Contractor collects proceeds on behalf of other Persons, it shall ensure that these are paid directly from the insurers to the relevant Person and, in the event that it receives any such proceeds, it shall, unless otherwise directed by Owner, pay such proceed to such Party forthwith and prior thereto, hold the same in trust for the recipient.
26.2.9    All equipment, tools, supplies and materials belonging to Contractor or any Subcontractor and used by Contractor or such Subcontractor for the performance of the Work and not to be incorporated into or to be left at the Facility shall be brought to and kept at the Job Site at the cost and risk of Contractor or such Subcontractor, and Owner shall not be liable for loss or damage thereto and any insurance policies carried by Contractor or Subcontractors shall waive the insurer’s right to subrogation against Owner, the Lenders and the Independent Engineer, and their respective assignees, subsidiaries, Affiliates and employees. Contractor shall obtain, or shall cause Subcontractors to obtain, adequate insurance to cover any construction tools and equipment leased from Third Parties.
26.3    POLICIES TO BE OBTAINED BY OWNER.
26.3.1    From and after the earlier of the Notice to Proceed Date and such other date as the Parties may mutually agree upon in writing (whether earlier or later) through Final Completion, Owner shall obtain and maintain in full force and effect at its cost, the following insurance with respect to the procurement, construction, erection, Pre-Commissioning, Commissioning, testing and pre-completion operation of the Materials, the Work at the Job Site and the Facility; provided that Owner shall not be obligated to obtain Construction and Erection All Risk insurance before the date upon which Contractor or any Subcontractor will begin Work at, or deliver Materials to, the Job Site:
(a)    Construction and Erection All Risk insurance (excluding Contractor’s and Subcontractors’ equipment and property not intended to be installed into the Facility). Such insurance policy shall be written on a replacement cost basis and be in the joint names of Owner and the Lenders as named insureds and Contractor and Subcontractors as additional insureds with a waiver of the insurer’s rights of subrogation in favor of all such named insureds and additional insureds. The deductible under such insurance shall be consistent with the terms reasonably and commercially available in the insurance marketplace considering the equipment and maturity of its design and location. The policy shall also provide, in amounts reasonably acceptable to the Lenders, (i) coverage for removal of debris, (ii) transit coverage with worldwide coverage territory including the continental boundaries of the United States of America and intracoastal waterways adjacent thereto, not including air and ocean marine coverage, (iii) off-site storage coverage, (iv) pollution clean-up and removal (with per occurrence and policy aggregate sublimits), (v) professional fees, (vi) operational and performance testing, (vii) earth movement, flood, named windstorm, expediting expense (with per occurrence and policy aggregate sublimits), (viii) minimization of loss expense, (ix) design defect clause no more restrictive than LEG 2/96, (x) 50/50 hidden damage clause, (xi) advance payment clause and (xii) fire department charges clause. The deductible under such insurance shall be for

Owner’s account. Owner may, in its sole discretion, carry and maintain Delay in Commissioning or Start-up insurance covering at least Owner’s debt service payments (principal and interest), and as the Lenders may require, continuous fixed expenses and additional expenses incurred as a result of loss or damage covered under the insurance provided pursuant to Sections 26.3.1(a) and 26.3.1(c). Any recovery under the Delay in Commissioning or Start-up coverage will accrue to the benefit of Owner. If an event or events occur that may be covered by the Delay in Commissioning or Start-up insurance, it shall be Owner’s sole option to decide whether to file a claim under such Delay in Commissioning or Start-up insurance.
(b)    Owner Controlled Insurance Program for Commercial General Liability insurance with a limit of at least [***] per occurrence and in the aggregate for bodily injury and property damage at the Job Site. Such coverage shall name Owner, the Lenders, Contractor and Subcontractor as insureds with a waiver of subrogation in favor of any insured and shall include a severability of interest and cross liability provision. Coverage may be arranged in combination of primary and excess coverage. The deductible shall be for Owner’s account. Owner’s procurement and provision of this insurance shall in no way relieve Contractor or any Subcontractor of any responsibility or liability under this Agreement, any applicable law, statute, regulation or order.
(c)    Subject to prevailing terms in the insurance marketplace, air and ocean cargo coverage for all Materials shipped to the Job Site (other than locally procured Materials) and insuring the interest of Owner, the Lenders, Contractor and Subcontractors written on a warehouse to final destination basis from customary “all risk” air and marine perils while in transit. Such policy shall be written on replacement cost basis or in such other amounts acceptable to Owner, the Lenders and Contractor, and shall be subject to a per conveyance limit equivalent to the maximum value of the shipment. The deductibles under such insurance shall be for Owner’s account. Contractor shall provide Owner with schedules and Notices of air and marine shipments pursuant to Section 3.8.18. Owner shall be responsible for any required load survey costs incurred in connection with any shipment of Materials or equipment for Work performed under this Agreement.
(d)    Upon the LNG Production System Substantial Completion of each LNG Production System, Owner shall have in place a Commercial Property Policy for such LNG Production System and corresponding LNG Production System Handover Package from the time care, custody and control of such LNG Production System Handover Package transfers from Contractor to Owner in accordance with Section 18.1.3. Such policy shall contain a waiver of subrogation in favor of Contractor and its Subcontractors.
26.3.2    Owner shall also provide Contractor with satisfactory evidence of the existence of insurance policies obtained by Owner prior to an effective Notice to Proceed Date and copies of the policies of insurance obtained by Owner not later than thirty (30) days following the Notice to Proceed Date.
26.3.3    Insurance required to be maintained by Owner hereunder shall be subject to standard sublimits and exclusions available in the insurance marketplace.

26.3.4    All insurance referred to in this or any other Section of this Agreement shall be subject to review and acceptance by the Lenders, and Contractor shall assist as necessary in arranging and maintaining all such insurance and shall not do or omit to do anything that may cause such policy to be invalidated or a valid claim to be repudiated.
26.3.5    Each of Owner and Contractor shall also purchase insurance that may be statutorily required from time to time and/or enroll employees in such state schemes as may be so required at each Party’s own expense during the term of this Agreement.
26.3.6    Contractor shall cooperate with Owner and its insurers to provide any information requested by the insurers necessary to obtain such extension to the insurance policies.
27.CONFIDENTIAL TREATMENT OF PROPRIETARY INFORMATION; RELIANCE ON INFORMATION.
27.1    CONFIDENTIAL TREATMENT.
27.1.1    Contractor covenants and warrants (on behalf of its Representatives) that it shall not (without in each instance obtaining Owner’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person any non-public information regarding Owner, its Affiliates or the Facility (including commercially sensitive information related to the transactions contemplated hereby) (“Confidential Information”); provided, however, that Contractor may disclose such Confidential Information (but only to the extent necessary) (a) to its Representatives, Subcontractors and suppliers who have a need to know such Confidential Information, (b) to its counsel, (c) to any Government Authority to the extent required by Law to be disclosed, (d) under seal in connection with any arbitration, mediation or litigation or (e) to the Lenders or the Independent Engineer in connection with the Financing or insurance underwriters in connection with the Work; provided, further, that any Confidential Information disclosed pursuant to clauses (a), (b), (d) and (e) shall not be disclosed unless (i) the recipient is informed as to the confidential nature of such information, (ii) the recipient agrees to a separate confidentiality agreement with terms and conditions as least as restrictive as this Section 27.1.1 as a condition to the receipt of such Confidential Information and (iii) the disclosing Party remains liable for any breach of this Section 27.1.1 if the breach is caused by the disclosing party or its officers or employees; provided, further, that prior to any disclosure of Confidential Information pursuant to clause (c), Contractor shall give reasonable notice to Owner of the information required to be disclosed and, to the extent reasonably capable under applicable Law and the circumstances surrounding the disclosure, shall provide Owner with an opportunity to take appropriate steps Owner believes are necessary to protect the confidentiality and/or proprietary nature of its Confidential Information. Contractor shall not, nor shall it permit any of its subsidiaries or Affiliates to, issue or cause the publication of any press release or other public statements, announcements or disclosure with respect to this Agreement or the transactions contemplated hereby, or otherwise use Owner’s trademarks, service marks, trade names, logos, domain names, or other indicia of source, association, or sponsorship, without the written consent of Owner. The duration of the obligations stated in this Section 27.1 shall be (x) for Confidential Information that is identified by Owner to be a trade secret, for so long as such Confidential Information remains confidential, and (y) for all other Confidential Information, for a period of [***] years after the expiration or termination of this Agreement. Information shall not be deemed to be “Confidential Information” where: (A) it is or becomes public information or otherwise generally available to the public through no act of or failure to act by Contractor; (B) it was, prior to the Effective Date, already in the possession of Contractor and was not received by Contractor directly or indirectly from Owner and is not subject to a confidentiality agreement; (C) it is rightfully received by Contractor from a third party who is not prohibited from disclosing it to Contractor and is not breaching any agreement by disclosing it to Contractor; or (D) was independently developed by the Contractor without the use of any Confidential Information of Owner. Specific information shall not be deemed to be within the exceptions of the previous sentence merely because it is embraced by more general information within such exceptions, nor shall a combination of features be deemed to be within such exceptions merely because the individual features are within such exceptions. Contractor acknowledges that in the event of a breach of any of the terms contained in this Article 27, Owner may suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that Owner shall be entitled to seek equitable relief therefor by injunction, in addition to any and all rights and remedies available to it at law and in equity, without the requirement of posting a bond.
27.1.2    Without limiting Section 27.1.3, Owner covenants and warrants (on behalf of its Representatives and the Independent Engineer ) that it shall not (without in each instance obtaining Contractor’s prior written consent) disclose, make commercial or give or sell to any Person any non-public information regarding the Contractor’s reimbursable or unit rates, the liability caps set forth in this Agreement, Contractor Intellectual Property, or other commercial information of Contractor unrelated to the Facility, the Work, this Agreement and not required to be provided or licensed to Owner under Article 29 (collectively, “Contractor Confidential Information”); provided, however, that Owner may disclose the Contractor Confidential Information listed in (i) above (but only to the extent necessary) to the parties listed in Section 27.1.1 (a) through (e) above, applied on a mutatis mutandis basis, and Owner’s existing or potential LNG offtakers and buyers, and so long as the recipient agrees to maintain the confidentiality of Contractor Confidential Information on terms and conditions as least as restrictive as those set forth herein; and provided, further, that, except as necessary for Owner to invoice any Owner Contractor for corrective or remedial work performed by Contractor, Owner shall not directly or indirectly provide the Contractor Confidential Information to any engineering, construction and procurement contractor (including UOP, BH and CB&I) that provides engineering, construction and procurement services for chemical or LNG facilities as a substantial part of its business without the prior written consent of the Contractor. Section 27.1.2 shall apply on a mutatis mutandis basis to Contractor Confidential Information. Owner acknowledges that in the event of a breach of any of the terms contained in this Article 27, Contractor may suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that Contractor shall be entitled to seek equitable relief therefor by injunction, in addition to any and all rights and remedies available to it at law and in equity, without the requirement of posting a bond. Information shall not be deemed to be “Contractor Confidential Information” where: (A) it is or becomes public information or otherwise generally available to the public through no act of or failure to act by Owner; (B) it was, prior to the Effective Date, already in the possession of Owner and was not received by Owner directly or indirectly from

Contractor and is not subject to a confidentiality agreement; (C) it is rightfully received by Owner from a third party who is not prohibited from disclosing it to Owner and is not breaching any agreement by disclosing it to Owner; or (D) was independently developed by Owner without the use of any Contractor Confidential Information.  Specific information shall not be deemed to be within the exceptions of the previous sentence merely because it is embraced by more general information within such exceptions, nor shall a combination of features be deemed to be within such exceptions merely because the individual features are within such exceptions.
27.1.3    All right and title to, and interest in, the Confidential Information shall remain with Owner. All Confidential Information obtained, developed or created by or for Contractor exclusively for the Facility, including copies thereof, is and shall be the sole and exclusive property of Owner (except Contractor Intellectual Property contained therein, which will be governed by Section 0), whether delivered to Owner or not, and Contractor agrees to assign and hereby assigns any and all right, title, and interest therein it may have to Owner, in each case subject to Section 29.1. No right or license is granted to Contractor or any third party respecting the use of Confidential Information by virtue of this Agreement, except to the limited extent required for the Contractor’s performance of its obligations hereunder. Contractor shall cease all use of and deliver to Owner or destroy all Confidential Information, including all copies thereof, upon Owner’s request, provided Contractor may retain a copy of the Confidential Information to comply with applicable Law, and to the extent any routine computer back-up procedures create copies in the associated back-up or archival computer storage system. Such copies retained shall remain subject to the provisions of this Agreement.
27.2    RELIANCE ON INFORMATION.
Subject to Article 29, Owner shall have unrestricted use of Drawings and Specifications provided to Owner pursuant to this Agreement. Owner shall defend, indemnify, and hold the Contractor Indemnitees harmless from and against any use by Owner, its Affiliates, other contractors, representatives, or agents of the Drawings and Specifications for any purpose other than for the Facility or the Phase 1 Facility; provided, Owner shall not be required to indemnify the Contractor Indemnitees under this Section 27.2 and the Phase 1 Agreement for the same harm, (without, for the avoidance of doubt, limiting Owner’s respective indemnity obligations under this Agreement or the Phase 1 Agreement).
28.REPRESENTATIONS AND WARRANTIES.
28.1    OWNER REPRESENTATIONS AND WARRANTIES.
Owner represents and warrants that as of the Restatement Date:
28.1.1    Owner is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into and perform its obligations under this Agreement;
28.1.2    Each of the execution, delivery and performance by Owner of this Agreement has been duly authorized by all necessary action on the part of Owner and does not contravene or constitute a default under any provision of applicable Law, the constituting documents or the certificate of formation of Owner or of any other agreement, judgment, injunction, order, decree or other instrument binding upon Owner;
28.1.3    Owner has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery thereof by Contractor, this Agreement constitutes (or when so executed and delivered will constitute) a valid and binding obligation of Owner enforceable against Owner in accordance with its terms, except that (a) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ rights generally and (b) the application of general equitable principles may limit the availability of certain remedies; and
28.1.4    There is no pending action, suit, proceeding, inquiry or investigation against it, at law or in equity or before or by any Government Authority, of which it has received notice, or which it has knowledge is threatened which would materially and adversely affect its ability to perform its obligations under this Agreement. It is not in violation of any Law which, individually or in the aggregate, would affect its performance of any obligations under this Agreement.
28.2    CONTRACTOR REPRESENTATIONS AND WARRANTIES.
Contractor represents and warrants that as of the Restatement Date:
28.2.1    It is a limited liability company duly organized and validly existing in good standing under the laws of the State of Texas, is wholly-owned, collectively, by the JV Members, and has all necessary power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Agreement;

28.2.2    Each of the execution, delivery and performance by it of this Agreement has been duly authorized by all necessary action on its part, does not require any approval, except as has been heretofore obtained, of its board of directors or shareholders or any consent of or approval from any trustee, lessor or holder of any indebtedness or other obligation of it, except for such as have been duly obtained, and does not contravene or constitute a default under any provision of applicable Law, its constituting documents (including the JV Agreement) or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, or subject the Facility or any component part thereof or the Job Site or any portion thereof to any lien other than as contemplated or permitted by this Agreement; and it is in compliance with all applicable Laws (a) which govern its ability to perform its obligations under this Agreement or (b) the noncompliance with which would have a material adverse effect on it;
28.2.3    Neither the execution and delivery by it of this Agreement, nor the consummation by it of any of the transactions contemplated hereby, requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of any Government Authority, except such as are not yet required, and it has no reason to believe that the same will not be readily obtainable in the ordinary course of business upon due application therefor, or which have been duly obtained and are in full force and effect;
28.2.4    It has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery thereof by Owner, this Agreement constitutes (or when so executed and delivered will constitute) its valid and binding obligation, enforceable against it in accordance with its terms, except that (a) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ rights generally and (b) the application of general equitable principles may limit the availability of certain remedies;
28.2.5    Contractor has substantial experience and all the required skills and capacity necessary for the engineering, procurement and fabrication of Materials used in LNG export and liquefaction facilities comparable to the Facility, and is fully qualified to engineer, procure and construct the Work and otherwise perform the Work in accordance with this Agreement;
28.2.6    It understands that as background information and as an accommodation to it, prior to the Effective Date Owner may provide or may have provided it with copies of certain studies, reports or other information. It further acknowledges and agrees that (a) Owner makes no representations or warranties with respect to the accuracy of such documents or the information or opinions therein contained or expressed unless expressly stated herein (including any Exhibit hereto), (b) Owner shall not be liable to it in contract, tort or otherwise as a result of the use of such information by it, except as expressly provided herein and (c) except for the Relied Upon Information, it shall not rely upon such information without satisfying itself as to its accuracy and completeness;
28.2.7    It (a) has examined this Agreement, including all Exhibits attached hereto, thoroughly and become familiar with all its terms and provisions and to the best of its knowledge, it has reviewed all other documents and information necessary and available to it in order to ascertain the nature, location and scope of the Work, the character and accessibility of the Job Site and surrounding area, the existence of obstacles at the Job Site and surrounding area to the performance of the Work, the availability of facilities and utilities, and the location and character of any existing or adjacent work or structures, and based on such examination and review has no reason to believe that it will be unable to complete the Work in accordance with this Agreement and (b) expressly waives any claims for additional compensation, reimbursement, damages, liabilities or time extension in connection with such conditions, except as otherwise provided herein including Sections 3.3 and 12.4;
28.2.8    There is no pending action, suit, proceeding, inquiry or investigation against it, at law or in equity or before or by any Government Authority, of which it has received notice, or which it has knowledge is threatened which would materially and adversely affect its ability to perform its obligations under this Agreement. It is not in violation of any Law which, individually or in the aggregate, would affect its performance of any obligations under this Agreement;

28.2.9    The terms and conditions of the JV Agreement are substantially consistent with the terms and conditions described in that certain Memorandum of Understanding between the JV Members that was disclosed to Owner prior to the Effective Date and do not materially impair the ability of the Contractor to perform any of its obligations under this Agreement; and
28.2.10    None of the Inventions, Materials or the design, engineering and other Work or services rendered by it hereunder, nor the use or ownership thereof by Owner, infringes, as of the Effective Date or prior to Final Completion violates or constitutes a misappropriation of any third party Intellectual Property rights (including any trade secrets, proprietary rights, patents, or copyrights) or trademark, and Contractor further has all requisite rights to grant Owner such rights specified in Article 29.
29.INTELLECTUAL PROPERTY AND LICENSES.
29.1    OWNERSHIP.
Contractor shall disclose promptly in writing to Owner all inventions, discoveries, developments and other Intellectual Property which it or its employees or agents (a) may make, create, develop, invent, conceive or first reduce to practice which are based on or derived from Confidential Information or other proprietary information received from Owner or (b) made, created, developed, invented, conceived or first reduced to practice hereunder for the purposes of the Work (but excluding Contractor Intellectual Property) ((a) and (b) collectively, “Inventions”). All right, title and interest (including all Intellectual Property rights other than Contractor Intellectual Property) in and to all such Inventions, as well as any Deliverables (including all Intellectual Property rights therein other than Contractor Intellectual Property) provided hereunder, shall be the sole and exclusive property of Owner, and Contractor agrees to assign and hereby assigns all such right, title, and interest in and to all such Inventions and Deliverables (including all Intellectual Property rights therein other than to Contractor Intellectual Property) to Owner. Contractor retains all right, title and interest to all Contractor Intellectual Property. Nothing in this Agreement grants to Contractor any right under or to Owner’s Intellectual Property.
29.2    LICENSES.
29.2.1    From the receipt of the first payment on or following the Notice to Proceed Date, Contractor hereby grants to Owner and its Affiliates (and shall procure for Owner from any Subcontractors) a perpetual, irrevocable (so long as Owner has not been finally adjudged by court or arbitral tribunal to be in material breach of its payment obligations hereunder), royalty-free, transferable (limited to its Affiliates, any Lender exercising any step-in rights or any owner of the Facility), worldwide, nonexclusive license in, to, and under the Contractor Intellectual Property to copy, modify, reproduce, distribute, practice, and otherwise utilize the same to the extent reasonably necessary for the completion, design, construction, installation, operation, maintenance, repair, replacement, expansion, reconstruction, alteration or modification of the Facility (including any portion, subsystem, unit or component thereof), but not including the right to grant sublicenses to third parties except in connection with and as necessary for the completion, design, construction, installation, operation, maintenance, repair, replacement, expansion, modification, alteration or reconstruction of the Facility (or any portion, subsystem, unit or component thereof) or to accomplish an above-permitted transfer.
29.2.2    Contractor agrees to execute or have executed all documents, and to perform or have performed all lawful acts that Owner may deem reasonably desirable or necessary to perfect its (or its designee’s) ownership of or license(s) to which it is entitled pursuant to this Article 29.
29.2.3    Contractor shall, prior to directing any Subcontractors or Agent For Contractor to perform any part of the Work, obtain a valid written assignment and license from each such Subcontractor or Agent For Contractor covering the same items and on identical (or if identical terms cannot be obtained, despite Contractor’s commercial reasonably efforts to do so and so long as prior written notice is provided to Owner, equivalent) terms as those that obligate Contractor to the Owner as expressed in this Article 29.
29.3    DATA.
Subject to the retention by Contractor of all Contractor Intellectual Property, all Drawings and Specifications furnished or required to be furnished by Contractor to Owner in performing the Work (including all Intellectual Property rights therein) are and shall be the sole and exclusive property of Owner, and Contractor agrees to assign and hereby assigns all such right, title and interest in and to all such Drawings and Specifications (including all Intellectual Property rights therein, but excluding Contractor Intellectual Property) to Owner. From the Effective Date, Contractor grants to Owner, without limitation of Section 29.2.1, a perpetual, irrevocable (so long as Owner has not been finally adjudged by court or arbitral tribunal to be in material breach of its payment obligations hereunder), worldwide, nonexclusive, nontransferable (except to Owner’s Affiliates, any Lender exercising step-in rights or any owner of the Facility), royalty-free right to use all Intellectual Property included in the Drawings and Specifications (including technical information and software), that is not owned by Owner, all for the purpose of the completion, design, construction, installation, operation, maintenance, repair, replacement, expansion, modification, alteration or reconstruction of the Facility (including any portion, subsystem, unit or component thereof), but not including the right to grant sublicense to third parties except in connection with and as necessary for the completion, design, construction, installation, operation, maintenance, repair, replacement, expansion, modification, alteration or reconstruction of the Facility (or any portion, subsystem, unit or component thereof) or to accomplish an above-permitted transfer.
30.INDEMNIFICATION.
30.1    CONTRACTOR INDEMNITY.
30.1.1    Contractor shall defend, indemnify, and hold the Owner Indemnitees harmless from and against any and all Losses incurred by any such Owner Indemnitees to the extent arising from or based on any Intellectual Property Claim. If any use, operation, or enjoyment of the Facility or any part thereof is the subject of an Intellectual Property Claim, then, in addition, Contractor shall promptly, but in no event later than thirty (30) days from the date of notice from Owner, commence action to remove such impediment, and thereafter shall diligently pursue removal of such impediment, (at Contractor’s option) by: (a) procuring for Owner, or reimbursing Owner for procuring, the right to continue using the subject of the Intellectual Property Claim; (b) modifying the subject of the Intellectual Property Claim to avoid the alleged infringement, disclosure, use, misappropriation or other violation, while maintaining substantially the same performance, quality and expected life satisfying the requirements of this Agreement, to the reasonable satisfaction of Owner; or (c) replacing the subject of the Intellectual Property Claim with service, Materials, Inventions, or other Work or Contractor Intellectual Property, as applicable, of comparable functionality and quality and satisfying the requirements of this Agreement, to the reasonable satisfaction of Owner, that avoids the alleged infringement, disclosure, use, misappropriation or other violation; provided that in no case shall Contractor take any action which materially and adversely affects Owner’s continued completion, design, construction, installation, operation, maintenance, repair, replacement, expansion, modification, alteration or reconstruction of the Facility (or any portion, subsystem or component thereof) without the prior written consent of Owner; and provided further, that in no event shall Contractor have such indemnity obligations or obligation to remove such impediment for any Intellectual Property Claim arising from or in connection with (i) the Owner Furnished Equipment and Materials or any written instruction, written information, designs, specifications, or other materials provided by Owner to Contractor, (ii) any action or omission of any Owner Contractor, or (iii) any modification of the Work directed by Owner or that was not authorized by Contractor. For the avoidance of doubt, Owner’s acceptance of the Materials, Deliverables, Inventions, and other equipment or any other component of the Work shall not be construed to relieve Contractor of any obligation hereunder. Owner shall, and shall cause other Owner Indemnitees to, agree to reasonably cooperate and assist Contractor in the defense of any Intellectual Property Claims, at Contractor’s cost. Any Owner Indemnitee that seeks to settle any Intellectual Property Claim shall seek the prior approval of Contractor, which approval shall not be unreasonably withheld, conditioned, or delayed, in respect of such settlement. Contractor shall not settle any Intellectual Property Claim that includes any non-monetary obligations without the prior approval of Owner, which approval shall not be unreasonably withheld, conditioned, or delayed, in respect of such settlement.
30.1.2    In addition to its indemnification, defense and hold harmless obligations contained elsewhere herein, to the fullest extent permitted by Law, Contractor assumes liability for, and agrees to indemnify, protect, save and hold harmless and defend each of the Owner Indemnitees from and against any and all Losses (including any strict liability, all fines and penalties as well as reasonable attorneys’ fees, consultant fees, experts’ fees and litigation expenses) of whatsoever kind and nature that may be imposed on, suffered or incurred by or asserted against any Owner Indemnitee in any way relating to or directly or indirectly arising out of (a) the presence, Release or threatened Release of any Hazardous Substance used, generated or handled by or brought to the Job Site or disposed by or at the direction of Contractor or any Subcontractor or Agent For Contractor (but in all cases, excluding (i) Pre-Existing Hazardous Substances (except to the extent of Contractor’s or its Subcontractors’ or such Agent For Contractor’s noncompliance with Section 3.8.46; or (ii) Gross Negligence or Willful Misconduct of (1) Senior Supervisory Personnel or (2) comparable personnel of a Subcontractor or Agent For Contractor (limited to the extent of any recovery by Contractor from such Subcontractor or Agent For Contractor) in the handling, storage or transportation of any Pre-Existing Hazardous

Substance after discovery of such Pre-Existing Hazardous Substance by Contractor or a Subcontractor or Agent For Contractor); or (iii) claims arising out of Owner’s Gross Negligence or Willful Misconduct in the handling, storage or transportation of Hazardous Substances brought to the Site by Contractor), (b) bodily injuries (including wrongful death) or property damage of Third Parties (with respect to bodily injuries, “Third Parties” shall include Owner’s employees), to the extent caused by the negligent acts or omissions of Contractor, any worker or any Subcontractor or anyone for whose acts they may be liable arising in connection with the performance of the Work, (c) fines and penalties arising out of the violation by Contractor or any Subcontractor of: (i) any Permit held in its name or (ii) any applicable Law, (d) any claims brought by Subcontractors against Owner claiming Contractor breach of contract with such Subcontractor including failure to make payments due and payable to such Subcontractor (except to the extent the same constitute Reimbursable Costs), (e) the vitiation of any Contractor provided insurance policies due to Contractor’s or any Subcontractor’s breach of any representation, declarations or conditions contained in any insurance policy, including the provision of false or misleading information, (f) Contractor or any Subcontractor terminating the employment of or removing from the Work any employee who fails to meet the requirements set forth in Section 5.1.2 following a request by Owner to have such employee removed from Work, or (g) claims by any Government Authority as a result of a failure by Contractor or any Subcontractor to pay Taxes for which it is responsible to pay or remit under this Agreement.
30.1.3    To the fullest extent permitted by Law, Contractor assumes liability for, and agrees to indemnify, protect, save and hold harmless and defend each of the Owner Indemnitees from and against any and all Losses (including any strict liability, as well as reasonable attorneys’ fees, consultant fees, experts’ fees and litigation expenses) of whatsoever kind and nature that may be imposed on, suffered or incurred by or asserted against any Owner Indemnitee to the extent arising from the negligence of Contractor or any Subcontractor or any other Person directly or indirectly employed by any of them hereunder for damage to or loss of the physical property of Owner or its Affiliates for which Owner or its Affiliate has assumed care, custody and control (excluding, for the avoidance of doubt, the Work for which Contractor has the risk of loss under Section 25.2 at the time the damage occurred); provided, however, Contractor’s and Subcontractor’s total liability hereunder for each occurrence of such damage or loss to such property is capped at [***].
30.1.4    Notwithstanding anything to the contrary herein, no provision, clause, covenant, or agreement contained in, or collateral to this Agreement, will be understood to require Owner or Contractor to indemnify, defend, hold harmless, or have the effect of indemnifying, defending, or holding harmless, any indemnitee from or against any liability for loss or damage to the extent resulting from the Gross Negligence or Willful Misconduct of the indemnitee, an agent or employee of the indemnitee, or a third party over which the indemnitor has no control.
30.2    OWNER INDEMNITY.
Subject to Contractor’s indemnity obligations under Section 30.1, to the fullest extent permitted by Law, Owner assumes liability for, and agrees to indemnify, protect, defend, save and hold each of the Contractor Indemnitees harmless from and against any and all Losses

(including any strict liability, as well as reasonable attorneys’ fees, consultant fees, experts’ fees and litigation expenses) of whatsoever kind and nature that may be imposed on, suffered or incurred by or asserted against any Contractor Indemnitee: (i) arising out of or due to a claim or action made by any third party (which third party shall not include any Contractor Indemnitee) to the extent caused by or arising directly from the negligence, Gross Negligence or Willful Misconduct of Owner, its Affiliates or Owner Contractors or their officers or employees while engaged in the performance of any activities in connection with this Agreement and (ii) for any claims arising out of Pre-Existing Hazardous Substances on the Job Site (except to the extent Contractor is otherwise liable as set forth in Section 30.1.2(a)(i)).
30.3    ACTIONS BY EMPLOYEES.
In any and all claims against any indemnified person by any employee of Contractor or any Subcontractor or by anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation stated above shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Contractor or any Subcontractor under the applicable workers’ compensation benefit acts, disability statute or other employee benefit acts.
30.4    NOTICE AND DEFENSE.
30.4.1    Subject to the foregoing provisions of this Article 30, within fifteen (15) days of receipt by an indemnified party under this Article 30 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 30.1 or Section 30.1.4 above, provide Notice to the indemnifying party of the commencement thereof. The indemnifying party shall have no liability under this Article 30 for any claim or action for which the indemnified party has admitted any liability or which such Notice is not provided to the extent that such failure to give Notice actually and materially prejudices the indemnifying party’s ability to defend against such claim. In case any such action is brought against any indemnified party and it provides Notice to the indemnifying party of the commencement thereof, the indemnifying party shall assume on behalf of such indemnified party, and conduct with due diligence and in good faith, the defense of any such action against such person, whether or not the indemnifying party is joined therein; provided, however, that, without relieving the indemnifying party of its obligations hereunder, the indemnified party may elect to participate, at its expense, in the defense of any such suit. The indemnifying party shall have the right to assume the defense of any such claim or action with counsel designated by the indemnifying party and reasonably satisfactory to the indemnified party, provided, however, that if the defendants in any such action include both indemnifying party and the indemnified party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party, the cost of which shall be subject to indemnification under this Article 30.

30.4.2    Should any indemnified party be entitled to indemnification under this Article 30 and should the indemnifying party fail to assume the defense of such claim or action, the indemnified party may, at the expense of the indemnifying party contest (or, with the prior consent of the indemnifying party, settle) such claim or action. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such a pending or threatened action.
30.5    REMEDIES NOT EXCLUSIVE.
The rights of indemnity shall not be exclusive with respect to any other right or remedy provided for herein.
30.6    TAX EFFECT OF INDEMNIFICATION.
Notwithstanding anything to the contrary contained herein, any indemnity payments owed by a Party shall be reduced by any tax benefits to the indemnified Person and increased by any tax detriments to the indemnified Person resulting from such indemnity payment (including tax detriments resulting from any additional indemnity payments pursuant to the provisions of this Section 30.6), such tax benefits or detriments, if not mutually agreed by the Parties, to be determined by an independent, mutually agreed upon tax consultant.
31.EVENTS OF DEFAULT; REMEDIES.
31.1    CONTRACTOR EVENTS OF DEFAULT.
Contractor shall be in default of its obligations under this Agreement if any of the following events arise or exist and is continuing and Contractor shall fail to remedy the same within [***] Days after Owner’s Notice of the occurrence of such event, or if such remedy cannot reasonably be completed in such time, Contractor shall fail promptly to commence and diligently (a) pursue remedial action within such period and (b) conclude such action as soon as practicable (and in any event within [***] Days after the occurrence of such event); provided, however, that (i) no such cure period shall be allowed as to Sections 31.1.1, 31.1.3, 31.1.4, 31.1.7, 31.1.8, and 31.1.16 and (ii) with respect to Sections 31.1.2, 31.1.6 and 31.1.9 the sole cure period shall be as set forth therein:
31.1.1    Contractor or any JV Member or Contractor Guarantor commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of itself or its debts or assets, or adopts an arrangement with or makes an assignment for the benefit of creditors, under any bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law for the relief of creditors or affecting the rights or remedies of creditors in general or is declared insolvent or Contractor or any JV Member or Contractor Guarantor conceals or removes any part of its property with the intent to hinder, delay or defraud its creditors, or makes or suffers any transfer of its property which may be fraudulent under applicable Law, or admits in writing its inability to pay its debts; provided, however, any of the foregoing events affecting only a JV Member shall not be a Contractor event of default if and for so long as (i) Contractor is continuing to perform all of its obligations under this Agreement and (ii) the Contractor Guarantees remain in full force and effect and are unimpaired;
31.1.2    there shall be instituted against Contractor or any JV Member or Contractor Guarantor any case, proceeding or action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Contractor or any JV Member or Contractor Guarantor or its debts or assets, which shall not have been terminated, stayed or dismissed within [***] Days after commencement, or a trustee, receiver, custodian or other like official is appointed for or to take possession of all or any part of the property or assets of Contractor or any JV Member or Contractor Guarantor, or Contractor or any JV Member or Contractor Guarantor generally does not pay its debts as they become due; provided, however, any of the foregoing events affecting only a JV Member shall not be a Contractor event of default if and for so long as (i) Contractor is continuing to perform all of its obligations under this Agreement and (ii) the Contractor Guarantees remain in full force and effect and are unimpaired;
31.1.3    Contractor assigns or transfers this Agreement or any of its rights or interests herein, except as expressly permitted hereunder, or a Contractor Guarantor assigns or transfers the Contractor Guarantee to which it is a party;
31.1.4    Contractor disregards or fails to comply with any Laws, Permit, Applicable Codes and Standards or any instruction regarding Contractor’s performance of the Work given by Owner’s Representative in writing in accordance with this Agreement;
31.1.5    any representation or warranty made by Contractor herein was materially inaccurate or misleading when made;
31.1.6    any Performance Security is not delivered to Owner within [***] Days of when due in accordance with this Agreement, or if delivered to Owner, expires or is terminated or repudiated, and is not replaced by Contractor as required in accordance with the express terms of this Agreement;
31.1.7    an Abandonment of the Project occurs;
31.1.8    Contractor, after a delay in or suspension of the Work permitted by this Agreement, fails or refuses to commence performance of the Work after the cessation of such delay or suspension as provided in Section 17.1;
31.1.9    Contractor fails to pay or cause to be paid any undisputed amount that is due and payable to Owner within [***] days from the date such payment is due;
31.1.10    Contractor fails to maintain in full force and effect insurance policies of such types, in such amounts and with such deductibles, as are required pursuant to this Agreement;

31.1.11    Contractor fails to make prompt, undisputed payments when due to Subcontractors for labor, materials or equipment;
31.1.12    Contractor suspends performance of a material portion of the Work (other than as provided in Section 17.1.1, Section 17.1.3, Article 33 or pursuant to a Change Order);
31.1.13    Contractor defaults in its observance or performance of any of the terms, conditions and/or restrictions of Article 40;
31.1.14    Contractor fails to make good any Defects, Deficiencies or damage as described in Section 20.5;
31.1.15    Contractor fails to discharge or bond liens filed as required under this Agreement;
31.1.16    Contractor becomes legally domiciled in the State of Louisiana;
31.1.17     Contractor ceases to be wholly-owned by the JV Members, collectively, for any reason, other than as the result of one JV Member having defaulted under the terms of the JV Agreement so long as at all times following such cessation due to such default: (a) Contractor continues to perform all of its obligations under this Agreement, and (b) the Contractor Guarantees remain in full force and effect and are unimpaired;
31.1.18    the JV Agreement is terminated as a result of the default of only one of the JV Members at any time prior to the end of the Warranty Period; provided that it shall not be a Contractor event of default if at all times following such termination: (a) Contractor continues in existence as a limited liability company under the laws of the State of Texas, (b) Contractor continues to perform all of its obligations under this Agreement and (c) the Contractor Guarantees are in full force and effect and unimpaired;
31.1.19    a Contractor Guarantor materially breaches its obligations under the Contractor Guarantee to which it is a party;
31.1.20    Contractor defaults in its observance or performance of any other material provision hereunder; and
31.1.21    The Phase 1 Agreement is validly terminated by Owner as the result of an event of default by Contractor under the Phase 1 Agreement.

31.2    REMEDIES.
31.2.1    In the event that a Contractor default identified in Section 31.1 is continuing following the applicable cure periods described in Section 31.1.1, Owner shall have any or all of the following rights and remedies, and Contractor shall have the following obligations:

(a)    Owner, without prejudice to any of its other rights or remedies under this Agreement, may unilaterally terminate this Agreement immediately by delivery of a Notice of termination to Contractor;
(b)    If requested by Owner, Contractor shall withdraw from the Job Site, assign to Owner its rights and obligations under such Subcontracts as Owner may request, and remove such Materials, construction equipment, tools and instruments used by and any debris or waste materials generated by Contractor in the performance of the Work, and Owner, at its sole option, may enter onto the Job Site and take possession of all equipment, tools, supplies, scaffolding and machinery rented by Contractor, any and all designs, remaining Materials (and special tools comprising Materials), Subcontracts, correspondence, schedules, Deliverables and facilities of Contractor that Owner deems necessary to complete of the Work;
(c)    Owner, without incurring any liability to Contractor, shall have the right (either with or without the use of the Materials, tools and instruments) to have the Work finished by itself or by another contractor; and
(d)    Owner may recover amounts owing to it (as calculated in accordance with Section 31.3 below) by Contractor by enforcing its rights in respect of the Performance Security.
31.2.2    Owner may, without prejudice to any of its other rights or remedies, (a) seek performance by either or both of the Contractor Guarantors or any other guarantor of Contractor’s obligations hereunder, (b) seek equitable relief to cause Contractor to take action or to refrain from taking action pursuant to this Agreement, or to make restitution of amounts improperly received under this Agreement, (c) make such payments or perform such obligations as are required to cure such Contractor default, draw on or make a claim against any Performance Security or other security provided pursuant to this Agreement and/or offset the cost of such payment or performance against payments otherwise due to Contractor under this Agreement; provided that Owner shall be under no obligation to cure any such Contractor default or (d) seek damages as provided in Section 31.3, including proceeding against any bond, letter of credit or guarantee given by or for the benefit of Contractor for its performance under this Agreement.
31.3    DAMAGES.
In the event of any default by Contractor under Section 31.1 and termination by Owner of this Agreement pursuant to Section 31.2.1, Contractor shall, subject to Section 21.1, be liable to Owner for the amount of any costs and expenses reasonably incurred by Owner or any Person acting on Owner’s behalf in completing the Work and other expenses and fees related thereto in an attempt to achieve Final Completion by the Final Completion Reference Date, or if such date has already passed, at the earliest possible date, less any amounts Owner would have been obligated to pay to Contractor hereunder in respect of completing such Work assuming this Agreement had not been so terminated (collectively, the “Cover Costs”). See Exhibit B-3 for example calculations of Cover Costs. Owner shall be entitled to withhold further payments to Contractor until Owner determines or it is determined pursuant to the dispute resolution provisions set forth in Article 36 that Contractor is entitled to further payments. Promptly following Final Completion, the calculation of Cover Costs shall be determined by Owner, and Owner shall notify Contractor in writing of the amount, if any, that Contractor shall pay to Owner or Owner shall pay to Contractor, which amount shall be paid within thirty (30) Days of Notice from Owner.
31.4    OWNER REMEDIES.
Unless stated otherwise herein, the remedies of Owner set forth herein in respect of Contractor’s obligations and liabilities are in addition to any other remedies that might otherwise be available to Owner at law or in equity.
31.5    OWNER DEFAULT.
31.5.1    The following shall constitute a default by Owner:
(a)    Subject to the provisions of this Agreement excusing such action, Owner shall fail to pay when due any undisputed amount under this Agreement and such failure shall continue uncorrected for a period for [***] Days after Notice thereof from Contractor;
(b)    Owner commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of itself or its debts or assets, or adopts an arrangement with or makes an assignment for the benefit of creditors, under any bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law for the relief of creditors or affecting the rights or remedies of creditors in general or is declared insolvent or Owner conceals or removes any part of its property with the intent to hinder, delay or defraud its creditors, or makes or suffers any transfer of its property which may be fraudulent under applicable Law, or admits in writing its inability to pay its debts;
(c)    There has been instituted against Owner any case, proceeding or action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Owner or its debts or assets, which shall not have been terminated, stayed or dismissed within [***] Days after commencement, or a trustee, receiver, custodian or other like official is appointed for or to take possession of all or any part of the property or assets of Owner, or Owner generally does not pay its debts as they become due; provided, however, that Owner shall have [***] Days to cure this default following Notice thereof from Contractor; and
(d)    The Phase 1 Agreement is validly terminated by Contractor as the result of an event of default by Owner under the Phase 1 Agreement.

31.5.2    Contractor shall have the right to terminate this Agreement upon the occurrence of a default by Owner by delivery of a Notice of termination to Owner. Upon such termination, Contractor will be compensated (i) the Reimbursable Costs, Contractor’s G&A and Contractor’s Margin for all Work performed through the date of termination, and (ii) the reasonable costs to demobilize and any unavoidable cancellation charges from Subcontractors. Any such termination shall not relieve Contractor of its obligations to perform Corrective Work during any applicable Warranty Period.

31.6    OBLIGATIONS UPON TERMINATION.
31.6.1    Any termination of this Agreement (whether by Owner or Contractor) shall not relieve (a) Contractor and Owner of each of its obligations with respect to confidentiality as set forth herein, (b) any Party of any obligation hereunder which expressly or by implication survives termination hereof, (c) Owner of its obligation to pay amounts owing to Contractor pursuant to Section 31.5.2 and (d) any Party of its indemnity obligations or liabilities for loss or damage to another Party in accordance with this Agreement, and shall not relieve Contractor of its obligations and liabilities for the portions of the Work already completed prior to the date of termination.
31.6.2    Upon a termination of this Agreement pursuant to this Article 31 or Article 32: (a) Contractor shall leave the Job Site and remove from the Job Site all Contractor equipment, waste, rubbish and Hazardous Substances as Owner may request; (b) Owner shall take possession of the Job Site and of the Materials (whether at the Job Site, in transit or otherwise); (c) except as otherwise directed by Owner, Contractor shall promptly assign to Owner or its designee any contract rights (including warranties, licenses, patents and copyrights) that it, or any of its Subcontractors, has to any and all Materials, Deliverables and the Work, including contracts with Subcontractors and Contractor shall execute such documents as may be reasonably requested by Owner to evidence such assignment, subject to Owner’s assumption of same and, if required, Owner’s adequate assurance to such Subcontractors regarding Owner’s ability to pay; (d) to the extent so directed by the Owner, Contractor shall cancel as quickly as possible and upon terms satisfactory to Owner all orders placed by it with Subcontractors and shall use all reasonable efforts to minimize cancellation charges and other costs and expenses associated with the termination of this Agreement unless Owner elects to take assignment of any such Subcontracts; (e) Contractor shall cooperate with Owner for the efficient transition of the Work and thereafter shall use commercially reasonable efforts to execute that portion of the Work as may be necessary to preserve and protect Work already in progress and to protect Materials at the Job Site or in transit thereto, and to comply with any applicable Law, Permits and any Applicable Codes and Standards; (f) Contractor shall promptly furnish Owner with copies of all Deliverables, Auto CAD compatible electronic files, Drawings and Specifications and, to the extent available, final “as-built” drawings, in compliance with Exhibit J; (g) Contractor shall provide Owner and its designee with the right to use, free of charge, all other patented, copyrighted and other proprietary information or Intellectual Property relating to the Work that Owner deems necessary to complete the Work, and Contractor shall execute such documents as may be reasonably requested by Owner to evidence such right; (h) Contractor shall assist Owner in preparing an inventory of all Materials in use or in storage at the Job Site; and (i) Contractor shall take such other action as required hereunder upon termination of this Agreement. In the event that Contractor terminates this Agreement pursuant to and in accordance with Section 31.5.2, Contractor shall not be obligated to comply with paragraphs (c) through (h) (inclusive) of this Section 31.6.2(b) unless and until a Lender or another Person on behalf of Owner has cured, or has agreed in writing to cure, Owner’s default.

32.TERMINATION FOR CONVENIENCE.
32.1    GENERAL.
32.1.1    Owner may in its sole discretion terminate the Work without cause at any time by giving Notice of termination to Contractor and such termination shall be effective upon the giving of such notice by Owner. If the Work is terminated by Owner without cause, Owner and Contractor shall have the following rights, obligations and duties:
(a)    upon receiving any Notice of termination, Contractor shall stop performing the Work and, except for Subcontracts that Owner elects to take assignment of or as otherwise directed by Owner, shall cancel as quickly as possible all orders placed by it with Subcontractors and shall use all reasonable efforts to minimize cancellation charges and other costs and expenses associated with the termination of this Agreement;
(b)    if Owner terminates the Work pursuant to this Section 32.1 after the issuance of a Limited Notice to Proceed, Contractor will be compensated for the Work performed under such Limited Notice to Proceed through the date of termination, plus reasonable costs to demobilize and any unavoidable and reasonable cancellation charges from Subcontractors under Subcontracts not assumed pursuant to Section 32.1.1(c); provided, however, that the amount payable for the Work actually completed by Contractor shall be subject to adjustment to the extent the Work requires Corrective Work;
(c)    following a termination by Owner pursuant to this Section 32.1, Owner shall have the right, at its option, to assume and become liable for any reasonable written obligations and commitments that Contractor may have in good faith undertaken with third parties in connection with the Work, which obligations and commitments are not covered by the payments made to Contractor under Section 32.1.1(b). If Owner elects to assume any obligation of Contractor as described in this Section 32.1.1(c), then, as a condition precedent to Owner’s compliance with any section of this Article 32, Contractor shall execute all papers and take all other reasonable steps requested by Owner which may be required to vest in Owner all rights, set-offs, benefits and titles necessary to such assumption by Owner of such obligations described in this Article 32; and
32.1.2    Notwithstanding anything to the contrary contained herein, in the event Owner terminates this Agreement pursuant to this Article 32 for any reason prior to the issuance of a Limited Notice to Proceed or, if no Limited Notice to Proceed is issued, prior to the issuance of the Notice to Proceed, Contractor shall not be entitled to any remuneration from Owner.
32.2    CLAIMS FOR PAYMENT FOLLOWING TERMINATION FOR CONVENIENCE.
Any claim for payment by Contractor under this Article 32 must be made within sixty (60) Days after the effective date of a termination hereunder, and Owner’s payment thereof shall be made pursuant to the payment protocol set forth in Article 6.

33.FORCE MAJEURE.
33.1    EXTENSION OF TIME FOR FORCE MAJEURE EVENT.
An equitable adjustment of scheduled dates shall be granted to Contractor pursuant to a Change Order for a Force Majeure Event. The Parties acknowledge that this Agreement does not reflect the impact of the COVID-19 epidemic as of the Effective Date, if any. To the extent adverse impacts pertaining to the COVID-19 epidemic (such as those adversely affecting productivity) arise after the Notice to Proceed Date, each Party shall continue to work in good faith to mitigate any resulting impact, and shall be entitled, if and to the extent applicable, to relief pursuant to and in accordance with this Article 33.
33.2    CONTRACTOR’S RESPONSIBILITY.
33.2.1    Contractor shall work diligently to cure, remove, otherwise correct, minimize and contain all costs and expenses attendant on or arising from each Force Majeure Event including expenditures for avoidance or reduction of the effect of a Force Majeure Event. The failure of Contractor to perform such Work shall be reason for denial of the full extension of time, which would otherwise be justified. The extension of time for a Force Majeure Event shall be that duration of time jointly and reasonably determined by Owner, the Independent Engineer and Contractor to be reasonably necessary to make up the aggregate amount of time actually lost across all affected activities, all pursuant to the Change Order provisions of Article 12.
33.2.2    Contractor shall provide Notice of any Force Majeure Event to Owner and the Independent Engineer upon obtaining actual knowledge of the occurrence of such Force Majeure Event pursuant to and in accordance with Section 12.2.1.
33.3    CONTINUING RESPONSIBILITY OF CONTRACTOR.
If a Force Majeure Event occurs, Contractor shall remain responsible for completing the Work in accordance with the Project Schedule as adjusted pursuant to a Change Order.
33.4    PERFORMANCE NOT EXCUSED.
The payment of money owed shall not be excused because of a Force Majeure Event or Owner Caused Delay. In addition, neither Owner nor Contractor shall be excused under this Article 33 from timely performance of their obligations hereunder to the extent that a claimed Force Majeure Event was caused by any negligent or intentional acts, errors or omissions Willful Misconduct or for any breach or default of this Agreement by such Party. Furthermore, no suspension of performance or extension of time shall relieve the Party benefiting therefrom from any liability for any breach of the obligations that were suspended or failure to comply with the time period that was extended to the extent such breach or failure occurred prior to the occurrence of the applicable Force Majeure Event or Owner Caused Delay.

34.DUTIES AND TAXES.
34.1    ALLOCATION OF RESPONSIBILITIES.
Contractor shall pay and administer, as Direct Costs, any and all Taxes payable in connection with the Work including, but not limited to Taxes imposed on services and Contractor’s purchase or rental of equipment, tools, and supplies used by Contractor in the performance of the Work, or the Materials incorporated into, installed in, or affixed or attached to the Facility; provided, however that any Taxes based on or related to the net income, capital or net worth of Contractor or any Subcontractor or Agent For Contractor shall be Non-Reimbursable Costs. Notwithstanding anything in the Agreement to the contrary, Owner shall be solely responsible for and shall, as required by applicable Law, pay the appropriate Government Authority all property taxes and other Taxes directly associated with: (i) its ownership and operation and maintenance of the Job Site, the Facility, and any Materials to be installed in, incorporated into, or affixed or attached to the Facility, and (ii) the supply of the Owner Furnished Equipment and Materials and performance of the Owner Scope of Work. Contractor shall reasonably cooperate with Owner to minimize any Taxes payable by Owner hereunder. If applicable, Owner shall timely provide Contractor: (i) a schedule identifying any portion of the Work eligible for exemption from Taxes; and (ii) a valid exemption certificate or any other documentation required by applicable Laws, demonstrating Owner’s eligibility for such exemption. Owner shall indemnify, defend, and hold Contractor harmless from and against all Taxes: (i) arising from disallowance of any exemption asserted by Owner under the Agreement; or (ii) Owner’s failure to comply with its Tax obligations under the Agreement.
34.2    LOUISIANA TAX AND INCENTIVES PROVISIONS.
Pursuant to state Law, certain tax and incentive programs are available to qualifying manufacturers in certain circumstances, including the Louisiana Quality Jobs Program, Enterprise Zone Program, and the Manufacturing Machinery and Equipment sales tax exclusion. Owner has not determined which, if any, of these programs it will pursue. Contractor shall reasonably cooperate with and assist Owner and any designated tax and incentive consultant, and shall require Subcontractors and Agent For Contractors to reasonably cooperate with and assist Owner and any designated tax and incentive consultant, in obtaining tax and incentive benefits under these and any other available programs. Such assistance may include, but is not limited to, documenting purchase transactions, providing reports and supporting documents required to be submitted to obtain the tax and incentive benefits, and acting as agent for Owner in connection with the purchase of manufacturing machinery and equipment.
35.BINDING AGREEMENT; ASSIGNMENT.
35.1    BY OWNER.
The terms of this Agreement shall be binding upon Owner and its successors and assigns. Without the prior consent of Contractor, Owner may, upon prior written Notice to Contractor, assign all or part of Owner’s right, title and interest herein to any Lenders, any Affiliate of Owner, any successor to Owner’s business (whether by merger, acquisition or otherwise) or to any financially responsible assignee that agrees to be bound by the terms hereof. In addition, Owner may assign all or part of its right, title and interest herein to any other Person with the prior written approval of Contractor, which approval shall not be withheld unreasonably. Contractor acknowledges that the Lenders may under certain circumstances foreclose upon and sell, or cause Owner to sell or lease the Facility and cause any new lessee or purchaser of the Facility to assume all of the interests, rights and obligations of Owner arising under this Agreement. In such event, Contractor agrees to the assignment by Owner and the Lenders of this Agreement and its rights herein to such purchaser or lessee and shall release Owner and the Lenders from all obligations hereunder upon any such assignment, provided that such new lessee or purchaser assumes Owner’s obligations under this Agreement.
35.2    BY CONTRACTOR.
The terms of this Agreement shall be binding upon Contractor and its successors and permitted assigns, provided that assignment by Contractor of this Agreement or any partial or total interest therein without Owner’s and the Lenders’ prior written consent (at their sole and unfettered discretion) shall be null and void.
36.DISPUTES.
36.1    DISPUTE RESOLUTION.
36.1.1    Any dispute, controversy or claim between the Owner and Contractor that arises out of, under or in connection with this Agreement, including its interpretation, performance, enforcement, termination, validity or breach (each a “Dispute”) shall be subject to resolution under this Article 36, which shall be the exclusive dispute resolution method for any such Dispute. If Owner or Contractor wish to declare a Dispute they shall deliver to the other Party a written notice identifying the disputed issue (a “Notice of Dispute”).
36.1.2    Following the delivery of a Notice of Dispute, the Parties will attempt in good faith to resolve such Dispute promptly through negotiation. If the Dispute has not been resolved within thirty (30) days after the date on which the Notice of Dispute was delivered, then any Party shall be permitted to submit such Dispute to binding arbitration in accordance with Section 36.1.3.
36.1.3    Any Dispute that is not resolved pursuant to Section 36.1.2 shall be exclusively and definitively resolved through final and binding arbitration conducted in accordance with the Rules of Arbitration of the ICC, which (save as modified by this Section 36.1.3) are deemed to be incorporated by reference into this Section 36.1.3.
(a)    The arbitration tribunal shall consist of three (3) arbitrators. One (1) arbitrator shall be appointed by Owner, one (1) arbitrator shall be appointed by Contractor, and the third arbitrator shall be selected by agreement of the first two (2) arbitrators. If either of the first two (2) appointments is not made within thirty (30) Days after the request for arbitration, or if the first two (2) arbitrators fail to agree on a third arbitrator within thirty (30) Days after the later of them has been appointed, the unfilled appointment will be made, at the request of either

Owner or Contractor, by the ICC. No arbitrator appointed pursuant to this Section 36.1.3(a) shall be an employee, agent, competitor or former employee, agent or contractor of, or have or have had any material interest (directly or indirectly) in the business of or in any Party or any of its Affiliates. Each arbitrator shall be knowledgeable with respect to engineering, procurement and construction contracts and shall be fluent in the English language.
(b)    Unless the Parties agree in writing otherwise:
(i)    the seat of arbitration shall be New York, New York, and the language to be used in the proceedings shall be English;
(ii)    the arbitrators shall, by majority vote, render a written award stating the reasons for their award within three (3) months after any hearing conducted has been concluded. The arbitral award may contain such orders (including orders for specific performance, setoff, other equitable relief or monetary damages) in respect of or affecting any of the Parties (and/or any Loss suffered by any of them), as such arbitral tribunal determines to be appropriate in the circumstances; provided that the arbitral tribunal shall not have the authority to award any indirect, consequential or punitive damages unless, but only to the extent, such damages are expressly permitted hereunder;
(iii)    the Parties and the arbitral tribunal will ensure that the arbitration proceedings and any documents disclosed in such proceedings are kept strictly confidential;
(iv)    the Parties may make an application to any court of competent jurisdiction for the obtaining of any evidence from third parties that the arbitrators direct may be relevant to the arbitral proceedings; and
(v)    the responsibility for the costs of the arbitration will be determined by the arbitral tribunal.
(c)    An arbitral award rendered in accordance with this Section 36.1.3 shall be final and binding on the Parties. The Parties agree that any arbitral award made pursuant to this Section 36.1.3 may be enforced against the Parties or their assets wherever they may be found and that a judgment upon the arbitral award may be entered (and any other applicable relief, including interlocutory relief, may be granted) in any court having jurisdiction on such matters, and subject to their respective obligations contained elsewhere herein, shall take all such actions as are necessary to give full and complete effect to the award which, in accordance with its terms, shall be binding upon and enforceable against them.
(d)    No Party shall be entitled to suspend its performance under this Agreement during the pendency of any Dispute subject to this Section 36.1.3 or during the period during which any defaulting Party is attempting to remedy its non-performance of this Agreement within the periods prescribed therefor in Article 31.

(e)    Nothing contained in this Article 36 shall be construed to prohibit any Party from making an application to any court of competent jurisdiction for an order of specific performance or for other injunctive or equitable relief as long as the arbitral tribunal contemplated in this Section 36.1.3 has not yet been formed.
36.1.4    Unless the Parties otherwise agree, no dispute, controversy or claim hereunder shall be consolidated with any other arbitration proceeding involving any third party.
36.2    CONTINUATION OF WORK DURING DISPUTE.
Notwithstanding any Dispute, it shall be the responsibility of Contractor to continue to prosecute all of the Work diligently and in a good and workmanlike manner in conformity with this Agreement. Except to the extent provided in Section 31.5.2, Contractor shall have no right to cease performance hereunder or to permit the prosecution of the Work to be delayed. Owner shall, subject to its right to withhold or offset amounts pursuant to this Agreement, continue to pay Contractor undisputed amounts in accordance with this Agreement; provided, however, in no event shall the occurrence of any negotiation or arbitration prevent or affect Owner from exercising its rights under this Agreement, including Owner’s right to terminate pursuant to Sections 31.2 and 32.1.1.
37.INDEPENDENT CONTRACTOR.
37.1    GENERAL.
Contractor is an independent contractor and nothing contained herein (including Section 24.5) shall be construed as constituting any relationship with Owner other than that of owner and independent Contractor, nor shall it be construed as creating any relationship whatsoever between Owner and the Contractor’s employees. Neither Contractor nor any of its employees is or shall be deemed to be employees of Owner. Contractor shall not have the authority to act on behalf of Owner or to bind Owner in any manner, except as expressly set forth herein.
37.2    EMPLOYEES.
Subject to Section 5.2 and Article 24 hereof, Contractor has sole authority and responsibility to employ, discharge and otherwise control its employees.
37.3    RESPONSIBILITY FOR SUBCONTRACTORS, ETC.
Contractor accepts complete responsibility for the acts of its agents, employees, Agent For Contractors, Subcontractors and all others it hires to perform or assist in the performance of the Work.

38.NOTICES AND COMMUNICATIONS.
38.1    REQUIREMENTS.
38.1.1    Any Notice, request, proposal for changes, Change Order, and correspondence (including drawings, lists, schedules, instruction books, or statements) required or permitted under the terms and conditions of this Agreement shall be in writing and (a) delivered personally, (b) sent by e-mail with the receiving Party retaining a confirmation receipt (and confirming receipt thereof to sender with respect to non-routine materials), (c) sent by a recognized overnight mail or courier service, with delivery receipt requested (with respect to non-routine materials) or (d) sent by mail (return receipt requested with respect to non-routine materials), to the following addresses (or to such other address that the receiving Party may designate from time to time in accordance with this Article 38); provided, however, Requests for Payment (excluding lien waivers) need only be sent as PDF documents by e-mail in the manner described in sub-section (b):
If to Contractor:
KZJV LLC
601 Jefferson St.
Houston, Texas 77002
Attention: [***]
Email: [***]
Attention: [***]
Email: [***]

KZJV LLC
527 Logwood Avenue
San Antonio, Texas 78221
Attention: [***]
Email: [***]
Attention: [***]
Email: [***]

If to Owner:
Venture Global Plaquemines LNG, LLC
1001 19th Street North
Suite 1500
Arlington, VA 22209
Attention: [***]
Email: [***]

With a copy, except in the case of routine transmittals (including Requests for Payment), to:
Venture Global Plaquemines LNG, LLC
1001 19th Street North
Suite 1500
Arlington, VA 22209
Attention: [***]
Email: [***]
38.1.2    Promptly after the occurrence of the Financial Closing Date, Owner shall provide to Contractor the details for the delivery of Notices under this Agreement to the Independent Engineer and the representative(s) for the Lenders.
38.2    EFFECTIVE TIME.
A Notice delivered in accordance with Section 38.1 shall be deemed to have been delivered upon the receipt thereof.
38.3    TECHNICAL COMMUNICATIONS.
Any technical or other communications pertaining to the Work shall be between the Contractor’s Representative and Owner’s Representative or other representatives appointed by the Parties. Each Party shall give Notice to the other of the name of such representative or representatives. The Contractor’s Representative shall be satisfactory to Owner, have knowledge of the Work and be available at all reasonable times for consultation.
39.FINANCING MATTERS.
Owner contemplates obtaining financing (including any refinancing thereof) for the Facility consisting of one or more construction or permanent loans to be secured by all or a portion of the Facility and its rights under this Agreement and certain equity contributions (the “Financing”). In the event Owner applies for or obtains any Financing, Contractor shall, notwithstanding the existence of any Dispute between the Owner and Contractor, promptly execute or consent to a Consent and Agreement in the form attached hereto as Exhibit F-5 (the “Consent and Agreement”), including any additional terms or provisions reasonably requested by any of the Lenders, an Indemnity Undertaking in favor of the title insurance providers in the form attached hereto as Exhibit F-14 from each of Contractor and each Contractor Guarantor, and such other documents, which are reasonably required by the Lenders in connection with such Financing and which are in form and substance reasonably acceptable to the Parties (collectively, the “Financing Deliverables”); provided, however, that Contractor shall have a reasonable period of time prior to the execution of each Financing Deliverable within which to review any such documents. So long as the Lenders’ requested terms or provisions do not materially change or impact the terms of this Agreement, they shall be deemed reasonable. Contractor shall respond to reasonable requests by the Lenders for certificates and legal opinions as well as information regarding the qualifications, experience, past performance and financial condition of

Contractor and other matters pertaining to Contractor’s participation hereunder and in the Facility. Contractor’s obligations under this Article 39 shall extend until at least the end of the Warranty Period.
40.COMPLIANCE WITH LAWS.
40.1    ANTI-CORRUPTION.
40.1.1    Contractor represents, warrants and covenants that neither it, nor any of its Affiliates (or any of their respective principals, partners or funding sources), is currently (a) a Person designated by the U.S. Department of Treasury’s Office of Foreign Assets Control as a “specially designated national or blocked person” (“SDN”) or similar status, (b) a person otherwise identified by a government or legal authority as a person with whom Owner is prohibited from transacting business, (c) directly or indirectly owned or controlled by an SDN or the government of any country that is subject to an embargo by the government of the United States of America or (d) a Person acting on behalf of an SDN or a government of any country that is subject to an embargo by the government of the United States of America. Contractor agrees that it will notify Owner in writing immediately upon the occurrence of any event that subsequently results in any of the designations set forth in this Section 40.1.1.
40.1.2    Each Party shall, in the performance of this Agreement, comply with all laws, orders, directives, and regulations in effect on the Effective Date and as they may be amended from time to time that are applicable to the Party. Notwithstanding anything to the contrary contained herein, this Agreement shall not be interpreted or applied so as to require a Party to do, or to refrain from doing, anything that would constitute a violation of federal or state laws and regulations applicable to it, including the Foreign Corrupt Practices Act of 1977, 15 U.S.C. § 78dd-2, the OECD Anti-Bribery Convention, the U.K. Bribery Act of 2010, E.U. and E.U. member country anti-bribery and corruption laws, laws or regulations restricting participation in or compliance with certain foreign boycotts, directly or indirectly, as contained in the U.S. Export Administration Act of 1979, the U.S. Internal Revenue Code or any similar statute, regulation, order or convention binding on the Party, as each may be amended from time to time, and including implementing regulations promulgated pursuant thereto (collectively, the “Anti-Corruption Laws”). Without limiting the foregoing, each Party agrees on behalf of itself, its Affiliates and their respective directors, officers, employees, agents and contractors, not to pay any fees, commissions or rebates to any employee, officer or agent of the other Party or its Affiliates or their respective shareholders, or provide or cause to be provided to any of them any gifts or entertainment of significant cost or value in connection with this Agreement or in order to influence or induce any actions or inactions in connection with the commercial activities of the Parties in connection with this Agreement. Each Party further agrees to cooperate and conduct its business and activities pursuant to this Agreement in such a manner to ensure that no Party or any of their respective Affiliates is placed in a position of non-compliance with federal and state laws and regulations applicable to it, including any reporting requirements.
40.1.3    Contractor represents, warrants and covenants with respect to itself and its Affiliates that, except as disclosed by a Contractor Guarantor in public filings with the U.S. Securities and Exchange Commission (a) it and its Affiliates are being and have been operated in compliance in all material respects with the Anti-Corruption Laws, (b) neither it nor any of its Affiliates has received any written notice or claim alleging any material violation under any of the Anti-Corruption Laws, and (c) neither it nor any of its Affiliates, nor any of their respective directors, officers, or employees (or, to the best of Contractor’s knowledge and belief, any partner, intermediary or other Person acting or purporting to act on behalf of such party or any of its Affiliates) has knowingly directly or indirectly paid, offered, given, promised to pay or authorized the payment of any money or anything of value to (i) any candidate for public office, any past or present employee, director, officer, official, representative or agent of any government, government or legal authority, instrumentality, or any public international organization (“Government Official”), (ii) any Person acting for or on behalf of any Government Official, or (iii) any other Person at the suggestion, request, direction or for the benefit of any of the above-described Persons to obtain, retain or direct business or to obtain special concessions or pay for favorable treatment for business secured or for special concessions already obtained.
40.1.4    Neither Contractor nor any of its Affiliates, directors, officers, employees or agents, shall use its relationship with Owner to attempt to disguise the sources of illegally-obtained funds. Contractor further represents and warrants that no such attempt of the sort described in this Section 40.1.4 has been made prior to the Restatement Date.
40.2    RECORDS.
Contractor shall keep all records necessary to confirm compliance with Sections 40.1.1 through 40.1.4 for a period of five (5) years following the year for which such records apply. If Owner asserts that Contractor is not in compliance with Section 40.1.1, Section 40.1.2, Section 40.1.3 or Section 40.1.4, Owner shall send Notice to Contractor indicating the type of non-compliance asserted. After giving such Notice, Owner may cause an independent auditor to audit the records of Contractor in respect of the asserted non-compliance. The costs of any independent auditor under this Section 40.2 shall be paid (a) by Contractor, if Contractor is determined not to be in compliance with Section 40.1.1, Section 40.1.2, Section 40.1.3 or Section 40.1.4 or (b) by Owner, if Contractor is determined to be in compliance with Section 40.1.1, Section 40.1.2, Section 40.1.3 and Section 40.1.4.
40.3    EXPORT CONTROLS.
40.3.1    The Parties agree to comply with all applicable United States (“U.S.”) and non-U.S. export control and economic sanctions laws in the performance of this Agreement, including any restrictions or conditions regarding the export, re-export, or other transfer of the Deliverables that are in effect now or are hereafter imposed by the U.S. or other Government Authority. Each Party shall be responsible for its own compliance with applicable export control and economic sanctions laws with regards to their Affiliates, employees, facilities and activities. These restrictions and conditions include (a) restrictions and export licensing requirements governing the export, re-export, or other transfer to other persons, entities, or countries of the Deliverables, (b) restrictions and export licensing requirements governing the export or other transfer of foreign-developed information that incorporates the Deliverables, (c) any applicable U.S. and other restrictions on the export, re-export, or other transfer of the Deliverables to countries, entities and persons that are subject to U.S. or other applicable sanctions, embargoes, or other prohibitions and (d) any applicable U.S. or other restrictions on the export or other transfer of the direct product of U.S. or other origin technical data (collectively, the “Export Controls”). Contractor shall provide Owner written Notice prior to transferring any Deliverable, commodity, software or technology that is: (i) controlled at a level greater than EAR99 under the Export Administration Regulations (“EAR”); or (ii) subject to the jurisdiction of an export control regime other than the EAR.
40.3.2    Each Party acknowledges that the other Party would not have an adequate remedy at law for money damages if the covenants contained in this Section 40.3 were breached and that any such breach would cause the other Party irreparable harm. Accordingly, each Party agrees that, in the event of any breach or threatened breach of the terms of this Section 40.3 by such Party, the other Party, in addition to any other remedies that it may have, shall be entitled, individually or jointly, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.
40.4    SUBCONTRACTORS; INDEMNIFICATION.
40.4.1    Contractor agrees that with regard to any activities conducted pursuant to this Agreement, it will require its Subcontractors to agree to and comply with contractual provisions substantially equivalent to those contained in this Article 40.
40.4.2    Contractor agrees to indemnify and hold Owner, the Owner’s Affiliates and their respective shareholders, directors, officers, employees, agents, consultants or representatives harmless from any claims by Government Authorities for fines and penalties arising out of Contractor’s violation of Anti-Corruption Laws or Export Controls.
41.MISCELLANEOUS.
41.1    FURTHER ASSURANCES AND EXPENSES.
The Parties undertake to act fairly and in good faith and use their reasonable efforts in relation to the performance and implementation of this Agreement and to take such other reasonable measures as may be necessary for the realization of its purposes and objectives, including, at the request of another Party, without further consideration, promptly executing and delivering or causing to be executed and delivered to such Party such assistance, or consents or other instruments in addition to those required by this Agreement, in form and substance satisfactory to such Party, as such Party may reasonably deem necessary or desirable to implement anything contained herein. Each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and the JV Agreement which, in the case of Contractor, constitute Non-Reimbursable Costs hereunder.
41.2    RECORD RETENTION.
Contractor agrees to retain for a period of five (5) years from the date of Final Completion all records relating to its performance of the Work, and to cause all Subcontractors and Agent For Contractors engaged in connection with the Work to retain for the same period all their records relating to the Work.
41.3    NO WAIVER.
No waiver of any of the terms and conditions of this Agreement shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. The failure of a Party to insist, in any instance, on the performance of any of the terms and conditions hereof shall not be construed as a waiver of such Party’s right in the future to insist on such performance.
41.4    SEVERABILITY.
The invalidity or unenforceability, in whole or in part, of any portion or provision of this Agreement will not affect the validity or enforceability of any other portion or provision hereof. Any invalid or unenforceable portion or provision shall be deemed severed from this Agreement and the balance of this Agreement shall be construed and enforced as if this Agreement did not contain such invalid or unenforceable portion or provision; provided, however, the Parties agree to negotiate in good faith to replace the invalid or unenforceable provision with a valid and enforceable provision that will, to the extent possible, preserve the intended economic positions of the Parties.
41.5    BINDING ON SUCCESSORS.
This Agreement shall be binding on the Parties hereto and on their respective successors, heirs and permitted assigns.
41.6    GOVERNING LAW.
41.6.1    THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Each of the Parties hereby submits to the non-exclusive jurisdiction of the federal courts or state of New York courts with venue in the State of New York for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Parties irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Parties agree that a judgment in any suit, action or proceeding in such a court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by law, and each of the Parties waives any defense or objection they may have regarding the validity or enforceability of any such judgment; provided, however, that such judgment shall not constitute a waiver of any rights of appeal. Nothing in this Section 41.6 shall be deemed to modify the provisions of Article 36.

41.6.2    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
41.7    SET-OFF.
Notwithstanding anything to the contrary contained herein, any and all amounts owing or to be paid by Owner to Contractor hereunder, shall be subject to offset and reduction in an amount equal to any amounts that may be owing at any time by Contractor to Owner hereunder. Further, for the avoidance of doubt, with respect to anything contained herein that allows Owner to offset, set-off or draw against any Performance Security any amount then owed to Contractor, Owner shall have the express right to include in the amount offset, set-off or drawn under such Performance Security all of the reasonable costs and expenses it incurs in connection with enforcing such provision (including reasonable attorneys’ and other consultants’ fees).
41.8    AMENDMENT.
No amendment, modification or supplement of or to this Agreement shall be binding and effective unless in writing and signed by all of the Parties.
41.9    HEADINGS FOR CONVENIENCE ONLY.
The headings of the various sections contained herein are not part of this Agreement and are included solely for convenience of the Parties.
41.10    NONDISCRIMINATION.
Contractor agrees for and on behalf of itself and the JV Members that in the performance of the Work under this Agreement, it will not knowingly violate any applicable Laws prohibiting discrimination in employment.
41.11    COUNTERPART EXECUTION.
This Agreement may be executed by the Parties in any number of counterparts (and by each of the Parties on separate counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The .pdf or electronic signatures of the Parties shall be deemed original signatures, and .pdf or electronic copies hereof shall be deemed to constitute duplicate originals.
41.12    THIRD-PARTY BENEFICIARIES.
Except with respect to the rights of successors and permitted assigns as provided herein, any Person who purchases, leases or takes a security interest in an undivided interest in the Facility (including the Lenders) and the rights of indemnitees under Article 30, (a) nothing contained herein nor any action taken hereunder shall be construed to create any duty, liability or standard of care to any Person that is not a Party, (b) no person that is not a Party shall have any rights or interest, direct or indirect, in this Agreement or the services to be provided hereunder and (c) this Agreement is intended solely for the benefit of the Parties, and the Parties expressly disclaim any intent to create any rights in any third party as a third-party beneficiary to this Agreement or the services to be provided hereunder.
41.13    SURVIVAL OF OBLIGATIONS.
Notwithstanding anything to the contrary contained herein, any termination of this Agreement shall not relieve (a) any Party of its obligations with respect to confidentiality as set forth herein, (b) any Party of any obligation hereunder which expressly or by implication survives termination hereof (including the provisions of Articles 17, 21, 24, 29, 30, 36 and 41 and Section 6.4) and (c) any Party of its obligations or liabilities for loss or damage to another Party arising out of or caused by acts or omissions of such first Party prior to the effectiveness of such termination or arising out of such termination, and shall not relieve Contractor of its obligations and liabilities for the portions of the Work already performed prior to the date of termination.
41.14    ENTIRE AGREEMENT.
This Agreement embodies the entire agreement among the Parties relating to the specific subject matter hereof and supersedes all prior written agreements regarding the subject matter hereof, including the Original Agreement. The Parties shall not be bound by or liable for any documents proposed or submitted prior to the Restatement Date and not incorporated into (by reference or otherwise) or referred to in this Agreement, or by or for any statement, representation, promise, inducement or understanding of any kind or nature relating to the Work or any other matter covered by this Agreement which is not set forth or provided for herein. All waivers, releases, exclusions of and limitations on liability and remedies expressly stated herein shall apply to the Parties and their respective Affiliates and employees, regardless of whether arising in contract, warranty, tort (including negligence), statutory or strict liability or otherwise. Without limiting the generality of the foregoing, in no event shall (x) this Agreement be construed or interpreted to amend, modify or supplement the Phase 1 Agreement or (y) the Phase 1 Agreement be construed or interpreted to amend, modify or supplement this Agreement, in each case in any respect.
41.15    RELATIONSHIP.
Nothing contained herein shall be deemed to constitute, create, give effect to, constitute any commitment to, or otherwise recognize or contemplate a joint venture, partnership or formal business entity of any kind, and the rights and obligations of the Parties shall be expressly limited only to those expressly set forth herein. There shall be no other or implied obligations hereunder.
41.16    LIMITED RECOURSE.
The Parties’ sole recourse for any damages or liabilities due pursuant to this Agreement shall be limited to the remedies provided under the Contractor Guarantees, the Performance

Security and the assets of the other Party and, except as provided in the Contractor Guarantees, without recourse individually or collectively to the assets of the members or the Affiliates of any other Party, the Lenders or their respective directors, agents, members, shareholders, managers, employees, representatives, partners and officers.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Restatement Date.

VENTURE GLOBAL PLAQUEMINES LNG, LLC

By: /s/ Jonathan Thayer
Name: Jonathan Thayer
Title: Chief Financial Officer

KZJV LLC

By: /s/ Paul Fellows
Name: Paul Fellows
Title: Manager

By: /s/ Matt Key
Name: Matt Key
Title: Manager
[Phase 2 EPC Agreement Signature Page]

EXHIBIT A
SCOPE OF WORK; APPLICABLE CODES AND STANDARDS
[Omitted]

EXHIBIT B
COMPENSATION
[Omitted]

2

EXHIBIT B-1
DIRECT COSTS AND NON-REIMBURSABLE COSTS
1.Direct Costs.
1.1    Direct Costs are comprised of Direct Labor Costs and Other Direct Costs.
1.1.1    “Direct Labor Costs” means the Non-Craft Direct Labor Costs and the Craft Direct Labor Costs, in each case, incurred by Contractor with respect to the performance of the Reimbursable Work, excluding in all cases any Non-Reimbursable Costs.
(a)    “Non-Craft Direct Labor Costs” or “Staff” as used herein means, with respect to each category of Contractor’s non-craft employees identified in Exhibit C and the Personnel Authorization Assignment Form (PAAF), (i) the actual, verifiable and documented hours worked by such Contractor non-craft employees in the performance of the Reimbursable Work multiplied by (ii) the applicable rates set forth in Exhibit C for such Contractor non-craft employees.
(b)    “Craft Direct Labor Costs” means, with respect to each category of Contractor’s craft employees identified in Exhibit C and the Personnel Authorization Assignment Form (PAAF), (i) the actual, verifiable and documented hours worked by such Contractor craft employees in the performance the Reimbursable Work multiplied by (ii) the applicable rates set forth in Exhibit C for such Contractor craft employees.
1.1.2    “Other Direct Costs” means the actual, verifiable and documented expenditures, other than (i) Direct Labor Costs and (ii) Contractor’s G&A (described in Section 3 below), incurred by Contractor while performing the Reimbursable Work, excluding in all cases any Non-Reimbursable Costs. Other Direct Costs include all costs incurred in connection with the Work including, without limitation, the following items, without duplication, unless such items are expressly stated to be Non-Reimbursable Costs:
(a)    Facility expenses (including all payments made by Contractor to Subcontractors in connection with the performance of the Reimbursable Work), less amounts reimbursed or credited to Contractor by Subcontractors (including back charges for Work performed by Contractor to complete Subcontractor work or remedy Subcontractor Defects and Deficiencies, liquidated damages or otherwise);
(b)    the cost of all Materials, plus related transportation, temporary storage for logistics receiving, protection and preservation, services of freight forwarding agents including logistics, boxing, packing, export preparation,
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customs clearance and import duties required for the performance of the Reimbursable Work;
(c)    the cost of Permits required to be obtained by Contractor in the performance of the Reimbursable Work;
(d)    the costs of third party consultants, subject to Owner’s prior approval (such approval not to be unreasonably withheld), and of manufacturers’ supervisors, service and commissioning engineer / technicians and vendor service representatives required by Contractor to perform the Reimbursable Work;
(e)    the cost of inspection fees or other fees paid to Government Authorities or third party inspectors, required by Government Authorities to be paid by Contractor in the performance of the Reimbursable Work;
(f)    Contractor Taxes as provided for in Section 34.1 of the Agreement;
(g)    Specialized computer software or licenses, subject to Owner’s prior approval;
(h)    all costs incurred by Contractor for repairing or replacing Defects or Deficiencies as provided for in Section 20.1.1 of the Agreement, including Subcontractor costs to repair or replace Defects or Deficiencies (to the extent payable to Subcontractors) and the cost of the enforcement of Subcontractor warranties with respect to the Reimbursable Work;
(i)    all costs incurred by Contractor for remedying physical damage to the Reimbursable Work or the property of Owner, its Affiliates, Owners Contractors, subcontractors and vendors and any and all costs to remove and reinstall the same;
(j)    currency forward contracts, hedges and options entered into by Contractor with Owner’s prior approval solely with respect to the performance of the Reimbursable Work;
(k)    Contractor staff and craft relocation costs (in accordance with Contractor’s relocation policy, as provided to Owner in writing and approved by Owner (such approval not to be unreasonably withheld), cost of living adjustment, uplifts, incentives, travel and subsistence expenses, per diem, safety and performance incentives, in each case, only if such costs were incurred by Contractor in connection with the performance of the Reimbursable Work;
(l)    Staff travel expenses reasonably required to perform the Reimbursable Work, including temporary duty costs, audits, and meetings at the Job Site or Owner’s offices. Travel costs for international travel that is required to
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perform the Reimbursable Work shall be pre-authorized by Owner. Travel shall be consistent with Contractor standard procedures, Owner Standards and subject to the following requirements:
(1)    travel policies approved by Owner;
(2)    travel time shall be billed at the applicable labor billing rate set forth in Exhibit C and the Personnel Authorization Assignment Form (PAAF), unless pre-authorized in writing by Owner; and
(3)    mileage for personal vehicles shall be billed per Contractor’s normal mileage reimbursement policy.
(m)    All office space not located at or adjacent to the Job Site provided by Contractor to Owner or any Owner Contractor using the rates set forth in Exhibit C;
(n)    Job Site infrastructure, offices, lay down areas, temporary facilities (including offices, furnishings, fixtures, utilities, sewer, firewater systems and water), lunchrooms, craft support, facilities, safety facilities, safety and QA/QC equipment and testing apparatus, security, first aid, site cleaning or clearing as required, trash disposal, sanitary facilities, janitorial services, photography, model photographs, general drawing and office supplies (including but not limited to paper, pencils, pens, file folders, printed forms, stationary, paper cutters, staplers, drawing racks and computer discs), communications, reproduction or other graphic services, copy machines (including installation and maintenance) and all other equipment, materials, and specialty items and services required to complete the Reimbursable Work;
(o)    Hourly rates or unit rates, as specified in Exhibit C, incurred in connection with Reimbursable Work including module fabrication, ship offloading (of Owner Furnished Equipment and Materials and Agent-For Equipment and Materials) and barge transfer of modules to barges for transport to the Job Site. Hourly rates and unit rates shall apply equally and without adjustment to performance of all Work, regardless of (i) large or small quantities, (ii) elevations, (iii) positions within any applicable Facility module or component, (iv) location within the Job Site, (v) accessibility, (vi) constraints of the work permit system and Commissioning activities or (vii) and any other factor that would affect productivity in the completion of the applicable Work, including Work executed on transportation barges;
(p)    Contractor and Subcontractor cost of construction equipment, including equipment on standby as defined in the Facility equipment plan and equipment for Pre-Commissioning, Commissioning and start-up at the Job Site, required to perform the Reimbursable Work. Owner approval shall be
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required for the Facility equipment plan and any stand-by other than short term stand-by of equipment; when stand-by is not approved then demobilization and remobilization costs shall be applicable. All Contractor owned equipment shall be charged at the rates set forth in Exhibit C. Construction equipment charges shall be consistent with the following:
(1)    mobilization and demobilization expenses (including unavoidable cancellation charges from Subcontracts upon termination) will be charged to Owner at the cost incurred by Contractor for equipment in the Mobilization Plan that is approved by Owner (such approval not to be unreasonably withheld);
(2)    each of (i) tires and tracks using the rates set forth in Exhibit C, (ii) labor and materials for long-term maintenance repairs and other service and repairs, and (iii) fuel, oil, and grease;
(3)    Operators are not included in the stated rates for equipment;
(4)    Third party rentals will be invoiced at cost;
(5)    equipment will not be overhauled/painted prior to removal from the Job Site; and
(6)    Contractor equipment assigned to the Work will be charged to Owner, and shall not exceed 50 hours per week for the first shift unless approved by Owner. Equipment utilized on the approved equipment plan on a second shift shall be billed shall not exceed 20 hours per week unless approved by Owner. To the extent that equipment is equipped with a smart meter that shows actual utilization, and the meter shows utilization of hours in excess of 50 hours for day shift and 20 hours for night shift if assigned, the equipment will be billed based on the actual meter hours. Equipment that is expected to have smart meters includes but not is limited to cranes, dozers, back hoes, roller/vibrators. Equipment charges apply to equipment which is verifiable and documented that is on standby for Work, Owner shall be notified weekly of all equipment on stand-by. To the extent the Contractor decides to pre-stage equipment prior to use, mobilizes equipment without prior Owner authorization, or equipment is stored on the Job Site prior to removal, neither storage nor equipment utilization will be invoiced. Contractor shall notify Owner of all pre-stage or stored equipment on the Job Site. Contractor shall provide a copy of the approved Mobilization Plan, proof of equipment utilization in the form of weekly equipment utilization summary timesheets signed by authorized Owner personnel for all equipment utilized. In the event equipment is approved for standby by Owner, equipment charges, as set forth in Exhibit C, shall apply. In order to substantiate equipment
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charges in Contractor’s invoice, Contractor shall provide proof of standby authorization, and provide weekly summary timesheet signed by Company authorized personnel for all equipment on standby.
(q)    commodities, supplies, rental tools, loss or damage to tools not included with ST&S, re-assembly of equipment after inspections or transportation, consumables, skip boxes, scaffolding replacement components, Connex and freight containers, and personnel protective equipment;
(r)    costs of commercial testing and inspection laboratories, soils testing and analysis consultants, x-ray testing/NDE/NDT, concrete and soil testing, stress relieving kits and supplies, etc. and similar third-party services required for the performance of the Reimbursable Work;
(s)    rental costs for vehicles for Contractor personnel necessary for the performance of the Reimbursable Work, only if such rental costs were incurred in compliance with Contractor’s vehicle rental policy, Owner’s Standards and per Owner’s prior approval with respect to any changes to the vehicle rental policy or equipment plan. Aggregate rental costs for any vehicle shall not exceed the vehicle’s fair market value;
(t)    Hazardous Substance cleanup, subject to the limitations set forth in Section 3.8.46 and Section 30.1.2 of the Agreement;
(u)    miscellaneous Job Site expenses necessary to perform the Reimbursable Work, including expenses to acquire, purchase, lease or pay for furniture, phones, copiers, printers, plotters, facsimile equipment, mail service, internet service, computers, training materials and equipment, networks, courier services, internal and external photocopying, related petty cash items, temporary facilities and supplies, utilities, miscellaneous Job Site services, specialty software requested by Owner or not normally used by Contractor and software maintenance (so long as notified to Owner prior to use);
(v)    Facility-specific entertainment and incentives consistent with Contractor policies, with any expense exceeding [***] per event requiring Owner’s prior approval;
(w)    consumable spares and fluid fills of lubricants, all liquids and chemicals such as catalysts, chemicals, water, nitrogen, coolants, greases, lubricants, refrigerants and any topping off of these items and similar supplies, in each case required for construction, Pre-Commissioning, Commissioning and start-up;
(x)    Safety supplies and equipment (including PPE) for the Reimbursable Work;
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(y)    costs incurred in replacing operating and Commissioning Spare Parts borrowed from Owner’s inventory (excluding Spare Parts used in connection with Corrective Work);
(z)    costs incurred in obtaining and maintaining Facility-specific insurance policies required under the Agreement;
(aa)    costs of Facility-specific project attorney personnel hours and expenses as well as external attorney and claims consultant costs (specifically including for Subcontractor and Agent For Contractor claims) incurred by Contractor while performing the Reimbursable Work as provided for in Section 23.1.4 of the Agreement, but excluding attorney hours and expenses attendant to any dispute between Owner and Contractor/Guarantor arising under the Agreement or the Contractor Guarantee;
(bb)    costs to provide the Performance and Payment Bonds to Owner required under Section 9.2.1 of the Agreement;
(cc)    costs incurred by Contractor for Permitted Liens;
(dd)    uninsured losses and deductibles described in the Agreement; and
(ee)    costs associated with Subcontractor and Agent For Contractor change orders and claims including all settlement amounts, as provided for in Section 23.1.4 of the Agreement, to the extent not addressed in clause (aa).
Notes:
1.If there is no applicable rate contained in Exhibit C to the Agreement for any item, then a new rate shall be agreed by pro-rating, extrapolating or interpolating from rates for similar work contained within Exhibit C to the Agreement. Should there be no similar items, a new rate shall be calculated from analysis agreed between Owner and Contractor based on similar labor productivity to that in the rates in Exhibit C to the Agreement. The Contractor shall provide sufficient detail to demonstrate that the labor productivity used for new rates is compatible with those used in the Agreement. Once agreed, the new rates shall remain valid for the duration of one year and be adjusted yearly thereafter in accordance with Exhibit C.
2.In the event Contractor incurs a Direct Cost in a currency other than Dollars, Contractor shall convert the amount of such Direct Cost to Dollars using the official rate of foreign exchange between such currency and the Dollar published by the central bank or comparable national monetary authority of the jurisdiction to which such other currency relates on the Business Day immediately preceding the day on which such Direct Cost is invoiced to Owner in a Request for Payment. Contractor shall include details of the calculation of such rate of foreign exchange together with the relevant Request for Payment. In no event shall Owner be responsible for Contractor’s foreign exchange hedging costs or other currency hedges except to the extent approved in accordance with clause (j) above.
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2.Non-Reimbursable Costs.

Non-Reimbursable Costs include costs or expenses incurred by Contractor related to the following items:

(a)    Taxes based on or related to the net income, capital or net worth of Contractor or any Subcontractor;
(b)    costs and expenses incurred in connection with corporate training recruiting and corporate meetings not directly related to the Work, or public and/or business relations not directly related to the Work;
(c)    Liquidated damages required to be paid under the Agreement;
(d)    Amounts required to be paid under Section 5.1.2, Section 30.1.2 or Section 40.4.2 of the Agreement;
(e)    Any costs, expenses or other items included in Contractor’s G&A as listed in Section 3 below;
(f)    Any additional general and administrative expenses, fees or mark-up of a Contractor Affiliate;
(g)    Sales and use taxes on construction equipment and Contractor’s machinery, materials and other equipment to the extent not constituting a Direct Cost;
(h)    Owner Costs and Direct Costs for Indemnified Liens;
(i)    Owner Costs and Direct Costs to discharge and settle Subcontractor and Agent For Contractor claims arising from and solely attributable to the Gross Negligence or Willful Misconduct of Senior Supervisory Personnel;
(j)    Costs, fees and expenses incurred by Contractor or required to be paid to Owner to the extent of Contractor’s obligations under Sections 30.1.1, 30.1.2 and 30.1.3 of the Agreement;
(k)    Amounts required to be paid by Contractor under Section 31.3 of the Agreement, it being understood that such amounts shall not be treated as a Non-Reimbursable Cost for the purposes of Section 21.1(e) of the Agreement;
(l)    incidental, indirect, punitive or consequential damages or for loss of profit, product, revenue, contract or use to the extent waived by Owner pursuant to Section 21.2 of the Agreement;
(m)    Corrective Work performed during any Warranty Period in respect of which Substantial Completion was achieved prior to termination;
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(n)    costs and expenses of any work outside the Scope of Work described in Exhibit A of the Agreement that was performed by Contractor prior to its having received an executed Change Order or authorization from Owner;
(o)    costs and expenses of performing that portion of the Work that Contractor knows to be a violation to any Laws or Permits;
(p)    Contractor’s repayment to Owner of amounts previously paid by Owner under this Agreement that were determined to be a Non-Reimbursable Cost;
(q)    costs and expenses incurred by Contractor in connection with Section 30.1.1 of the Agreement;
(r)    costs of attorney hours and expenses attendant to any dispute between Owner and Contractor/Guarantor arising under the Agreement or the Contractor Guarantee;
(s)    the amount of any arbitral award rendered in favor of Owner under Section 36.1.3 of the Agreement and the costs of such arbitration to the extent it is determined by the tribunal that Contractor should be responsible for such costs; it being understood that such amounts shall not be treated as a Non-Reimbursable Cost for the purposes of Section 21.1(e) of the Agreement;
(t)    Contractor’s capital or financing costs, including principal or interest on capital used for performance of the Work;
(u)    Amounts that Contractor is obligated to reimburse to Owner specified within the Agreement;
(v)    charitable contributions, unless approved in advance by Owner;
(w)    Contractor’s costs incurred to achieve the “make good” obligations under Section 15.3.4 of the Agreement, except as provided in Section 15.3.4 of the Agreement;
(x)    any cost or expense described in Section 1 that (1) is not auditable and verifiable by Contractor’s accounts and records or (2) was improperly incurred without Owner’s approval where required;
(y)    any cost or expense paid to a Subcontractor that was not due and owing to such Subcontractor in accordance with the express terms of the relevant Subcontract or this Agreement; and
(z)    per-occurrence costs or expenses exceeding one thousand Dollars ($1000) incurred by Contractor or any Subcontractor for dinners, lunches, social events or team building event, to the exent not approved by Owner.
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3.Contractor’s G&A

A multiplier of (i) [***] for all Direct Costs (other than Tax Costs) and (ii) [***] for all Tax Costs (each, a “G&A Multiplier”) will be applied across all such Direct Costs for G&A recovery. The applicable G&A Multiplier will recover the following applicable overhead costs:

a)    Home Office Executive Management
b)    Corporate Equipment Administration
c)    Marketing
d)    Corporate Accounting/Financial Reporting/Financial Analysis
e)    Corporate Risk Management Staff
f)    Human Resources (excluding Facility assigned Human Resources staff)
g)    Corporate Tax Staff (unless addressing Owner tax benefits)
h)    Corporate I/T Staff and I/T Infrastructure
i)    Corporate Treasury/Cash Management
j)    Internal Audit
k)    Corporate Training and Corporate Events
l)    Division and District Managers
m)    Corporate Legal Staff (non Facility-specific)
n)    Employee Benefit Administration
o)    Corporate offices and Corporate vehicles
p)    Corporate telecommunications and computer hardware
q)    Corporate Software and licenses

In no event shall the G&A Multiplier apply to any general and administrative expenses, fees or mark-up of a Contractor Affiliate.

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EXHIBIT B-2
[NOT USED]
[Omitted]

12

EXHIBIT B-3
COVER COSTS EXAMPLES
[Omitted]

13

EXHIBIT B-4
PAYMENT PROCEDURES
[Omitted]

14

EXHIBIT C
CONTRACTOR RATES
[Omitted]

15

EXHIBIT D
SCHEDULE MILESTONES
[Omitted]

16

EXHIBIT E
PROJECT SCHEDULE
[Omitted]

17

EXHIBIT F
CONTRACT FORMS
[Omitted]

18

EXHIBIT F-1
FORM OF CONTRACTOR CERTIFICATE FOR PARTIAL WAIVER OF LIENS
[Omitted]

19

EXHIBIT F-2
FORM OF SUBCONTRACTOR CERTIFICATE FOR PARTIAL WAIVER OF LIENS
[Omitted]

20

EXHIBIT F-3
FORM OF CONTRACTOR CERTIFICATE FOR FINAL WAIVER OF LIENS
[Omitted]

21

EXHIBIT F-4
FORM OF SUBCONTRACTOR CERTIFICATE FOR FINAL WAIVER OF LIENS
[Omitted]

22

EXHIBIT F-5
FORM OF CONSENT AND AGREEMENT
[Omitted]

23

EXHIBIT F-6
FORMS OF CONTRACTOR GUARANTEE
[Omitted]

24

EXHIBIT F-7
FORM OF REQUEST FOR PAYMENT
[Omitted]

25

EXHIBIT F-8
FORM OF LIMITED NOTICE TO PROCEED
[Omitted]

26

EXHIBIT F-9A
FORM OF PERFORMANCE BOND
[Omitted]

27

EXHIBIT F-9B
FORM OF PAYMENT BOND
[Omitted]

28

EXHIBIT F-10
FORM OF CHANGE ORDER
[Omitted]

29

EXHIBIT F-11
FORM OF LNG PRODUCTION SYSTEM MECHANICAL COMPLETION CERTIFICATE
[Omitted]

30

EXHIBIT F-12
FORM OF LNG PRODUCTION SYSTEM RFSU CERTIFICATE
[Omitted]

31

EXHIBIT F-13
FORM OF NOTICE TO PROCEED
[Omitted]

32

EXHIBIT F-14
FORM OF TITLE INSURANCE INDEMNITY UNDERTAKING
[Omitted]

33

EXHIBIT F-15
FORM OF PAYMENT STATUS AFFIDAVIT (CONTRACTOR)
[Omitted]

34

EXHIBIT F-16
FORM OF SUBCONTRACTOR’S PAYMENT STATUS AFFIDAVIT
[Omitted]

35

EXHIBIT F-17
[NOT USED]
[Omitted]

36

EXHIBIT F-18
FORM OF CERTIFICATE OF INCENTIVE PERFORMANCE MILESTONE ACHIEVEMENT
[Omitted]

37

EXHIBIT G
TRAINING REQUIREMENTS
[Omitted]

38

EXHIBIT H
SCHEDULE OF MAJOR VENDORS
[Omitted]

39

EXHIBIT I
PROGRESS REPORTING AND PROGRESS MEETINGS
[Omitted]

40

EXHIBIT J
DOCUMENT CONTROL AND INFORMATION MANAGEMENT
[Omitted]

41

EXHIBIT K
LIST OF CONTRACTOR’S KEY PERSONNEL
[Omitted]

42

EXHIBIT L
PERMITS, LICENSES AND GOVERNMENT APPROVALS
[Omitted]

43

EXHIBIT M
RELIED UPON INFORMATION
[Omitted]

44

EXHIBIT N
OWNER SUPPLIED INFORMATION
[Omitted]

45

EXHIBIT O
SCHEDULE OF MAJOR SUBCONTRACTORS
[Omitted]

46

EXHIBIT P
MECHANICAL COMPLETION, COMMISSIONING, START-UP AND SUBSTANTIAL COMPLETION
[Omitted]

47

EXHIBIT Q
OWNER PERSONNEL
[Omitted]

48

EXHIBIT R
DEMONSTRATION TESTS AND PERFORMANCE TESTS
[Omitted]

49

EXHIBIT S
LNG PRODUCTION SYSTEM HANDOVER PACKAGES
[Omitted]

50

EXHIBIT T
REQUIREMENTS FOR SIMULTANEOUS OPERATION
[Omitted]

51

EXHIBIT U
HEALTH, SAFETY, SECURITY AND ENVIRONMENT REQUIREMENTS
[Omitted]

52

EXHIBIT V
FIRST FILLS AND CATALYSTS
[Omitted]

53

EXHIBIT W
[RESERVED]
[NOT USED]

54

EXHIBIT X
[RESERVED]
[NOT USED]

55

EXHIBIT Y
COORDINATION PROCEDURE
[Omitted]

56

EXHIBIT Z
[RESERVED]
[NOT USED]

57

EXHIBIT AA
INCENTIVE PERFORMANCE MILESTONES, INCENTIVE LEVELS AND ELIGIBLE POSITIONS
[Omitted]

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